PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                EXHIBIT 10.18

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





                   UNIVERSAL STUDIOS CITYWALK HOLLYWOOD LEASE



                                     Between



                     UNIVERSAL STUDIOS CITYWALK HOLLYWOOD,
                      A Division of Universal Studios Inc.
                                   as Landlord



                                       And




                           Silicon Entertainment, Inc.
                            A California Corporation









                        Executed as of  July 20   , 1999
                                       ----------

                                TABLE OF CONTENTS



ARTICLE I:           FUNDAMENTAL LEASE PROVISIONS

Section 1.1          Landlord
Section 1.2          Tenant
Section 1.3          Premises
Section 1.4          Lease Term
Section 1.5          Rent Commencement Date
Section 1.6          Minimum Annual Rental
Section 1.7          Percentage Rent
Section 1.8          Gross Sales Breakpoint
Section 1.9          Gross Sales Threshold
Section 1.10         Annual Advertising Amount
Section 1.11         Marketing Fund Contribution
Section 1.12         Delivery Date/Condition of Premises
Section 1.13         Permitted Use of the Premises
Section 1.14         Security Deposit
Section 1.15         Construction Allowance
Section 1.16         Tenant's Broker
Section 1.17         Addresses for Notices
Section 1.18         INTENTIONALLY DELETED
Section 1.19         Additional Documents
Exhibit A-1          Site Plan of the Project
Exhibit A-2          Parking Areas
Exhibit B-1          Floor Plan of Tenant's Premises
Exhibit B-2          Approved Exterior Facade and Exterior Signage
EXHIBIT B-3          Approved Preliminary Design Plan for Interior Layout
Exhibit C            Provisions Relating to Construction of Tenant's Premises
Exhibit D            Statement of Gross Sales
Exhibit E            Intentionally Deleted
Exhibit F            Sample Letter of Estoppel
Exhibit G            Tenant's Initial Merchandise and Price List
Exhibit H            Stairway Modification

ARTICLE II:          PRIMARY LEASE PROVISIONS

Section 2.1          Use of the Premises
Section 2.2          Trade Name
Section 2.3          Operating Standards
Section 2.4          Sponsorships
Section 2.5          Principal's Involvement
Section 2.6          Radius Restriction
Section 2.7          Tenant's Exclusive
Section 2.8          Option to Extend
Section 2.9          Right to Relocate
Section 2.10         Deposit for Tenant's Work
Section 2.11         Intentionally Deleted
Section 2.12         Adjustment of Taxes
Section 2.13         Construction Allowance

ARTICLE III:         PREMISES

Section 3.1          Lease of Premises
Section 3.2          Definitions of "Floor Area" and "Tenant Areas"
Section 3.3          Certain Easements in Favor of Tenant
Section 3.4          Certain Easements in Favor of Landlord

ARTICLE IV:          TERM

Section 4.1          Duration of Lease Term
Section 4.2          Acceptance of the Premises
Section 4.3          Delays in Completion of Landlord's Work
Section 4.4          Tenants Early Use Or Possession
Section 4.5          Tenant's Delivery of Documents
Section 4.6          Surrender of the Premises
Section 4.7          Holding Over Without Consent
Section 4.8          Landlord's Right of Termination

ARTICLE V:           RENTAL

Section 5.1          Rent Commencement Date
Section 5.2          Minimum Annual Rental
Section 5.3          Percentage Rent
Section 5.4          Reporting of Gross Sales
Section 5.5          Additional Rent
Section 5.6          Late Payments
Section 5.7          No Set-Offs or Deductions
Section 5.8          Adjustment of Payments
Section 5.9          Audit Rights

ARTICLE VI:          DEFINITION OF "GROSS SALES"

ARTICLE VII:         UTILITIES

ARTICLE VIII:        COMMON AREA AND PARKING AREAS

Section 8.1          Definition of "Common Area"
Section 8.2          Use of Common Area
Section 8.3          Control of Common Area
Section 8.4          Security
Section 8.5          Rules and Regulations
Section 8.6          Parking
Section 8.7          Parking Charges

ARTICLE IX:          MARKETING AND ADVERTISING

Section 9.1          Tenant Advertising
Section 9.2          Marketing Fund

ARTICLE X:           POSSESSION AND USE

Section 10.1         Permitted Uses
Section 10.2         Duties and Prohibited Conduct
Section 10.3         Deliveries/Trash Removal

Section 10.4         Additional Costs
Section 10.5         Renovation

ARTICLE XI:          TENANANT'S CONDUCT OF BUSINESS

Section 11.1         Operating Covenants
Section 11.2         Operating Days and Hours
Section 11.3         Compliance with Laws

ARTICLE XII:         LIMITS ON SIGNS AND ADVERTISING

ARTICLE XIII:        PERSONAL PROPERTY; IMPROVEMENTS; CERTAIN TAXES

Section 13.1         Removal and Replacement
Section 13.2         Improvements
Section 13.3         Certain Taxes

ARTICLE XIV:         TENANT'S RIGHT TO MAKE IMPROVEMENTS

Section 14.1         Alterations
Section 14.2         Construction Requirements

ARTICLE XV:          MECHANIC'S LIENS

ARTICLE XVI:         REPAIRS AND MAINTENANCE

Section 16.1         Tenant's Obligations
Section 16.2         Landlord's Obligations
Section 16.3         Right to Enter
Section 16.4         Landlord's Liability

ARTICLE XVII:        INDEMNITY; INSURANCE

Section 17.1         Indemnity by Tenant
Section 17.2         Tenant's Insurance Obligation
Section 17.2.1       General Liability
Section 17.2.2       Workers Compensation
Section 17.2.3       Plate Glass
Section 17.2.4       Equipment
Section 17.2.5       Tenant's Improvements and Personal Property
Section 17.2.6       Business Interruption
Section 17.3         Form of Policies
Section 17.4         Blanket Insurance Policies
Section 17.5         Landlord's Insurance Obligation
Section 17.6         Mutual Waivers of Rights
Section 17.7         Insurance Use Restrictions

ARTICLE XVIII:       RECONSTRUCTION

Section 18.1         Insured Casualty
Section 18.1.1       Repair of Damage
Section 18.1.2       Damage Near End of Lease Term
Section 18.2         Uninsured Casualty
Section 18.3         Construction Provisions

Section 18.4         Release of Liability
section 18.5         Major Destruction

ARTICLE XIX:         OCCUPANCY TRANSACTIONS

Section 19.1         Restrictions
Section 19.2         Nullity
Section 19.3         Definitions
Section 19.3.1       "Occupancy Transaction"
Section 19.3.2       "Transferee"
Section 19.3.3       "Control"
Section 19.4         Landlord's Costs

ARTICLE XX:          BANKRUPTCY; INVOLUNTARY TRANSFERS

Section 20.1         Right of Termination
Section 20.1.1       Receivership
Section 20.1.2       Attachment
Section 20.1.3       Bulk Sale
Section 20.1.4       Multiple Locations
Section 20.1.5       Guarantor
Section 20.2         Request for Information
section 20.3         Assignment by DIP or Trustee

ARTICLE XXI:         SECURITY DEPOSIT

Section 21.1         Payment
Section 21.2         Application

Section 21.3         Transfer of Landlord's Interest

ARTICLE XXII:        DEFAULTS BY TENANT; REMEDIES

Section 22.1         Event of Default
Section 22.1.1       Failure to Pay Rent
Section 22.1.2       Breach of Operating Covenants
Section 22.1.3       Other Curable Defaults
Section 22.2         Notices
Section 22.2.1       Failure to Pay Rent
Section 22.2.2       Breach of Operating Covenants
Section 22.2.3       Other Curable Defaults
Section 22.3         Non-Curable Defaults
Section 22.4         Landlord's Rights and Remedies
Section 22.4.1       Termination of Lease
Section 22.4.2       Reentry of the Premises
Section 22.4.3       Termination after Reentry
Section 22.4.4       Continued Enforcement of Lease
Section 22.5         Landlord's Damages
Section 22.5.1       Delinquent Rent
Section 22.5.2       Rent After Termination Until Judgment
Section 22.5.3       Rent After Judgment
Section 22.5.4       Other Compensation
Section 22.5.5       Additional or Alternative Documents
Section 22.5.6       Calculation of Damages
Section 22.6         Merchandise and Personal Property

Section 22.7         Self-Help Cure Rights
Section 22.8         No Waiver
Section 22.9         Waiver of Notice

ARTICLE XXIII:       DEFAULTS BY LANDLORD; REMEDIES

ARTICLE XXIV:        EMINENT DOMAIN

ARTICLE XXV:         SALE OR MORTGAGE BY LANDLORD

ARTICLE XXVI:        SUBORDINATION; ATTORNMENT; ESTOPPEL

Section 26.1         Subordination
Section 26.2         Attornment
Section 26.3         Estoppel Certificate

ARTICLE XXVII:       TITLE TO PREMISES

ARTICLE XXVIII:      QUIET ENJOYMENT

ARTICLE XXIX:        NOTICES AND CONSENTS

ARTICLE XXX:         MISCELLANEOUS

Section 30.1         Lease Rate
Section 30.2         Financing Costs
Section 30.3         Waiver or Consent Limitation
Section 30.4         Force Majeure
Section 30.5         Avoidance of Labor Disputes
Section 30.6         Landlord Calculations, Determinations and Requirements
Section 30.7         Failure to Give Consent
Section 30.8         Reasonableness
Section 30.9         Relationship of the Parties
Section 30.10        Severability; Construction of Provisions
Section 30.11        Warranty of Authority
Section 30.12        Entire Agreement; Construction
Section 30.13        Time of Essence
Section 30.14        Joint and Several Liability
Section 30.15        Successors and Assigns
Section 30.16        Right to Lease
Section 30.17        Landlord's Right to Engage in Other Activities
Section 30.18        Landlord's Access
Section 30.19        Attorneys' Fees
Section 30.20        Brokers
Section 30.21        Recordation
Section 30.22        Nonbinding

                   Universal Studios CityWalk Hollywood Lease

         This Lease is executed as of July 20, 1999 (the "Effective Date"). In consideration of the rents and covenants hereinafter set forth, Landlord (identified in Section 1.1) hereby leases to Tenant (identified in Section 1.2) and Tenant hereby leases from Landlord, the Premises upon the terms and conditions hereinafter set forth.

CONDITION PRECEDENT:

         THE VALIDITY OF THIS LEASE IS CONDITIONED ON THE APPROVAL BY THE MUSICLAND GROUP, INC. (d/b/a SAM GOODY) ("MUSICLAND") ON OR BEFORE JULY 31, 1999 OF LANDLORD'S PRELIMINARY PLANS AND SPECIFICATIONS FOR LANDLORD'S WORK WITH RESPECT TO THE LOCATION OF THE DEMISING WALL BETWEEN THE PREMISES AND THE SPACE OCCUPIED BY MUSICLAND IMMEDIATELY ADJACENT TO THE PREMISES; PROVIDED, HOWEVER, LANDLORD REPRESENTS AND WARRANTS THAT MUSICLAND WILL NOT HAVE ANY APPROVAL RIGHTS OVER, AND THE VALIDITY OF THIS LEASE IS IN NO WAY CONDITIONED UPON MUSICLAND'S APPROVAL OVER, TENANT OR TENANT'S DESIGN PLANS AND SPECIFICATIONS FOR THE PREMISES, EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH. LANDLORD SHALL DELIVER WRITTEN NOTICE TO TENANT PROMPTLY AFTER OBTAINING THE MUSICLAND GROUP'S APPROVAL OF THE FOREGOING. LANDLORD'S FAILURE TO DELIVER TO TENANT WRITTEN NOTICE OF MUSICLAND'S DISAPPROVAL OF THE FOREGOING ON OR BEFORE JULY 31, 1999 SHALL BE DEEMED LANDLORD'S ACKNOWLEDGEMENT AND REPRESENTATION THAT THE AFORESAID CONDITION PRECEDENT HAS BEEN SATISFIED.

INITIAL TENANT OBLIGATIONS:

         THIS PARAGRAPH SHALL SUPERSEDE ANYTHING TO THE CONTRARY CONTAINED IN EXHIBIT C ATTACHED HERETO. TENANT HAS SUBMITTED, AND LANDLORD HAS APPROVED IN ITS SOLE AND ABSOLUTE DISCRETION TENANT'S PRELIMINARY DESIGN PLANS FOR THE EXTERIOR FACADE AND EXTERIOR SIGNAGE FOR THE PREMISES (WHICH DESIGNS ARE ATTACHED HERETO AS EXHIBIT B-2), AND DOCUMENTS DETAILING TENANT'S CONCEPT. THE FINAL DESIGN PLANS FOR THE EXTERIOR FACADE AND EXTERIOR SIGNAGE FOR THE PREMISES SHALL BE SUBSTANTIALLY THE SAME AS EXHIBIT B-2. IF TENANT DESIRES TO MAKE ANY CHANGES TO THE EXTERIOR FACADE AND/OR THE EXTERIOR SIGNAGE PRELIMINARY DESIGN PLANS ATTACHED HERETO AS EXHIBIT B-2, SUCH CHANGES SHALL BE SUBMITTED TO LANDLORD FOR APPROVAL BY LANDLORD WHICH APPROVAL SHALL BE IN LANDLORD'S REASONABLE DISCRETION IF SUCH CHANGES ARE GENERALLY CONSISTENT WITH THE PREVIOUSLY-APPROVED PRELIMINARY DESIGN PLANS OF TENANT, AND IN LANDLORD'S SOLE DISCRETION IF SUCH CHANGES ARE NOT GENERALLY CONSISTENT WITH THE PREVIOUSLY-APPROVED PRELIMINARY DESIGN PLANS OF TENANT. IN DETERMINING WHETHER TO APPROVE TENANT'S EXTERIOR SIGNAGE, LANDLORD WILL CONSIDER WHETHER THE SAME IS CONSISTENT WITH THE ARCHITECTURAL AND AESTHETIC STANDARDS PREVAILING WITHIN THE PROJECT (AS DEFINED IN SECTION 1.19) AND WITH THE OVERALL CITYWALK 2000 EXPANSION PLAN AND SCHEME. TENANT ACKNOWLEDGES THAT, DUE TO THE UNIQUE ENTERTAINMENT CHARACTER OF CITYWALK, THERE ARE SPECIFIC EXPECTATIONS IN PLACE FOR EXTERIOR SIGNAGE. IN MAKING ANY CHANGES TO THE PREVIOUSLY-APPROVED EXTERIOR SIGNAGE, TENANT WILL TAKE INTO ACCOUNT LANDLORD'S DESIRE THAT THE CONCEPT AND DESIGN OF TENANT'S EXTERIOR SIGNAGE SHOULD EXHIBIT A HIGH LEVEL OF CREATIVITY AND SHOULD BE OF SUFFICIENT SIZE WITH A "FLAIR FOR THE DRAMATIC," SUCH THAT IT CAUSES IMMEDIATE BRAND RECOGNITION AND ENTICES PATRONS INTO TENANT'S SPACE. FURTHERMORE, TENANT'S SIGN DESIGNER AND SIGN FABRICATOR MUST BE PRE-APPROVED BY LANDLORD IN LANDLORD'S REASONABLE DISCRETION. TENANT HAS SUBMITTED AND LANDLORD HAS APPROVED TENANT'S PRELIMINARY DESIGN PLANS FOR THE INTERIOR LAYOUT OF THE PREMISES (WHICH DESIGNS ARE ATTACHED HERETO AS EXHIBIT B-3). IF TENANT DESIRES TO MAKE ANY CHANGES TO THE INTERIOR LAYOUT PRELIMINARY DESIGN PLANS PREVIOUSLY APPROVED BY LANDLORD, SUCH CHANGES SHALL BE SUBMITTED TO LANDLORD FOR APPROVAL IN LANDLORD'S REASONABLE DISCRETION; PROVIDED, HOWEVER, LANDLORD SHALL HAVE APPROVAL RIGHTS IN LANDLORD'S SOLE DISCRETION OVER SUCH

ASPECTS OF THE INTERIOR LAYOUT OF THE PREMISES THAT AFFECT THE STRUCTURAL INTEGRITY OF THE PREMISES AND/OR THE PROJECT. TENANT SHALL SUBMIT TENANT'S FINAL DESIGN PLANS FOR THE EXTERIOR FACADE, EXTERIOR SIGNAGE, AND INTERIOR LAYOUT OF THE PREMISES IN ACCORDANCE WITH SECTION III.E OF EXHIBIT C ATTACHED HERETO. LANDLORD'S APPROVAL OF ALL DESIGN PLANS SUBMITTED TO LANDLORD BY TENANT (WHETHER FOR THE FIRST TIME OR AS A RESULT OF ANY MODIFICATION THERETO) SHALL BE GRANTED OR DENIED (AND IF DENIED, SUCH DENIAL SHALL BE ACCOMPANIED BY SPECIFIC, DETAILED AND WRITTEN REASONS THEREFOR WITH ALTERNATIVE RECOMMENDATIONS BY LANDLORD) WITHIN FIFTEEN (15) DAYS AFTER LANDLORD'S RECEIPT OF THE PLANS SUBMITTED BY TENANT. IF LANDLORD DOES NOT NOTIFY TENANT OF ITS DENIAL OR APPROVAL OF TENANT'S PLANS ON OR BEFORE THE EXPIRATION OF SUCH FIFTEEN (15) DAY PERIOD AND THEREAFTER, WITHIN FIVE (5) DAYS AFTER TENANT PROVIDES WRITTEN NOTICE TO LANDLORD THAT FAILURE OF LANDLORD TO TIMELY NOTIFY TENANT OF ITS DENIAL OR APPROVAL SHALL BE DOOMED LANDLORD'S APPROVAL THEREOF, THEN LANDLORD'S FAILURE TO TIMELY NOTIFY TENANT OF ITS DENIAL OR APPROVAL WITHIN SAID FIVE (5) DAY PERIOD SHALL BE DEEMED LANDLORD'S APPROVAL THEREOF. In REVIEWING TENANT'S SIGNAGE AND OTHER PLANS FOR THE PREMISES, LANDLORD SHALL TAKE INTO ACCOUNT AND ACKNOWLEDGE THAT TENANT IS A PARTY TO A LICENSE AGREEMENT WITH NASCAR AND THAT TENANT'S USE AND DISPLAY OF THE TRADE NAME AND THE LOGO AND TRADEMARKS ASSOCIATED THEREWITH IS SUBJECT TO NASCAR'S CONSENT AS SET FORTH IN SUCH LICENSE AGREEMENT.

ARTICLE I. LEASE TERMS

         The following terms, wherever initially capitalized in this Lease, shall have the meanings set forth in this Article I:

1.1 Landlord: UNIVERSAL STUDIOS CITYWALK HOLLYWOOD, a division of Universal Studios, Inc.

1.2      Tenant: Silicon Entertainment, Inc., a California corporation.

         Tenant's Trade Name: NASCAR Silicon Motor Speedway (subject to Section 2.2).

1.3 Premises: That certain space having approximately 5,000 SQUARE FEET of Floor Area ("Tenant's Floor Area") labeled SPACE Unit #120, as more particularly shown in Exhibit B-1, (a portion of the first floor of the former Sam Goody Records Space). Tenant's Floor Area shall be re-measured in accordance with Section 3.2 below. Tenant's Floor Area shall not include any mezzanine or catwalk floor area.

1.4 Lease Term: Five (5) years commencing on the Rent Commencement Date ("Initial Term") plus one (1) five (5) year option period ("Option Term") on the same terms and conditions except rent related terms (the term "Lease Term" shall be used refer to the entire term of this Lease, including the Option Term, if Tenant's option to extend the term of this Lease is exercised).

1.5 Rent Commencement Date: Tenant shall not be obligated to commence the payment of any rent under this Lease until the earlier of (a) ninety
         (90) days following the date that Landlord delivers the Premises to Tenant pursuant to Section 1.12 below, or (b) the date Tenant opens for business to the public in the Premises If the Rent Commencement Date is other than the first day of the month, then the first day of the calendar month immediately following the actual Rent Commencement Date shall be used for the purposes of calculating anniversaries of the Rent Commencement Date.

                  Tenant shall use commercially reasonable efforts to open for business within 10 weeks after Landlord delivers the Premises to Tenant; provided, however, Landlord shall not be entitled to declare Tenant to be in default under this Lease for failure to open for


*** Confidential treatment requested.

         business in the Premises until such date that is one hundred thirty-five (135) days after the date that Landlord delivers the Premises to Tenant as required under this Lease. Furthermore, Tenant shall be obligated to commence the payment of rent under this Lease as of the Rent Commencement Date whether or not Tenant has opened for business on or before 135 days following the date that Landlord delivers the Premises to Tenant. Notwithstanding the foregoing, each of the aforesaid periods (i.e., the Rent Commencement Date and the date after which Tenant shall be in default if it has not opened the Premises for business) shall be tolled by the number of days of delay in Tenant's opening for business resulting from events of Force Majeure (as defined in Section 30.4 below) and/or delays caused by Landlord.

1.6 Minimum Annual Rental: [***] per year. The Minimum Annual Rental stated in this Section is based upon an "all in" rent of [***] per square foot of Floor Area and an initial estimated Floor Area of 5,000 square feet. Said rental amount is based upon a starting annual rental of [***] per square foot plus [***] per square foot for all other charges including, without limitation, Tenant's share of Operating Costs, CAM and Taxes (including all real property taxes assessed against the Project and the Premises, subject to Section 2.12), marketing and advertising contributions, and insurance costs; provided, however that the foregoing shall exclude real and personal property taxes, if any, levied upon Tenant's improvements (including, without limitation, Tenant's FF&E and Tenant's contents and liability insurance, both of which shall be paid separately by Tenant). Upon the determination of the final Floor Area of the Premises pursuant to Section 3.2, the amount stated in this Section shall be adjusted to equal the amount of [***] per square foot multiplied by that final Floor Area.

                  On each anniversary of the Rent Commencement Date, the "all in" Minimum Annual Rental shall be increased by the percentage increase in the Index, as defined in Section 5.8 and as provided in Section 5.2 (such increase not to exceed 3%) over the Index for the prior year, provided, however, that upon the commencement of the [***] anniversary of the Rent Commencement Date, the Minimum Annual Rental (as adjusted by the Index in prior years) shall be increased to the greater of (i) [***] of the rent on the Rent Commencement Date, or (ii) the rent for the prior year adjusted by the percentage increase in the Index (not to exceed [***]).

1.7 Percentage Rental: [***] of Gross Sales in excess of the Gross Sales Breakpoint. Percentage Rental is defined in Section 5.3.

1.8 Gross Sales Breakpoint: [***] based on [***] per square foot per year. The amount stated in this Section is based on [***] per square foot of Floor Area, and the initial stated Floor Area of 5,000 square feet. Upon the determination of the final Floor Area of the Premises pursuant to Section 3.2, the amount stated in this Section shall be adjusted to equal the amount of [***] per square foot multiplied by that final Floor Area.

                  On each anniversary of the Rent Commencement Date, the Gross Sales Breakpoint shall be increased by the percentage increase in the Index, as defined in Section 5.8 and as provided in Section 5.3 (such increase not to exceed [***]) over the Index for the prior year, provided, however, upon the commencement of the fifth anniversary of the Rent Commencement Date the Gross Sales Breakpoint (as adjusted by the Index in prior years) shall be increased to the greater of (i) [***] of the Gross Sales Breakpoint on the Rent Commencement Date, or
         (ii) the Gross Sales Breakpoint for the prior year adjusted by the percentage increase in the Index (not to exceed [***]).

*** Confidential treatment requested.

00000

1.9 Gross Sales Threshold: [***], based on [***] per square foot per year. The amount stated in this Section is based on [***] per square foot of Floor Area, and the initial stated Floor Area of 5,000 square feet. Upon the determination of the final Floor Area of the Premises pursuant to Section 3.2, the amount stated in this Section shall be adjusted to equal the amount of [***] per square foot multiplied by that final Floor Area.

                  On each anniversary of the Rent Commencement Date, the Gross Sales Threshold shall be increased by the percentage increase in the Index, as defined in Section 5.8 and as provided in Section 4.8 (such increase not to exceed [***]) over the Index for the prior year; provided, however, upon the commencement of the fifth anniversary of the Rent Commencement Date the Gross Sales Threshold (as adjusted by the Index in prior years) shall be increased to the greater of (i) [***] of the Gross Sales Threshold on the Rent Commencement Date, or
         (ii) the Gross Sales Threshold for the prior year adjusted by the percentage increase in the Index (not to exceed [***]).

1.10     Annual Advertising Amount: INTENTIONALLY DELETED.

1.11     Marketing Fund Contribution: INTENTIONALLY DELETED.

1.12 Delivery Date/Condition of Premises: Subject to Section 1.5 above, Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant on or before August 31, 1999 subject to delays caused by events of Force Majeure. Landlord shall deliver the Premises to Tenant after completion of Landlord's Work, as described in Exhibit C and Tenant shall complete Tenant's Work within 90 days after the date of delivery of the Premises to Tenant with all of Landlord's Work completed as required hereunder. Notwithstanding anything to the contrary contained in this Lease, (y) if Landlord has not delivered the Premises to Tenant with all of Landlord's Work completed as required hereunder on or before September 30, 1999 (other than directly due to and only to the extent caused by an act or omission of Tenant), then Tenant shall not be required to commence Tenant's Work until November 3, 1999 (provided Landlord has delivered the Premises to Tenant prior to November 3, 1999 and provided further if Landlord delivers the Premises to Tenant between September 22, 1999 and November 3, 1999, for purposes of determining the Rent Commencement Date under Section 1.5 above, the delivery date shall be deemed to be the earlier of the date Tenant commences Tenant's Work or November 3, 1999), and (z) if Landlord has not delivered the Premises to Tenant with all of Landlord's Work completed as required hereunder on or before September 22, 2000 (subject to Force Majeure and not due to an act or omission of Tenant), Tenant shall have the right to terminate this Lease by written notice to Landlord delivered on or before November 22, 2000 and Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses not to exceed [***].

                  Tenant shall receive in "rough shell" condition, as more fully described in the attached Exhibit C - Provisions Relating to Construction of Tenant's Premises -Landlord's Work. In addition to Exhibit C, Landlord, at its cost and expense, shall (i) deliver the space in broom clean condition, (ii) deliver the space in compliance with legal, code and zoning requirements exclusive of any such requirements relating to Tenant's Work including, but not limited to, building or occupancy permits, (iii) deliver the utility systems to the Premises as specified in Exhibit C in good working order, (iv) deliver the rough shell building in good condition and repair, free of any asbestos, (v) remove the existing mezzanine, catwalks (and the supporting structures therefor) from the Premises, and (vi) modify the existing exit stairway as provided in the attached Exhibit H, provided that Tenant's Construction Allowance shall be reduced by the actual cost of the stairway

*** Confidential treatment requested.

         modification in an amount not to exceed [***]. In addition to Exhibit C and the foregoing, other specifications regarding the rough shell condition are as follows:

                  - Electric Service - Landlord shall provide and install conduit from Landlord's electrical room stubbed to the Premises at location specified by Tenant. Service is separately metered. Meter and hook-up is at Tenant's expense, subject to the last sentence of this Section 1.12. Amperage requirements in excess of Exhibit C (per Section I.E.1) is at Tenant's expense.

                  - Floor structure - which can handle +l/-0.5G force at l50 lbs./square foot.

                  - 17 feet 6 inches of interior height - excluding building service lines (i.e. sprinklers, electrical conduits, roof drains, HVAC, etc.

                  - No finished ceiling requirements, subject to a minimum aesthetic standard reasonably approved by Landlord.

                  -        Telephone conduit stubbed to space.

                  - Domestic (cold) water only brought to space. Tenant supplies water heater.

                  - Interior walls and curtain walls within the Premises are per Exhibit C. Interior studs are at demising wall locations only.

                  - Doors and vestibules to service corridor and service courts. Door hardware supplied by Tenant.

                  -        Sprinkler system per Exhibit C.

                  - Sanitary lines stubbed under or to rear of the Premises.

                  -        Smoke Evacuation System is not required.

Tenant shall be allowed to keep its front doors open during business hours. Tenant shall have the right, at Tenant's expense, to install and maintain on the building's roof one satellite dish for Tenant's communications and data transmission network, subject to Landlord's reasonable approval of the size, location, manner of installation, necessary screening, and aesthetic appearance of the satellite dish. Tenant shall supply at Tenant's expense its own rooftop 35 ton A/C unit subject to Landlord's reasonable approval of the location, manner of installation, necessary screening and aesthetic appearance of the A/C unit. Notwithstanding anything to the contrary contained in this Lease and subject to the last two sentences of the second paragraph of Section 11.3, Landlord hereby represents and warrants to Tenant that Landlord has obtained a conditional use permit (or its equivalent) and all other zoning and other discretionary permits and approvals (i.e., all consents and approvals, other than a building permit (the "Building Permit")) conditioned only upon the submission of plans and specifications which comply with applicable building codes and the payment of statutory building permit fees necessary to permit the construction of the Premises and all improvements to be constructed therein or as a part thereof by Landlord and Tenant as contemplated in this Lease (collectively, the "Discretionary Approvals") and the use of the Premises by Tenant as permitted under this Lease. Landlord acknowledges that it is the intent of this Lease that Tenant shall not be obligated to pay and Landlord shall be responsible for any mitigation, discretionary, or impact fees.

1.13 Permitted Use of the Premises: Only for the operation of an automobile racing ride simulators, as more fully described below in Section 2.1.

1.14 Security Deposit: [***] months rent based on 5,000 square feet of Floor Area. The amount of the Security Deposit is equal to [***] month's installments of the Minimum Annual

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         Rental as initially stated in Section 1.6. In the event Minimum Annual
         Rental is adjusted upon measurement of the Premises in accordance with
         Section 3.2 below, then the amount of the Security Deposit shall be adjusted to equal two (2) month's installments of such adjusted Minimum Annual Rental.

1.15 Construction Allowance: [***] based on [***] per square foot. Construction Allowance to be disbursed as per Section 2.13 (subject to Section 1.12 which provides for a reduction to the Construction Allowance for the stairway modification not to exceed [***]. The amount stated in this Section is based on [***] per square foot of Floor Area, and the initial stated Floor Area of 5,000 square feet. Upon the determination of the final Floor Area of the Premises pursuant to
         Section 3.2, the amount stated in this Section shall be adjusted to equal the amount of [***] per square foot multiplied by that final Floor Area.

1.16 Tenant's Broker: Russell J. Friend, vice-president of Blatteis Realty Co. Tenant agrees that it has selected, retained and hired Tenant's Broker and that Landlord will not be responsible in any way for any fees or commissions to Tenant's Broker associated with any services or work which have or will be provided in connection with this Lease or negotiation of this Lease. In addition, there is no fiduciary or other relationship between Landlord and Tenant's Broker.

1.17     Addresses for Notices:

                  To Landlord:        UNIVERSAL STUDIOS CITYWALK HOLLYWOOD,
                                      a Division of Universal Studios, Inc.
                                      100 Universal City Plaza, Bldg. SC 79;
                                      Sixth Floor Universal City, CA 91608
                                      Attention: Senior Vice President,
                                      General Manager

                  copy to:            Universal CityWalk Legal Affairs
                                      100 Universal City Plaza, Bldg. SC 79;
                                      Sixth Floor Universal City, CA 91608
                                      Attention: Director,
                                      Business & Legal Affairs

                  To Tenant:          Silicon Entertainment
                                      210 Hacienda Avenue
                                      Campbell, CA 95008
                                      Attention: President

                  copy to:            Tenant at the address of the Premises
                                      See Article XXIX

1.18     Intentionally Deleted.

1.19 Additional Documents: The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto and all additional documents specified in Section 1.19, are made a part of this Lease:

                  EXHIBIT A-1 - Site Plan of Universal CityWalk Phase II development, a retail entertainment center being developed by Landlord adjacent to the currently existing CityWalk Phase I development (hereinafter Phase I & II and all future additions to Universal CityWalk Phase I and Phase II are collectively referred to as the "Project") and the Common Area associated with the Project. Landlord shall have the right at any time to expand, reduce, remove, demolish, renovate or

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construct any existing or new improvements at the Project and/or the Common
Area.

EXHIBIT A-2      Parking Areas
EXHIBIT B-1      Floor Plan of Tenant's Premises.
EXHIBIT B-2      Approved Exterior Facade and Exterior Signage
EXHIBIT B-3      Approved Preliminary Design Plan for Interior Layout
EXHIBIT C        Provisions Relating to Construction of Tenant's Premises
EXHIBIT D        Statement of Gross Sales
EXHIBIT E        Intentionally Deleted
EXHIBIT F        Sample Letter of Estoppel
EXHIBIT G        Tenant's Initial Merchandise and Price List
EXHIBIT H        Stairway Modification











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

ARTICLE II.  PRIMARY LEASE PROVISIONS.

         The provisions of this Article shall serve to modify and to amend the hereinafter specified provisions of, and otherwise to supplement, the Lease, as follows, and shall supersede any contrary provisions contained in the balance of the Lease:

         2.1 Use of the Premises: Tenant covenants and agrees that, except as otherwise specifically permitted in this Lease, it shall continuously use and occupy the Premises solely and exclusively for the purposes and uses described in this Section 2.1 and for no other purpose whatsoever ("Permitted Use"). Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to continuously operate from the Premises during such periods in which (i) Tenant is carrying on remodeling activities (but in no event for more than thirty (30) days in any lease year and no more than twice in any five
(5) year period), (ii) Tenant is unable to operate as a direct result of a Force Majeure event to the Premises or the Project or as a result of any other condition at the Premises or the Project that would expose Tenant's employees, agents or invitees to an unreasonably high risk of physical injury or property damage, and/or (iii) Tenant's use and occupancy of the Premises is prohibited by any law, ordinance, order or other act of any judicial governmental or quasi-governmental authority.

         The Premises shall be used for the installation and operation of automobile racing car ride simulators for guests with each ride separately priced and no general admission price to the facility (other than group sales and leagues). Tenant shall also be permitted to use the Premises for the incidental sale of merchandise (excluding all food and beverage unless catered for a group sales activity) related to motor sports (including NASCAR videos, pictures, CD-ROMs, DVD's and other media and other such audio/visual items featuring NASCAR racing, not to exceed 2% of Tenant's total floor area, excluding videos of actual customer races recorded from the automobile racing car ride simulators at the Premises which shall not be subject to the 2% limitation) and/or related to NASCAR with the logo of NASCAR or NASCAR Silicon Motor Speedway or such Trade Name as Tenant may operate under from time-to-time in accordance with Section 2.2 below. Tenant, its employees and agents shall have the right to enter the Premises 24 hours a day, 7 days a week, 52 weeks per year, at all times. Tenant shall stay open consistent with the operating hours of the Project as per the Project Rules and Regulations (which shall be applied in a non-discriminatory manner); provided, further, Tenant may elect to stay open beyond these hours and can open as early as 8:00 am and close as late as 2:00 am each day of the week. Notwithstanding the foregoing, Tenant shall not be obligated to open for business during any such hours or on any such day as less than fifty (50%) of the other tenants of the Project are open for business.

         Tenant shall be allowed to conduct group sales at which time all or a portion of the store will be temporarily closed to the public with the group sales activity occurring in the closed portion of the Premises. Tenant shall use reasonable efforts to limit group sales activity such that there are no more than two group sales events per week, the events last no longer than 3 hours per event, and the events do not occur during peak operating hours unless approved by Landlord in its reasonable discretion. Conditioned on Tenant obtaining at Tenant's expense any required licenses or permits relating to the sale of alcoholic beverages, alcoholic beverages and other food may be served during group sales provided that the alcoholic beverages and other food are available only to group sales patrons and not to any other patrons in the Premises and only when the Premises is temporarily closed to the public for a group sales event.

         Any change in Tenant's Permitted Use within the Premises (i.e., installation and operation of automobile racing car ride simulators for guests) shall be subject to Landlord's approval to assure that Tenant maintains (a) a quality level consistent and compatible with the overall image of the Protect and Universal City, and (b) a product offering not unreasonably duplicative of that



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

offered by other existing or future tenants. Subject to Tenant's permitted use of the Premises as set forth above, Tenant shall not use or permit or suffer the use of the Premises in any manner inconsistent with this Paragraph or not in keeping with the character and dignity of the Project and Universal City. Landlord hereby represents and warrants to Tenant that to the best of Landlord's knowledge Tenant's use of the Premises as contemplated herein does not violate any exclusivity clause or other agreement between Landlord and any other tenant of the Project. Landlord will indemnify Tenant for any claim by another tenant of the Project arising out of Tenant's Use as described in Section 2.1 which violates the tenant's exclusivity clause or other agreement between that tenant and Landlord.

         Except with respect to those items of merchandise specifically permitted as part of Tenant's Permitted Use of the Premises and/or set forth in the attached Exhibit G ("Tenant's Initial Merchandise and Price List"), merchandise lines offered or used by Tenant within or from the Premises shall be subject to Landlord's prior written reasonable approval, to assure: (i) a quality level consistent and compatible with the overall image of the Project and future tenants of the Project and Universal Studios Hollywood, and (ii) a product offering not unreasonably duplicative of that offered by other existing or future tenants of the Project; provided, however, Landlord and Tenant agree that no "NASCAR" branded merchandise consistent with the Permitted Use and/or set forth in Exhibit G shall be determined to be duplicative of that offered by other existing or future tenants of the Project. Without limiting the foregoing (e.g., subject to Tenant's express right above to sell NASCAR videos, pictures, CD-ROMs, DVD's and other media and other such audio/visual items featuring NASCAR racing set forth above), Tenant shall not, without Landlord's prior express written approval, sell or offer for sale any film of any nature, disposal cameras, photographic or movie cameras, or any other related film products. Tenant expressly acknowledges and agrees that nothing contained herein shall permit or be deemed to permit without the express prior written approval of Landlord, which approval may be withheld at Landlord's sole and absolute discretion, the sale or display of any merchandise licensed by or affiliated with any "theme parks and related facilities" as defined herein (either alone or in conjunction with or as part of any other word or name), including without limitation any merchandise which uses or contains any of the characters or designs associated with any theme parks and related facilities. For the purpose of this Lease, the term "merchandise licensed by or affiliated with any theme parks" shall include all licensed products issued by such theme park or any of its affiliates or parent companies. (For example, any licensed product sold by The Wait Disney Company shall be deemed to be a product that is affiliated with Disney World, EPCOT, and/or MGM Studios, as the case may be). Tenant expressly acknowledges and agrees that Tenant shall have no right to sell or display any merchandise licensed by or affiliated with "UNIVERSAL," "UNIVERSAL STUDIOS," "UNIVERSAL STUDIOS HOLLYWOOD," "UNIVERSAL STUDIOS CITYWALK HOLLYWOOD" or "CITYWALK" (either alone or in conjunction with or as a part of any other word or name), including without limitation any merchandise which uses or contains any of the fanciful characters or designs of Universal or any of its related, affiliated or subsidiary companies or entities without Landlord's consent which Landlord may grant or withhold in Landlord's sole and absolute discretion.

         The Permitted Use has been approved by Landlord in accordance with certain considerations of tenant mix and product balance developed by Landlord for the Project, taking into account the rights of other tenants within the Project. The foregoing provisions of this Section form a material part of the consideration for Landlord's willingness to enter into this Lease. Accordingly, in the event Tenant or any of its agents or employees fails to comply with the provisions of this Section 2.1, then Tenant shall, without affecting or limiting any of the rights and remedies otherwise available to Landlord pursuant to this Lease, indemnify and save and hold Landlord harmless from and against all claims, costs, expenses, actions, liabilities, suits, proceedings and losses of whatever nature including all attorney's fees, arising from such failure to comply with the provisions of this Section. The foregoing indemnification shall survive the termination of this Lease. In addition, at Landlord's option, Tenant's failure to comply with this Section 4.1 shall constitute an Event of Default.

         2.2 Trade Name: Tenant represents and warrants that as of the date hereof, Tenant has an agreement with NASCAR that permits Tenant to use the word NASCAR in Tenant's Trade Name until August 12, 2001. Furthermore, Tenant covenants that on or before June 30, 1999, Tenant will enter into an extension agreement with NASCAR extending said date until December 31, 2004. Except to the extent in Tenant's reasonable business judgment it is cost prohibitive or to the extent in Tenant's reasonable business judgment, the NASCAR brand no longer brings sufficient value to the business to justify paying a license fee, Tenant shall use commercially reasonable efforts to further extend its rights to use the word NASCAR in its Trade Name for the remainder of the Lease Term.

Throughout the Lease Term Tenant shall operate the Premises solely under the trade name NASCAR Silicon Motor Speedway, conditioned on Tenant executing an extension agreement (or agreements) with NASCAR, which will grant to Tenant the right to use the trade name NASCAR in connection with the operation of the Premises. If Tenant extends said agreement beyond August 12, 2001, Tenant shall continue to operate only under the Trade Name or under another trade name using the name "NASCAR". If Tenant does not extend said agreement during any part of the Lease Term and as a result Tenant removes the word NASCAR from its Trade Name, Tenant shall operate the Premises under the same trade name as all or substantially all of the other stores previously operated by Tenant under the name "NASCAR Silicon Motor Speedway". Any change of Tenant's Trade Name is subject to Landlord's approval, except in the case where Tenant changes the name of substantially all of its stores, in which case, Landlord's approval shall be limited to whether in Landlord's reasonable judgment the new Trade Name is offensive or if it conflicts or competes with any assets or operations of the Project, Universal Studios, Inc. or any affiliates thereof. In the event during the Lease Term Tenant loses the right to use "NASCAR" in their trade name and the percentage change in Tenant's Gross Sales per square foot during the consecutive 12 month period immediately following the name change is more than [***] less than the percentage change in the Gross Sales per square foot for the Project for the same 12 month period, then, as of the date of the name change (and provided there has been a decrease in Tenant's Gross Sales per square foot, Tenant's Annual Gross Sales Breakpoint shall be reduced to a level which yields the same Percentage Rental computed for the 12 month period prior to the name change. If Tenant was not liable for Percentage Rental during said 12 month period prior to the name change, then there shall be no adjustment to Tenant's Annual Gross Sales Breakpoint. By way of example, if Tenant's Gross Sales per square foot decreased by [***] for the 12 month period after the name change, and the Project's Gross Sales per square foot increased by [***] for the same 12 month period, then the percentage change in Tenant's sales per square foot is [***] less than the percentage change in the Project's Gross Sales per square foot, which exceeds the [***] threshold for adjusting Tenant's Annual Gross Sales Breakpoint, and the Annual Gross Sales Breakpoint would be reduced to equate the Percentage Rental for the 12 months following the name change to the 12 months preceding the name change. Notwithstanding the foregoing, if, during any consecutive 12 month period after the reduction of the Annual Gross Sales Breakpoint, Tenant's Gross Sales per square foot return to a level that is equal to or higher than the Gross Sales per square foot that Tenant realized for the 12 month period prior to Tenant's change of trade name, then the Annual Gross Sales Breakpoint will be increased to the amount of the Annual Gross Sales Breakpoint prior to such reduction (i.e., the amount set forth in Section 1.8 above).

         2.3 Operating Standards: Tenant shall at all times act in accordance with the highest professional standards. Without limiting the foregoing, Tenant shall render and perform all necessary services in connection with the operation of the Premises as a retail store of a standard at least equivalent to the standard of quality and performance of other like establishments located in the Project as of the time such services are rendered or performed (the "Comparison

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Standard") and shall make necessary repairs, replace worn-out, defective or obsolete furniture, fixtures and equipment and generally maintain the Premises in good order and repair equivalent to the Comparison Standard. Any specific operating standards developed jointly by Landlord's retail consultant and Tenant, and agreed to by Tenant, shall thereafter be deemed part of this Lease.

         2.4 Sponsorships: If Landlord shall from time-to-time enter into a Project Sponsorship Agreement with a product manufacturer or distributor (the "Sponsor") and if at such time or thereafter products of the type manufactured or distributed by the Sponsor are used or sold within the Premises, then upon receipt of notice from Landlord, Tenant shall enter into a contract with the Sponsor to purchase the Sponsor's products for retail sale within the Premises (provided that there are no conflicts with (i) any Tenant contracts or other commitments or arrangements at the time Landlord enters into a Project Sponsorship Agreement, or (ii) any NASCAR sponsorship or licensing agreements, commitments or arrangements without regard to the timing of any Landlord Project Sponsorship Agreement), provided such products are comparable (in terms of quality, cost, taste and promotional benefits) with products that Tenant would otherwise purchase. Currently, Landlord has Project Sponsorship Agreements with Pepsi-Cola (until February 1, 2000, thereafter with Cola-Cola) for carbonated soft drinks and Crystal Geyser for bottled water. The foregoing shall not apply to any credit cards which Tenant accepts from its customers.

         Furthermore, Tenant shall participate in the Project promotions and special events, so long as such participation is at no material out-of-pocket cost to Tenant, as reasonably requested by Landlord.

         2.5 Principal's Involvement: As a material inducement to Landlord to enter into this Lease with Tenant, Tenant agrees to have an executive from within its corporate structure who is experienced in Tenant's business operations personally available on a reasonable basis to oversee the concept development, design, construction, pre-opening training, operations and management of the business establishment to be developed on the Premises to the degree reasonably necessary to maximize the Gross Sales and to enhance the reputation of such business establishment. In addition, such executive shall meet with Landlord as reasonably requested by Landlord in order to discuss the ongoing design, construction, operation and/or management of such business establishment.

         2.6 Radius Restriction: Tenant or Tenant's affiliates shall not directly or indirectly operate, license, own or otherwise control a business within the "Area of Exclusivity" (as defined below), the primary use of which is the same or substantially similar to the primary Permitted Use, including without limitation any venue with an entertainment experience substantially similar to the Permitted Use and/or using the name, logo, marquee, tradename, trademark or other identifying mark/logo used by Tenant for the Premises of this Lease, or using, in whole or in part, any other tradename for the Premises as otherwise approved by Landlord; provided, however, notwithstanding the foregoing, Tenant shall have the right, itself and/or through any other party, to distribute any and all merchandise with the "Nascar" and/or "Silicon Motor Speedway" name and/or any of Tenant's other tradenames, and/or any logo, marquee, trademark or other identifying mark/logo related to such tradenames, within the Area of Exclusivity.

         For the purposes hereof, the "Area of Exclusivity" shall be deemed to mean: (i) that geographic area within a radius of 10 miles from the Project and
(ii) any and all Theme Parks located within the State of California. The phrase "Theme Parks" shall mean tourist-oriented attractions that have some combination of permanent and temporary entertainment facilities, recreational activities and exhibitions based on or related to an unifying theme, facilities (other than Theme Park Exclusions, none of which shall be considered a "Theme Park" for purposes of this Lease), contained within a closed area with a controlled entrance and charging an admission fee, which offer rides and related attractions (which may include multimedia or virtual reality



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presentations), provided that the entirety of such facility, excluding parking facilities and vehicle and pedestrian ingress and egress routes, shall encompass an area equal to or greater than twenty (20) acres, as well as any open area, non-admission based complexes (containing a combination of retail, restaurant and entertainment facilities) which are attached or immediately adjacent to the Theme Parks and related facilities, and which such complexes are controlled or owned by the Theme Parks; provided, however, a "Theme Park" shall include all the components or elements of such facility which are advertised, promoted or otherwise held out to the general public as comprising a single or integrated facility, even though some of the components or elements thereof may not be contiguous or within one general admission, show or entertainment area; provided, further, that Landlord and Tenant acknowledge and agree that the following are non-exclusive examples of Theme Parks intended to be generally illustrative of the types of entities which are intended by the parties to constitute "Theme Parks": Disneyland, Knott's Berry Farm, Knott's Camp Snoopy, Six Flags Magic Mountain, LEGOLAND, and Sea World. "Theme Park Exclusions" (except if attached or immediately adjacent to a Theme Park and controlled or owned by a Theme Park) means casinos, gambling, or gaming facilities, race tracks whether or not attached or immediately adjacent to a Theme Park (e.g., Riverside Raceway or California Speedway), retail or wholesale malls or shopping centers; family entertainment centers (including miniature golf courses, often with batting cages and car racing tracks); and public streets and areas and other publicly owned attractions, movie theaters, movie and theater districts, film festivals, music and sports venues, halls of fame, convention centers, auditoriums, arenas and exhibit halls, airports and other transportation terminals, art, historic, wax space and other museums, observatories and planetariums, places of historical significance, zoos, wild animal parks, beach, seaport, wharf and pier areas, vineyards, street, county and state fairs, miniature golf courses and the Project (notwithstanding the fact that the Project is attached to or immediately adjacent to a Theme Park).

         2.7 Tenant's Exclusive: Landlord will not lease any space to any other tenant in the Project (A) for a "Protected Use" (as defined below), or (B) whose trade name contains the name "NASCAR" (including, for example, a "NASCAR Cafe"), provided, however, this provision (B) shall automatically become null and void if at any time Tenant ceases to have "NASCAR" in its Trade Name. The foregoing sentence shall not apply to tenants in the Project with leases and amendments thereof that were executed prior to the date of this Lease ("Existing Leases") and which do not expressly prohibit (A) and/or (B) above. Existing Leases shall include renewals and extensions of these leases at any time during the Lease Term. Notwithstanding the foregoing sentence, if an Existing Lease (including extensions or renewals thereto) is amended or modified to allow the tenant to engage in a Protected Use or have the word NASCAR in its trade name, then Landlord shall be in violation of this Section 2.7 if such tenant engages in a Protected Use or changes its trade name to incorporate the word NASCAR.

             2.7.1 "Protected Use" shall mean (i) the operation of automobile driving motion-based simulator rides, excluding arcade center(s) within the Project (which are like "GameWorks" or "Dave and Buster" type uses) which could have similar type simulator rides or games or multi-passenger (defined as having five or more passengers) motion-based simulator rides (such as the "Emaginator" ride currently operating adjacent to the movie theater) and also excluding the operation by a tenant of less than three single-passenger automobile driving motion-based simulator rides, or (ii) the sale of "NASCAR" branded merchandise, excluding the incidental sale of NASCAR branded merchandise. In the event Tenant ceases to use the Premises for the sale of NASCAR branded merchandise for a period of 45 days or more (subject to Force Majeure or remodeling by Tenant as permitted by this Lease), then NASCAR branded merchandise shall cease to be a Protected Use.

             2.7.2 This Section 2.7 shall automatically become null and void if:
(i) there is a material monetary default under this Lease after all applicable cure periods as set forth in Section 22.2 of this Lease have expired, or upon termination of this Lease as a result of any Tenant



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default; or (ii) Tenant ceases to use the Premises as provided in Section 2.7.
(i) above with a minimum of ten (10) automobile driving motion-based simulator rides for a period of 30 days or more (subject to Force Majeure or remodeling by Tenant as permitted by this Lease).

         2.8 option to Extend: Landlord hereby grants to Tenant an option to extend the term of this Lease for the Option Term upon written notice given not less than six (6) months and not more than twelve (12) months in advance of the expiration of the Initial Term; provided however, that Tenant's exercise of such option shall not be effective if (a) Tenant shall be in default beyond the applicable cure period after notice from Landlord under any of the monetary or other materials terms of this Lease either at the time of such exercise or at the expiration of the then Initial Term; or (b) if Tenant has not met the Gross Sales Threshold (as defined in Section 1.9 and adjusted per Section 5.8 each year of the Lease Term) required for the preceding twelve (12) month period; provided, further, Landlord may condition Tenant's extension of the Term of this lease on Tenant's refurbishment of the Premises if such refurbishment is reasonably necessary to maintain the Premises as a first class establishment in accordance with Section 16.1 and Article 14. All terms and conditions applicable to the Initial Term shall be applicable to the Option Term, including but not limited to provisions regarding Minimum Annual Rental and Percentage Rental annual increases; however, the provisions of Exhibit C regarding the initial construction of the Premises shall not be applicable. In the event Tenant has not met the Gross Sales Breakpoint (as defined in Section 1.8 and adjusted per Section 5.3 each year of the Lease Term) required for the preceding (12) month period, then the option to extend is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant.

         2.9 Right to Relocate: Following expiration of the second Lease Year of the Initial Term, Landlord shall have the right to relocate Tenant to different space, which is equal to or better than the Premises in terms of layout, foot traffic and visibility, in the Project at Landlord's sole cost. Subject to the foregoing sentence, the new space will be in a location designated by Landlord in its sole discretion and will be approximately the same size as the Premises, Base Rent and all other square footage-based dollar obligations will be calculated on the basis of the Floor Area of the new space (but in no event more than the amount then being paid by Tenant for the existing space, subject to adjustment as provided in this Lease). Otherwise, the terms and conditions of this Lease will be fully applicable to the new space. Landlord will provide Tenant with not less than ninety (90) days prior written notice of the relocation. Tenant will have the right, by written notice to Landlord delivered within twenty (20) days after Landlord's relocation notice, to terminate this Lease provided that Tenant shall promptly vacate the Premises on the date set forth in the relocation notice and shall pay Rent until the Premises are vacated. If Tenant elects to terminate this Lease due to such relocation, then this Lease shall terminate effective as of the date Landlord specified in its notice that Tenant was to relocate to the new space and, provided Tenant vacates the Premises as required in this Lease on or before such date, Landlord shall pay Tenant the sum as provided in Section 4.8 below or withdraw its request to relocate Tenant. If Landlord withdraws its request to relocate Tenant, then such notice to relocate shall become null and void. In no event shall Landlord be entitled to relocate Tenant before the date this is twenty-four (24) months after the date that Tenant opens for business to the public in the Premises.

         Landlord's right to relocate the Premises shall also be subject to the following: (a) Landlord will, at Landlord's sole cost and expense (except for the costs for Tenant's trade fixtures, personalty and inventory) fully construct the new space and deliver the same to Tenant in the same condition as is the Premises at the time of such relocation; provided, however, Tenant shall have the right to request that Landlord build the new space with a design different than that of the Premises (e.g., a new prototype for Tenant's stores) and Landlord shall comply with Tenant's request so long as such design complies with Landlord's design requirements; provided, further, Tenant shall reimburse Landlord for such incremental portion of the construction and design costs of the new space that result from Tenant's change of the design for the new space. Subject to the foregoing sentence, Landlord's cost shall include any costs associated with the store layout, preparation of architectural drawings for the new space and the cost of leasehold improvements required to deliver the new space (exclusive Of fixtures personalty and inventory) in a condition that is substantially identical to the Premises at the time of such relocation (including, without limitation, electrical capacity and distribution, telephone system installation, and computer installation), subject only to such modifications as may be necessary and approved by Tenant in order to accommodate the configuration of the new space; (b) Landlord will pay all costs incurred in connection with moving Tenant and Tenant's trade fixtures, inventory and personalty to the new space, including any incidental costs incurred by Tenant in connection with said relocation (such as costs for relocating computer and telecommunications systems and equipment, new business cards, letterhead and attorney fees associated with the documentation of the relocation) up to a maximum of [***] for such incidental costs; (c) Tenant shall not be obligated to move until the relocation space is fully built-out, fixturized and ready to open for business and Tenant is not obligated to pay Rent for the period of time during which Tenant is closed as a result of said relocation. If Landlord exercises its rights to relocate Tenant during the Option Term and if Tenant does not accept the new space and elects, in lieu thereof, to terminate this Lease, then, upon Tenant promptly vacating and surrendering the Premises as required hereunder, Landlord shall, within thirty (30) days of Tenant's surrender of the Premises, pay Tenant the unamortized value of its leasehold improvements and fixtures, said unamortized value to be determined on a straight-line depreciation method allowed by the Internal Revenue Code of 1986 (as amended) assuming a useful life equal to the remaining term of this Lease (e.g., if four years remain prior to expiration of the Lease Term, then 4/10th of useful life shall remain unamortized) at the time the improvement or fixture is placed in service or installed in or upon the Premises. Tenant shall be permitted to close the Premises during the period of time reasonably required by Tenant to relocate from the Premises to the new space. Further, upon completion of such relocation by Tenant and delivery of the Premises to Landlord, Tenant shall be released and relieved of any further obligations under this Lease as pertains to the Premises.

         2.10 Deposit for Tenant's Work: In addition to the Security Deposit specified in Section 1.14 and Article XXI, Tenant shall secure its obligations to complete the Tenant's Work by depositing with Landlord or in an escrow account with Bank of America NT & SA or other financial institution mutually agreed to by Landlord and Tenant an amount equal to [***] (the "Construction Account") prior to commencement of Tenant's Work. Tenant shall have the right after Tenant has spent [***] on construction of Tenant's Work to draw upon the Construction Account to pay bills and invoices for the costs of constructing Tenant's Work based on percentage of completion of such Tenant's Work, provided that Tenant shall provide documentation acceptable to Landlord of such costs and shall otherwise comply with disbursement procedures prescribed by Landlord or the depository institution. All interest on funds in the Construction Account shall be payable to Tenant.

         2.11 INTENTIONALLY DELETED.

         2.12 Adjustment of Taxes: Landlord estimates its costs to be expended for Taxes to be approximately $3.30 per square foot of Floor Area on a fully assessed basis. Notwithstanding anything to the contrary set forth in this Lease, if due to a change in the California tax legislation commonly known as Proposition 13, whether by legislative or administrative action or by judicial determination (a "Prop 13 Change"), Landlord's actual costs expended for Taxes in any year after the year in which the Rent Commencement Date occurs (a "Comparison Year") exceed the amount expended for Taxes for the year in which the Rent Commencement Date occurs (the "Tax Base Year") as adjusted pursuant to
Section 5.8, Tenant shall pay its pro rata share (based on Tenant's Floor Area as a fraction of the Floor Area of all of the premises included in the Project) of any such excess (the "Excess Taxes") to Landlord, as additional rent, in the manner set forth below. The foregoing adjustment shall be subject to the following:

*** Confidential treatment requested.

              (i) Excess Taxes shall not include taxes or assessments imposed as a result of a sale or other "change in ownership" (as defined in the California Revenue and Taxation Code book) of the Project or the building in which the Premises are located.

              (ii) on or before May 1 of each Comparison Year after a Prop 13 Change (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's pro rata share of the Excess Taxes for the preceding Comparison Year. The obligations of Tenant to make payments required hereunder shall survive the expiration of the Lease Term. Tenant's pro rata share of Excess Taxes in any partial Comparison Year at the end of the Lease Term shall be appropriately prorated. Landlord's statement given pursuant to this paragraph shall be conclusive and binding upon Tenant unless disputed by Tenant in writing within thirty (30) days after its receipt thereof. If any such dispute arises, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of Additional Rent owed, a certification as to the proper amount shall be made by an independent certified public accountant mutually agreeable to Landlord and Tenant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Taxes by more than three percent (3%).

         2.13 Construction Allowance: Landlord agrees to contribute the Construction Allowance specified in Section 1.15. Disbursement of the Construction Allowance shall be made in two equal payments (i.e., the Construction Allowance is $150,000, then two payments of $75,000.00) in accordance with the following procedure: Tenant shall submit to Landlord a written statement (the "Payment Statement") setting forth (i) all the amounts payable to Tenant's contractors and vendors; (ii) an architect's statement certifying 50% or 100% completion of Tenant's Work, as applicable; (iii) a copy of all bills and invoices pertaining to such Tenant's Work totaling a minimum of one-half (1/2) the Construction Allowance (including "hard costs" and "soft costs" (such "soft costs" including, for example, license and permit fees and architect's fees, but excluding attorney's fees and internal overhead)) for the first payment (otherwise, the first payment will be equal to such lesser amount incurred by Tenant as shown on the bills and invoices, with the difference between 1/2 of the Construction Allowance and the amount paid as the first payment paid as part of the second payment) and a cumulative minimum amount of the Construction Allowance (including "hard costs" and "soft costs" (such "soft costs" including, for example, license and permit fees and architect's fees, but excluding attorney's fees and internal overhead)) for the second payment (otherwise, the second payment will be equal to such lesser amount incurred by Tenant as shown on the bills and invoices, with the difference retained by Landlord); (iv) unconditional lien releases and proof of payment with respect to all bills and invoices covered by the Payment Statement; (v) a copy of the occupancy permit for the Premises for the second disbursement of the Construction Allowance; and (vi) a copy of Tenant's punch list which Landlord has approved after inspection of Tenant's Work for the second disbursement of the Construction Allowance. Landlord shall issue a check to Tenant for the first payment and the second payment within ten (10) days after Landlord's receipt of the Payment Statement for such payment provided that, at Landlord's option, Landlord shall have the right to withhold fifteen percent (15%) of the Construction Allowance out of the second payment until such time as Tenant has completed all punch list items to Landlord's reasonable satisfaction and shall be payable within ten (10) days after Landlord's receipt of a notice from Tenant regarding Tenant's completion thereof. The cost of any additional work performed by Landlord (provided Tenant has requested that Landlord perform the additional work, or Landlord notified Tenant of a defect in Tenant's work prior to commencing the work and Tenant has a reasonable period to cure the defect and fails to do so in a timely manner) for the benefit of Tenant, as well as any rental that is already due and owing under this Lease as of the date the payment of the Construction Allowance is to be made, shall be deducted from the Construction Allowance before said Construction Allowance is paid to Tenant.

ARTICLE III. PREMISES

         3.1 Lease of Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the space specified in Section 1.3, referred to herein as the "Premises" and described in Exhibit B-1.

         3.2 Definitions of "Floor Area" and "tenant areas": The term "Floor Area," as used throughout this Lease, shall mean and include the square footage of all interior and exterior areas (including mezzanines) of the particular area or areas being referred to, measured (to the extent applicable) (a) with respect to the front and rear width thereof, from the exterior face of the adjacent exterior or corridor wall to the opposite exterior face of the adjacent exterior or corridor wall or, if none, to the center line of those walls separating the area being measured from other tenant areas, and (b) with respect to the depth thereof, from the front lease line to the exterior face of the rear exterior wall or corridor wall or, if neither, to the center of the rear demising partition; and in no case shall there be any deduction or exclusion shall be made for columns or other structural elements or by reason of stairs, elevators, corridors, interior partitions or other interior construction, improvements or equipment. The term "tenant areas" as used throughout this Lease, shall mean all interior and exterior areas in the Project which are available for exclusive use and occupancy by tenants of the Project. When construction is completed, the actual size and dimensions of the Premises shall be determined by Landlord by means of an accurate measurement of the Premise from center line to center line of those walls separating the area being measured without any deductions or exclusions made for columns or other structural elements; provided, however, Tenant shall have ten (10) business days from receipt of Landlord's determination of the size and dimensions of the Premises to itself measure the Premises and object to Landlord's determination. If Tenant timely objects to such determination, Landlord and Tenant shall together re-measure the Premises and mutually agree on the correct size and dimensions of the Premises. The total Floor Area contained in the Premises as determined above shall be memorialized in a letter from Landlord to Tenant, and shall be deemed to be the actual Floor Area of the Premises of this Lease, and such Floor Area as is set forth in the letter shall thereafter be used for the purpose of calculating Minimum Annual Rental, Gross Sales Breakpoint, Gross Sales Threshold, Tenant Allowance and any other charges based on square footage under the Lease.

         3.3 Certain Easements In Favor of Tenant: Tenant shall have non-exclusive access easements for the benefit of itself and its employees, patrons, invitees, customers and other appropriate persons during the Lease Term in connection with Tenants use and occupancy of the Premises over the Common Areas, the parking areas and various private roads and sidewalks within Universal City as Landlord may from time-to-time designate. In addition, Tenant shall, subject to Landlord's prior approval, have a non-exclusive right of access to shafts, ducts and other similar facilities within the Common Area for the purpose of provision of utilities and maintenance.

         3.4 Certain Easements in Favor of Landlord: Landlord reserves to itself the use of the exterior walls and roof and a nonexclusive easement to install, maintain, use, repair and replace pipes, ducts, conduits, wires, conduits, facilities and structures as may be used for ventilation and the conveyance of Utilities in and through the Premises, including air space above ceiling height or below the floor of the Premises for the common use and benefit of Landlord, Tenant or other tenants; provided that any such installation, maintenance, use, repair and replacement shall be conducted so as to avoid unreasonable interference with Tenant's use of the Premises.

ARTICLE IV. TERM

         4.1 Duration of Lease Term: This Lease and the obligations of the parties hereunder shall become effective as of the Effective Date. For purposes of measuring the duration of this Lease, the Lease Term shall commence on the "Rent Commencement Date" (as specified in Section 1.5) and shall continue for the term specified in Section 1.4. If such Rent Commencement Date is other than the first day of a calendar month, the first day of the calendar month immediately following such date shall be used for purposes of calculating anniversaries of the commencement of the Lease Term.

         4.2 Acceptance of the Premises: Subject to Sections 1.5 and 1.1.2, Landlord shall deliver, and Tenant shall accept from Landlord, possession of the Premises on the "Delivery Date" (as specified in Section 1.12 above), and Tenant shall commence construction of Tenant's Work as specified in Exhibit C and the Addendum as soon as commercially reasonably possible after delivery of possession of the Premises and diligently prosecute such construction so as to complete and open the Premises for business. Landlord shall have the right, but not the obligation, at Tenant's sole cost, to construct any improvements included in Tenant's Work which Tenant shall have failed to construct as and when required by this Lease if, ten (10) days after receiving written notice from Landlord that Landlord intends to itself construct such improvements, Tenant has not itself commenced construction of said improvements and/or thereafter completed such construction within thirty (30) days.

         Tenant shall be deemed to conclusively deemed to have accepted the Premises, including Landlord's Work, in AS IS condition, except for any items specified on a punch list delivered to Landlord within twenty (20) days after Tenant occupies the Premises. Notwithstanding the foregoing, Tenant shall not be deemed to have waived its right to require Landlord to correct any latent defects as long as Tenant gives notice thereof to Landlord on the earlier of fifteen (15) days after discovery of such defect or fifteen (15) days after the date Tenant should have been alerted to the existence thereof had Tenant acted reasonably.

         4.3 Delays in Completion of Landlord's Work: If Landlord does not for any reason complete Landlord's Work sufficiently to constitute substantial completion of the Premises by the date specified in Section 1.12 above and/or does not thereafter complete all items of Landlord's Work to enable Tenant to open the Premises for business, Landlord shall not be subject to any liability with respect hereto, and such delay shall not affect the validity of this Lease, nor the obligations of Tenant hereunder, however, the Delivery Date shall be postponed one day for each day's delay in Landlord's completing Landlord's Work, but only to the extent that solely but for such delay, Tenant would have opened the Premises for business by the Rent Commencement Date. If and to the extent Landlord's failure to timely complete the various phases of Landlord's Work as set forth in the prior sentence is due to delays by Tenant or failure by Tenant to timely provide Landlord with plans or any other information or approvals, the Rent Commencement Date shall not be postponed.

         4.4 Tenant's Early Use Or Possession: Tenant's entry upon, or use or possession of, the Premises for purposes other than the normal conduct of its business activities prior to the Rent Commencement Date shall be subject to all the terms and conditions of this Lease, other than Tenant's obligation to pay any Rental as defined in Section V below.

         4.5 Tenant's Delivery of Documents: Within thirty (30) days after the earlier of completion of construction of Tenants Work or Tenant's opening for business, Tenant shall deliver to Landlord the following items: (a) copies of all mechanics' lien releases or other lien releases relating to Tenant's Work, notarized and unconditional, in such form as Landlord shall have approved, or evidence that same have been removed of record by bonding; (b) a copy of Tenant's recorded valid Notice of Completion; (c) copies of all building permits, business license and other certificates evidencing inspection, acceptance and/or approval of the Premises by appropriate governmental authorities, including the underwriters approval of Tenants electrical system; (d) a certification by Tenant's architect that the Premises have been constructed substantially in accordance with Tenant's Plans and in accordance with Exhibit C; (e) Tenant's certification as to the actual cost of constructing Tenant's Work along with such documentation of such costs, and payment thereof, as Landlord requires; (f) a complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant's Work; (g) a set of "as-built" plans and specifications for Tenant's Work in reproducible form prepared and sealed by Tenant's architect; (h) letter of assurance from Tenant's contractor that the Premises and all equipment installed therein can be maintained and operated as designed and installed; (i) certified balance report that Tenant's HVAC system meets design requirements;
(j) copies of operation and maintenance manuals for all equipment installed at the Premises; (k) emergency telephone numbers with respect to maintenance and repair of the Premises; and (l) any other statements, certificates or agreements reasonably requested by Landlord.

         4.6 Surrender of the Premises: At the expiration of the Lease Term or the earlier termination of this Lease, Tenant will surrender possession of the Premises and deliver the same to Landlord. Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and state of repair, but shall not be responsible for damages resulting from ordinary wear and tear, casualty losses which are Landlord's responsibility under Article XVIII, or any items of repair which are Landlord's responsibility under Section
16.2. Unless waived by Landlord in writing and in response to Tenants request for Landlord to review the space hereunder, Tenant shall accompany Landlord, or one of Landlord's authorized representatives, on a joint inspection of the Premises prior to such surrender.

         4.7 Holding Over Without Consent: If, after the expiration or earlier termination of the Lease Term, Tenant remains in possession of the Premises without Landlord's express written consent, Tenant shall become a tenant at sufferance only, subject to all of the provisions of this Lease (except as to Lease Term), provided that the monthly installments of Minimum Annual Rental payable by Tenant shall be increased to one hundred fifty percent (150%) of the monthly average of the total Minimum Annual Rental and Percentage Rental which was payable by Tenant during the Lease Term; the aforementioned new Minimum Annual Rental payable during the aforementioned tenancy at sufferance shall be prorated and paid in advance on a daily basis; and if and to the extent the amount of the Percentage Rental payable with respect to the Lease Term is not known when the tenancy at sufferance begins, the rate of Minimum Annual Rental payable until the aforementioned amount of Percentage Rental has been determined shall be at the daily rate specified by Landlord and when the correct figure is determined an appropriate lump sum adjusting payment shall be made to correct any overpayment or underpayment. Acceptance by Landlord of rental after such expiration or earlier termination shall not result in a renewal or extension of this Lease. The provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney fees and costs associated therewith.

         4.8 Landlord's Rights of Termination: If at any time following the twenty fourth (24th) full month after the Rent Commencement Date, Tenant's Gross Sales (as defined in Article VI) for any consecutive twelve (12) month period (ending in or after the twenty-fifth (25th) full calendar month after the Rent Commencement Date) do not exceed an amount equal to the Gross Sales Threshold (specified in Section 1.9), Landlord may elect to terminate this Lease by notice to Tenant delivered any time within one year after said consecutive twelve (12) month period with a termination date designated at least (90) days after the date of such notice. For the purposes of this Section 4.8, the definition of "Gross Sales" (as defined in Article VI below) is modified to mean only those sales made to third parties, and not to related or affiliated companies of Tenant. If Landlord elects to so terminate this Lease, Landlord shall pay Tenant within fifteen (15) days after the last to occur of the aforementioned designated termination date or the date Tenant surrenders possession of the Premises in accordance with Section 4.6 a sum equal to the unamortized portion of Tenant's actual cost of constructing Tenant's Work (excluding "soft costs" and Tenant's Trade Fixtures) as certified pursuant to
Section 4.5 (after first subtracting Tenant's Construction Allowance, if any) amortized on a straight line basis without interest over the Lease Term (including the Option Term). Landlord shall be entitled to subtract from any payment otherwise due and owing to Tenant under this Section all sums owed by Tenant to Landlord. The Gross Sales Threshold shall be increased (but never decreased) on each anniversary of the Rent Commencement Date during the Lease Term in accordance with the procedure described in Section 5.8 (for which purposes "Base Amount" shall mean the Gross Sales Threshold specified in Section 1.9, "Base Month" shall mean the month in which the Rent Commencement Date occurs, and "Month of Adjustment" shall mean any month in which the Gross Sales Threshold is to be increased pursuant to this Section).

ARTICLE V. RENTAL

         5.1 Rent Commencement Date: Tenant's obligation to pay any amount of "Minimum Annual Rental", "Percentage Rental" or "Additional Rent" (as defined in this Article V) under this Lease shall commence on the Rent Commencement Date. Tenant shall pay all rental and other payments to Landlord at its management office in the Project, or at such other place as may from time-to-time be designated by Landlord.

         For the purposes of this Lease, the term "Rental" or "Rent" shall mean and be defined as all Base Rent, Percentage Rental and Additional Rent due from Tenant to Landlord hereunder.

         5.2 Minimum Annual Rental: Tenant shall pay as rental the Minimum Annual Rental specified and defined in Section 1.6 in advance and without notice or invoice, on the first day of each calendar month. Minimum Annual Rental for any fractional calendar month at the beginning or end of the Lease Term shall be prorated on the basis of the number of days in that particular calendar month and if the Rent Commencement Date occurs on other than the first day of a calendar month, the prorated rent for that calendar month plus the rent for the succeeding calendar month shall be paid in advance on the Rent Commencement Date. On each anniversary of the Rent Commencement Date during the Lease Term, the Minimum Annual Rental shall be increased (but never decreased) in accordance with the procedure described in Section 5.8 (for which purposes "Base Amount" shall mean the Minimum Annual Rental specified in Section 1.6 on the Rent Commencement Date and the fifth anniversary of the Rent Commencement Date depending on the period of adjustment, "Base Month" shall mean the month in which the Rent Commencement Date and the fifth anniversary of the Rent Commencement Date depending on the period of adjustment occurs, and "Month of Adjustment" shall mean any month in which the Minimum Annual Rental is to be increased pursuant to this Section).

         The Minimum Annual Rental shall be deemed to include Tenant's share of Operating Costs and Taxes. The term "Taxes" as used in this Lease is defined as any and all real and personal property taxes, general and special assessments, water and sewer charges, and similar impositions by any governmental authority or agency upon the Project, the land upon which it is located, Landlord's Work, and any improvements, fixtures, equipment or other property of Landlord located in or used in connection with the operation or maintenance of the Project. "Taxes" shall also include any tax on or measured by rental as well as any tax hereafter imposed wholly or partly in lieu of any of the foregoing. "Taxes" shall not include any net income, franchise, capital stock, estate or inheritance taxes, or any tax hereafter imposed on the Project, on Landlord or on Tenant that is not imposed as of the Effective Date, or any taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon it business operation at the Premises or upon its merchandise, Improvements and Personal Property. The term "Operating Costs" as used in this Lease is defined as the sum of the costs of all utilities, building supplies, equipment, materials, repairs and maintenance, insurance maintained by Landlord pursuant to Section 17.5, and cost of labor and services of employees and independent contractors incurred by Landlord in maintaining, repairing (or replacing in lieu thereof) and operating the Project, together with all Common Areas and ancillary parking areas, access roads, walkways, plazas, landscaped areas (the "Adjacent Areas") and any other property, fixtures, equipment and improvements used in connection with the operation or maintenance of the Project. "Operating Costs" shall also include: rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Project and/or the Adjacent Areas; costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; amortization of capital expenses (including financing costs) made by Landlord to reduce Operating Costs; a reasonable building management fee; and any other costs or expenses incurred by Landlord in the performance of its obligations under this Lease and not otherwise reimbursed by Project tenants or by insurance. Landlord reserves the right to determine in its sole discretion what portion of Tenant's Minimum Rent shall be allocated to cover the Operating Costs and Taxes; provided, however, Tenant will not be obligated to pay any amount toward Operating Costs and/or Taxes to the extent such Operating Costs and/or taxes are not included in the Minimum Annual Rental collected from Tenant hereunder, unless expressly provided in on Section 2.12 or Section 13.3.

         5.3 Percentage Rental: In addition to the Annual Rental, Additional Rent and other sums specified herein, Tenant shall pay percentage rent each year commencing in the month in which the annual Gross Sales Breakpoint is exceeded (hereinafter "Percentage Rental") calculated as a percentage of Tenant's "Gross Sales" (as that term is defined in Article VI) made from or upon the Premises during each calendar year or pro ration thereof. Percentage Rental shall be calculated by (i) subtracting the "Gross Sales Breakpoint" specified in Section
1.8 from Tenant's Gross Sales, and then (ii) multiplying the resulting amount by the percent specified in Section 1.7. Said Percentage Rental shall be computed each calendar month and, on or before the fifteenth (15th) day after the close of each such calendar month, Tenant shall submit to Landlord a Statement of Gross Sales in the form set forth in Exhibit D and pay to Landlord the "Percentage Rent Due" (if any) as computed pursuant to Exhibit D. Tenant shall account for and pay Percentage Rental on any Gross Sales during any partial calendar month or partial calendar year at the beginning or end of the Lease Term in the same manner based on a pro rated Gross Sales Breakpoint calculated on the basis of the number of days in such partial calendar month or year divided by thirty (30) or three hundred sixty-five (365), as the case may be. The Gross Sales Breakpoint shall be increased (but never decreased) on each anniversary of the Rent Commencement Date during the Lease Term in accordance with the procedure described in Section 5.8 (for which purposes "Base Amount" shall mean the Gross Sales Threshold specified in Section 1.9 on the Rent Commencement Date and the fifth anniversary of the Rent Commencement Date, "Base Month" shall mean the month in which the Rent Commencement Date and the fifth anniversary of the Rent Commencement Date occurs, and "Month of Adjustment" shall mean any month in which the Gross Sales Breakpoint is to be increased pursuant to this Section).

         5.4 Reporting of Gross Sales: Tenant shall furnish Landlord with a weekly report of its daily sales at the times and in the manner that Landlord may request. If Landlord develops an automated mechanism (by computer or otherwise) to collect such daily sales reports, Tenant shall cooperate with Landlord's introduction of such automated mechanism and shall furnish such daily sales reports using such automated mechanism; provided, however, that Tenant will not be required to introduce such automated mechanism to the extent the cost thereof would be greater than One Thousand Dollars ($1,000).

         Tenant shall furnish to Landlord a monthly Statement of Gross Sales of Tenant within ten (10) business days after the close of each calendar month. Each such Statement shall be in accordance with Exhibit D and shall show the gross selling prices of all merchandise and services with all adjustments allowed thereto pursuant to Article VI. Each such Statements shall be signed by all individuals doing business as Tenant, by a general partner if Tenant is a partnership, or by an authorized officer of Tenant if Tenant is a Corporation. Each such Statement of Gross Sales shall also include a certification (in a form approved by Landlord) by the chief financial officer of Tenant to the effect that to such officer's knowledge such Statement is in material compliance with the provisions of this Lease and (after the first such Statement) was prepared in a manner consistent with all prior Statements.

         Tenant shall record at the time of sale all receipts from sales or other transactions, whether cash or credit, in a cash register or registers (paid for and provided by Tenant) having a sealed and continuous tape which cumulates and consecutively numbers all purchases. Tenant shall keep the following items: (a) accurate books of account and records in accordance with generally accepted accounting principles consistently applied, including, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue; (b) all such cash register receipts with regard to the Gross Sales and credits, refunds and other pertinent transactions made from or upon the Premises (including the Gross Sales of any subtenant, licensee or concessionaire); and (c) detailed original records of any exclusions or deductions from Gross Sales, including vendor invoices, canceled checks, and any other documents supporting such exclusions or deductions. Tenant shall also follow such additional fiscal, accounting, and reporting procedures and maintain such additional records as Landlord may from time-to-time reasonably require. Such books, receipts and records shall be kept for a period of three (3) years after Landlord's receipt of the Gross Sales Statement for each calendar year. The receipt by Landlord of any statement or any payment of Percentage Rental for any period shall not bind it as to the correctness of the statement or the payment.

         5.5 Additional Rent: In addition to Minimum Annual Rental and Percentage Rental, Tenant shall pay all other sums of money or charges required to be paid by Tenant under this Lease (which sums are referred to in this Lease as "Additional Rent").

         5.6 Late Payments: Any amount due from Tenant to Landlord hereunder which is not paid within five (5) days after it is due shall be subject to a late charge in the amount of [***] of the amount unpaid and shall in addition bear interest at the Lease Rate, calculated from the due date until paid. The payment of such late charge and/or interest shall, however, not excuse or cure any default by Tenant under this Lease. The parties hereby agree that the aforestated late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Tenant. Such costs include, without limitation, processing and accounting charges and any late charges that may be imposed on Landlord. If Tenant shall have been late in making Rental payments three (3) times during any twelve (12) month period, Landlord shall have the option, exercised by notice to Tenant, to require that beginning immediately thereafter, Minimum Annual Rental shall no longer be made in monthly installments on the first day of each calendar month, but each installment of such Minimum Annual Rental shall be payable three (3) months in advance until such time as Tenant has paid each installment of such Minimum Annual Rental in a timely manner for twelve (12) consecutive months, at which time Tenant shall be entitled to make payments of Minimum Annual Rental as regularly required under
Section 5.2 above (i.e., Tenant shall no longer be obligated to pay each installment of Minimum Annual Rental three (3) months in advance).

         5.7 No Set-Offs Or Deductions: All amounts of Minimum Annual Rental, Percentage Rental and Additional Rent payable in a given month (also collectively referred to in this Lease as "Rental") shall be deemed to comprise a single rental obligation of Tenant to Landlord. Tenant

*** Confidential treatment requested.

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

shall not, except as otherwise herein provided, have the right to set-off or any right of deduction against any Rental provided for under this Lease.

         5.8 Adjustment of Payments: Certain provisions of this Lease require that adjustments be made to a sum of money or other consideration ("Base Amount") in accordance with this Section. The measure for such percentage increase, if any, shall be the Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, Los Angeles-Anaheim-Riverside (1982-1984 equals 100), hereinafter referred to as the "Index." The procedure for making such adjustment shall be to increase the Base Amount by a percentage (such increase not to exceed [***]) equal to the percentage increase, if any, in the Index for the month which is three (3) months before the Month of Adjustment as compared to the Index for the month which is three (3) months before the Base Month. The terms "Month of Adjustment," "Base Month" and "Base Amount," as used herein, are defined in the applicable sections of this Lease. Should said Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Landlord shall adopt a substitute procedure which reasonably reflects and monitors consumer prices and/or shall substitute any official index published by the Bureau of Labor Statistics or by such successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto as reasonably determined by Landlord.

         5.9 Audit Rights: Landlord shall have the right up to twice per annum (provided, however, such limitation shall apply if Landlord finds a material discrepancy in Tenant's books of account and records during its previous inspection and/or audit), upon at least fifteen (15) days' reasonable advance written notice, to inspect and audit all of the books of account and records of Tenant (including the books of account and records of any subtenant, licensee or concessionaire) required to be kept pursuant to Section 5.4. Tenant shall make the books of account and records available for inspection and audit by Landlord's representatives at the Premises or at a business office of Tenant in Los Angeles County during regular business hours. In addition, upon request of Landlord, Tenant shall furnish to Landlord a copy of Tenant's state and local sales and use tax returns, and all taxing authority audit reports, delinquency notices, and the like pertaining thereto, and, at Landlord's request, shall obtain copies of the foregoing from the taxing authorities. Any information gained from such statement or inspection shall be confidential and shall not be disclosed other than to carry out the purpose hereof, provided, however, Landlord shall be permitted to divulge the contents of any such statement in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rental, then such deficiency shall become immediately due and payable with interest at the Lease Rate from the date when said payment should have been made. In addition, if Tenant understates Gross Sales by more than [***], and if Landlord is entitled to any additional
Percentage Rental as a result of said understatement, or if such audit shows that Tenant has failed to maintain the books of account and records required by
Section 5.4 so that Landlord is unable to verify the accuracy of Tenant's statement, then Tenant shall pay to Landlord all reasonable costs and expenses (including reasonable auditors' and attorneys' fees and costs) which may be incurred by Landlord in conducting such audit and collecting such underpayment if any and implement such corrective measures as may be required by Landlord to maintain accurate books of account and records. If Tenant intentionally understated Gross Sales, then, in addition to Landlord's aforesaid rights, Landlord may terminate this Lease.

ARTICLE VI. DEFINITION OF "GROSS SALES"

         The term "Gross Sales" of Tenant as used in this Lease is defined to be the gross selling price of all merchandise or services sold in or from, and any other gross receipts (including cover

*** Confidential treatment requested.

charges and fees paid by third parties for sponsorships or celebrity appearances or other promotional considerations) generated on or from, the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash, credit or barter, and whether made by store personnel or by approved vending, video, pinball or gaming machines, which shall be adjusted only by excluding the following:

         (a) The selling price of all merchandise sold in or from the Premises returned by customers and accepted for full credit or the amount of discounts and allowances made thereon;

         (b) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes, and other similar taxes now or hereafter imposed upon the sale of merchandise or services included in Gross Sales and paid by Tenant to the applicable governmental authorities;

         (c) Sales of fixtures, equipment or property (including the racing simulators) which are not stock in trade;

         (d) Insurance proceeds, but to the extent any such proceeds are intended to compensate for, or are measured by anticipated lost sales, such proceeds shall be included in Gross Sales; and

         (e) Sales which are "bulk transfers" of inventory, as that term is defined in the California Commercial Code.

         (f) Exchanges and transfer of goods and merchandise between, Tenant's stores/locations made for the convenient operation of Tenants business and not to consummate a sale made in, at, or from the Premises, and goods returned to their sources or transferred to a warehouse owned by or affiliated with Tenant;

         (g) Returns to manufacturer;

         (h) Discounted or complimentary use of games or entertainment attractions by, or discounted or complimentary merchandise given or sold to, employees, guests or invitees of Tenant, provided that any consideration received by Tenant in connection any discounted or complimentary transaction shall be included in Gross Sales;

         (i) Special promotional use of games or other entertainment attractions, provided that any consideration received by Tenant in connection with a promotion shall be included in Gross Sales;

         (j) Revenue received from the sale of "debit cards," "game cards" or "smart cards," or tokens except to the extent that such cards or token are redeemed for use of games or other entertainment devices within the Premises;

         (k) Sales of gift certificates (unless redeemed at the Premises);

         (l) Sums and credits received in the settlement of claims for loss of or damage to merchandise to the extent previously reported as Gross Sales;

         (m) The price allowed on all merchandise traded in by customers for credit to the extent the credit given is greater than the value of the merchandise traded in (provided that such credit is not greater than the greater of (y) the sales price originally paid for such merchandise or (z) the current sales price for such merchandise);

         (n) Alteration workroom charges and delivery charges, if the amount of any such charge received by Tenant is no greater than Tenant's cost of providing the service;

         (O) INTENTIONALLY DELETED.

         (p) Reimbursement of the amount paid for minor service charges, such as postage or delivery expenses;

         (q) Receipts from sales of food and beverages by third-party caterers to Tenant's employees and/or customers where such receipts are not retained by Tenant;

         (r) Fees paid by Tenant to credit card companies and/or banking institutions (to the extent previously reported as Gross Sales) in accordance with credit card purchase plans not to exceed five percent (5%) of the merchandise sales price; and

         (s) Tips and gratuities passed through and/or paid directly to Tenant's employees.

         All sales originating at the Premises or orders secured or received at the Premises (whether by mail, telephone, facsimile transmission, telegraph, or otherwise) shall be considered as made and completed therein, even though bookkeeping, payment or collection of the account may take place elsewhere, and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each sale upon installments or credit shall be treated as a sale for the full cash price at the time of sale.

         The term "merchandise" as used in this Lease is defined as any goods and commodities, including foods and beverages, sold or offered for sale, unless the context of the use of such term requires a different meaning.

ARTICLE VII. UTILITIES

         Landlord will make available to Tenant, as set forth in Exhibit C, facilities for removal of sewage and for delivery of water, electricity, telephone services and natural gas (hereinafter collectively referred to herein as "Utilities") to the Premises or, at Landlord's sole option, to a central distribution point outside the Premises. Subject to Section 1.12 above, Tenant shall, at its expense, connect to and use such Utilities throughout the Lease Term.

         Tenant shall install and maintain at its expense a separate meter for any and all Utilities and pay to the appropriate utility company or Landlord the cost of all such Utilities used upon the Premises. If any such charges are not paid when due, Landlord may, but shall not be required to, pay the same, and any amount so paid by Landlord shall immediately thereafter become due to Landlord from Tenant as Additional Rent. In the event that Landlord elects to deliver water or electricity to the Premises or to provide for the removal of sewage from the Premises (the "Supplied Utilities"), Tenant shall pay, as Additional Rent, a "Utilities Charge" to reimburse Landlord for charges related to delivery or removal of the same. Such Utilities Charge shall be calculated on the basis of Tenant's metered utility use and the rates charged by the local public utility supplying such Supplied Utilities. The Utilities Charge will include reimbursement to Landlord for direct and indirect costs of providing such Supplied Utilities, but shall not exceed the charge of the local public utility company had said company furnished such Supplied Utilities directly to Tenant.

         Landlord shall not be liable, in damages or otherwise, for any discontinuance, failure or interruption of service to the Premises or the Common Areas of Utilities or of any air-conditioning system unless such discontinuance, failure or interruption results from Landlord's (or its contractor's, agent's or employee's) negligence or willful misconduct. No such discontinuance, failure or interruption shall be deemed a constructive eviction of Tenant or entitle Tenant to terminate this Lease. Except as provided in this paragraph below, no such discontinuance, failure or interruption shall entitle Tenant to withhold payment of any rental due under this Lease unless such discontinuance, failure or interruption (i) is due to Landlord's voluntary action, negligence or willful misconduct and continues for more than five (5) days or (ii) is not due to Landlord's voluntary action, negligence or willful misconduct and continues for more than twenty (20) days, but only to the extent Tenant's business interruption insurance does not pay Tenant's rent due during such period; provided, finally, such discontinuance, failure or interruption shall be deemed a constructive eviction of Tenant and entitle Tenant to terminate this Lease if such discontinuance, failure or interruption lasts for one hundred and eighty (180) days or more. In either event, Landlord shall use reasonable efforts to restore any interrupted service.

ARTICLE VIII. COMMON AREA AND PARKING AREAS

         8.1 Definition of "Common Area": The term "Common Area" refers to all improved and unimproved areas that are now or hereafter made available for the general use, convenience and benefit of Landlord, Tenant, other persons entitled to occupy Floor Area in the Project and/or their customers, patrons, employees and invitees, including floors, ceilings, roofs, skylights, windows, driveways, open or enclosed malls, food court seating areas, service areas, loading docks, vertical circulation facilities (other than those stairways, escalators and elevators within tenant areas), sidewalks, curbs and landscaped areas that are within the Project.

         8.2 Use of Common Area: Subject to the provisions of this Section, Tenant and its employees and invitees are authorized, empowered and privileged to use the Common Area. Tenant and its employees shall have the right to use the Common Area for access to the Premises at all times and Tenant's customers shall have such right during all hours that Tenant is open for the conduct of business. Notwithstanding the foregoing and subject to Section 8.3, Landlord shall have the right to use the Common Areas for special events, during which use Tenant shall remain open for business unless such use prohibits or materially impairs (i.e., place or locate any physical barrier (whether permanent or temporary; e.g., a stage, crowd-control ropes, booths, kiosks, special event sound or lighting equipment, etc.), in such a manner as to make it difficult and/or dangerous to gain) access to the Premises by Project patrons (excluding event guest patronage of and use of Tenant's Premises) in which case, Tenant shall have the right to close for business for the duration of the event. Landlord agrees to construct, or cause to be constructed, the Common Area generally upon the areas shown on Exhibit A and shall maintain and operate, or cause to be maintained and operated (except as hereinafter provided with reference to cost of maintenance) in a first-class condition and repair, said Common Area at all times following completion thereof for the non-exclusive benefit and use of the customers and patrons of Tenant, and of other tenants, owners and occupants of the Project. All expenses in connection with the original construction and installation of the Common Area shall be at the sole cost and expense of Landlord and shall not be charged to Tenant. Landlord shall, in a manner consistent with other facilities within Universal City, keep, or cause to be kept, said Common Area in a neat, clean and orderly condition, properly lighted and landscaped, and repair and maintain (or replace, if necessary) all equipment and facilities thereof.

         Subject to CityWalk Management approval and provided that there is no interference with ingress or egress to and from other tenant spaces or with pedestrian traffic in the common areas, Tenant's customers shall be allowed to queue in the Common Areas for the purchasing of tickets and waiting for the use of available simulator rides. Landlord shall have the right to approve, in Landlord's sole discretion, Tenant's request to place an actual or model NASCAR stockcar in the Common Areas fronting the Premises.

         8.3 Control of Common Area: Landlord shall at all times have the right of determining the nature and extent of the Common Area and parking areas, and of making such changes thereto from time-to-time which in its reasonable opinion are deemed to be desirable, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, designation of prohibited areas, landscaped areas, utilities and all other facilities thereof, and the modification of the Common Area for the purpose of expanding and/or remodeling the Project. Except as otherwise specifically provided in this Lease, Landlord shall at all times after the Effective Date have the sole and exclusive control of the Common Area and parking areas, including the right to lease space within the Common Area to tenants for the sale of merchandise and/or services and the right to permit advertising displays, educational displays and entertainment in the Common Area. Landlord shall also have the right at any time to exclude and restrain any person from use thereof, excepting, however, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord from time-to-time with respect thereto in accordance with Section 8.5. The rights of Tenant with respect to the Common Area and parking areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of the Project to use the same in common with Tenant. It shall be the duty of Tenant to keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. Notwithstanding the foregoing, Landlord shall not materially and adversely impair public access (through any of Tenant's front entry doors) to the Premises or the visibility of the Premises.

         8.4 Security: Tenant acknowledges that, by providing any security guards for the Common Area and parking areas, Landlord does not represent or assume responsibility that Tenant will be free from any Claims (as defined in Section 17.1) relating to such security guards, and Tenant further agree that
Section 17.1 shall relate to Claims arising out of the actions and inactions of such security guards. Landlord shall have the right to recover from Tenant reasonable additional security costs incurred by Landlord as a result of Tenant's activities or a special event at the Premises reasonably necessitating the expenditure of such additional security costs.

         8.5 Rules and Regulations: Tenant acknowledges that it is aware that Landlord and others are engaged in motion picture and television film production, motion picture exhibition, hotel, restaurant, bar, studio tour business and other businesses within Universal City (none of which they are obligated to continue), and Landlord may promulgate, amend and require the observance by Tenant and Tenant's customers, licensees, concessionaires and employees, of reasonable rules and regulations uniformly imposed and enforced in a non-discriminatory manner for the proper and efficient operation and/or maintenance of the Common Area and parking areas or any portion thereof and so as to preclude or minimize the possibility of disruption or conflict with the other activities in Universal City. In the event of a conflict between such rules and regulations and this Lease, the provisions of this Lease shall prevail.

         8.6 Parking: Landlord shall furnish space for parking by Tenant, its customers and employees on a nonexclusive basis in common with customers and employees of other Project tenants and of Landlord and its affiliated companies. Tenant acknowledges that Landlord does not represent or guarantee that Tenant's patrons will have immediate access to the parking at all times. The parking areas initially designated for such use are designated on Exhibit A-2 as "Parking Areas." Landlord may at its discretion change the configuration, location and size of the parking areas, but except for emergency situations or temporary interruptions, any such changes will provide parking areas substantially equivalent to that which existed prior to such change. At all times Landlord shall have the right, on a nondiscriminatory basis, to designate, or change the designation of, the particular parking area to be used by any or all Project tenants, their employees and customers and to designate discrete areas for employee parking; provided, however, Tenant's employees shall be entitled to park in such designated areas free of charge throughout the Lease Term unless all or substantially all of the other tenants of the Project (or their employees) are required to pay for employee parking and then Tenant (or Tenant's employees) shall pay for such employee parking the lowest amount charged to any other Tenant of the Project. If Tenant or its employees fail to park their cars in the designated parking areas, Landlord may, charge Tenant an amount specified from time-to-time by Landlord (as of execution of this Lease, such amount is Ten Dollars ($10)) per car per day for each day or partial day that any car is parked in any area other than those designated. All amounts due under provisions of this Section shall be payable by Tenant within ten (10) days after demand by Landlord.

         Tenant shall have the right to purchase valet parking validation stamps at $2.00 per stamp. The stamp purchase price shall be increased (but never decreased) on each anniversary of the Rent Commencement Date during the Lease Term in accordance with the procedure described in Section 5.8 (for which purposes "Base Amount" shall be $2.00, "Base Month" shall mean the month in which the Rent Commencement Date occurs, and "Month of Adjustment" shall mean any month in which the stamp purchase price is to be increased pursuant to this Section). Subject to the availability of valet parking spaces in the Project, the stamps may be used any day by Tenant's customers up until 4:00 PM and entitle the customer to park in valet parking for two hours for $4.00. If the customer parks in valet parking for longer than two hours, then the customer will pay the standard valet parking rate for time parked exceeding two hours. Landlord reserves the right to increase the rate it charges for valet parking (including the $4.00 rate) based on demand and market conditions, provided that any increase shall be applied in a non-discriminatory manner. Landlord and Tenant acknowledge that the intent of this valet parking provision is to benefit Tenant's customers who participate in racing league activity and therefore Tenant is prohibited from advertising to the public or posting signage in or on the Premises regarding the availability of valet parking stamps, provided, however, Tenant may inform league patrons and Tenant's "Driver's Club" patrons who pay an annual membership fee in exchange for special privileges of the valet parking arrangement in brochures provided the brochures are not purposefully sent or distributed to the public other than to the foregoing permitted recipients. For purposes of customer satisfaction, Tenant may also offer to validate a customer's parking to remedy a situation where a customer is dissatisfied. Tenant shall have the right to get reimbursed by Landlord for the full price paid by Tenant to Landlord for unused stamps which are returned to Landlord within one year after issuance.

         8.7 Parking Charges: Landlord shall have the right to charge all users of the parking facilities made available by Landlord to Project tenants, their customers, invitees and employees (subject to Section 8.6), and, in Landlord's sole discretion, to establish a system for validating or waiving some or all of said charges, provided that (i) Landlord may establish different rates based on the type of use (e.g. restaurant, office, or retail), and (ii) Landlord shall offer hourly, daily and monthly parking rates for employees, which rate shall not exceed the then-prevailing rates in Universal City. If Landlord shall have established a validation system for the Project which system shall be employed in a non-discriminatory manner) and if a majority of Project tenants agree to assume their allocable shares of the cost of such validation system, Tenant shall contribute its pro rata portion based upon Tenant's Floor Area as a fraction of the floor area of all of the premises located within the Project (or some other equitable allocation method), of the cost of such validation system, payable upon receipt of an invoice therefor from Landlord.

ARTICLE IX. MARKETING AND ADVERTISING

         9.1 Tenant Advertising: If required by Section 1.10 above, beginning on the Rent Commencement Date and continuing for the balance of the Lease Term, Tenant shall expend during each full or partial calendar year the Annual Advertising Amount set forth in Section 1.10 for the immediately preceding calendar year, to purchase paid media or direct response advertising, in either print or broadcast form, to advertise Tenants business conducted at the Premises. Such advertising shall specifically name the Project and its location. Within sixty (60) days following the close of each calendar year, Tenant shall furnish Landlord with such documentation as Landlord may reasonably request evidencing Tenant's compliance with advertising requirements set forth herein. If Tenant shall fail to advertise as provided for herein, then Tenant shall pay Landlord upon demand, as Additional Rent, the difference between (a) the amount actually expended by Tenant for advertising hereunder, and (b) the amount which Tenant would have expended had Tenant complied with the advertising requirements set forth in this Section 9.1.

         9.2 Marketing Fund: If required by Section 1.11 above, Landlord shall establish a marketing fund (the "Marketing Fund") to market, advertise and promote the entire Project in accordance with long-range, coordinated marketing plans including advertising through various media, a community relations program, special events and promotions. Tenant shall make a contribution to the Marketing Fund in the amount specified in Section 1.11. The Marketing Fund contribution shall be increased (but never decreased), effective on the first day of each calendar year during the Lease Term, in accordance with the procedure described in Section 5.8 (for which purposes "Base Amount" shall mean the amount specified in Section 1.11, "Base Month" shall mean the month in which the Rent Commencement Date occurs, and "Month of Adjustment" shall mean any month in which the Marketing Fund contribution is to be increased pursuant to this Section). Such Marketing Fund contribution shall be made in advance as of the first day of each calendar year upon receipt of landlord's invoice for same. Landlord shall control and administer the Marketing Fund with advice from such advisory group as a majority of the tenants at the Project shall select and Landlord shall have the right to recoup from the Marketing Fund its costs of administering the Marketing Fund.

ARTICLE X. POSSESSION AND USE

         10.1 Permitted Uses: Tenant shall use the Premises solely for the purpose or use specified in Section 1.13 and shall operate its business on the Premises using only the exact trade name(s) specified above, and for no other use whatsoever without Landlord's prior consent which may be withheld in Landlord's sole discretion. Tenant shall procure and maintain all governmental licenses and permits required for the proper and lawful conduct of Tenant's business.

         10.2 Duties and Prohibited Conduct: Tenant shall not use, or knowingly permit any invitee or other person to use, the Premises for the sale or display of, or for any activity involving, pornography, nudity, violence, drug paraphernalia, or any goods and/or services and/or conduct which, in the sole discretion of Landlord, are inconsistent with the image of a community- or family-oriented establishment, or for a massage parlor, adult bookstore or second-hand store or for the conduct of an auction, distress, fire, bankruptcy or going-out-of-business sale. Tenant shall implement such procedures as Landlord requires in order to effectuate the prior sentence, including retaining qualified on-Premises security personnel and by making adjustments in the manner Tenant conducts its business. Tenant shall not cause or permit waste to occur in the Premises, or overload any floor, or abuse the plumbing in the Premises. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, music volumes, lights, odors or nuisances, which may be detected from outside the Premises, except to the extent the foregoing are generated from the normal operations associated with the automobile racing car ride simulators in compliance with the Permitted Use (including, for example, the noise made by the track announcer, but not promotional announcements or "hawking" directed toward patrons of the Project outside of the Premises), shall comply with all requirements of all governmental authorities, and shall conduct its activities in a manner which is environmentally sound. Landlord hereby consents to Tenant's use




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


of hydraulic oil in connection with the operation of the automobile race car driving simulators and cleaning and office products customarily used in retail or office premises so long as such materials are used, handled and disposed of in accordance with applicable laws. Unless otherwise permitted by the Lease, Tenant shall keep no live animals of any kind in the Premises. Tenant shall not display or sell merchandise or place carts, portable signs, devices or any other objects, outside the defined exterior walls or roof and permanent doorways of the Premises, nor will Tenant erect any aerial antenna or extra "dish." Tenant shall not solicit or distribute material in any manner in any of the Common Area of the Project. Tenant shall not sell merchandise from vending machines or allow any coin- or token-operated vending, video, pinball or gaming machines in the Premises (other than the automobile racing car ride simulators), except that Tenant may install a coin operated telephone on the Premises for the use of its employees.

         10.3 Deliveries/Trash Removal: Tenant shall use its commercially reasonable efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Tenant shall not cause, and shall use commercially reasonable efforts to attempt to prevent, any delivery trucks or other vehicles serving the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to reasonably regulate further the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further reasonable and nondiscriminatory regulation of Landlord. Landlord will establish a system for pick-up, disposal, cartage and recycling of refuse generated by Project tenants. Tenant shall not burn trash or rubbish in or about the Premises and shall deposit its trash and rubbish only in those receptacles provided by Landlord for Tenant's use. Landlord shall cause such receptacles to be emptied and trash removed at Tenant's expense.

         10.4 Additional Costs: If Landlord shall incur additional costs as a result of Tenants failure to observe the provisions of this Lease or its rules and regulations, such as failure to deposit trash and rubbish in proper receptacles or Tenant's misuse of any portion of the Project outside of the Premises, Tenant shall pay, to Landlord, as Additional Rent, the sums required to reimburse Landlord for such additional reasonable, out-of-pocket costs plus Landlord's reasonable administrative fee related thereto.

         10.5 Renovation: Subject to Sections 2.3 and 2.7, Tenant shall renovate and refurbish the Premises as reasonably required from time to time by Landlord in order to maintain the Premises in substantially the same condition as when Tenant first opened for business (provided, however, this Section is not intended nor shall it be construed to impose any obligation on Tenant to update the technology relating to the automobile driving simulators or other equipment). Such renovation or refurbishment may include new carpeting, painting, new wall covering and/or new tenant fixtures. Any such work by Tenant pursuant to this Section shall be commenced within three (3) months after Tenant's receipt of notice from Landlord and shall be completed within three (3) months after the commencement thereof.

ARTICLE XI. TENANT'S CONDUCT OF BUSINESS

         11.1 Operating Covenants: Tenant covenants and agrees that it will open for business and thereafter continuously and uninterruptedly (a) operate and conduct within the Premises during the required operating hours the business which it is permitted to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other casualty, and (b) maintain within the Premises during the entire Lease Term an adequate stock of in-season merchandise together with sufficient personnel and Personal Property to service and supply the usual and ordinary requirements of its customers and to maximize Gross Sales. Tenant acknowledges that the Project is intended to provide only the highest quality of service and merchandising for the patrons of the Project and that Tenant will operate and conduct all




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


aspects of its operations in accordance with this standard. Prior to substantial completion of the Premises, Tenant shall provide Landlord with an initial first year Profit and loss proforma. Tenant will not be in breach of the foregoing sentence until ten (10) days after Landlord provides written notice to Tenant requesting said proforma. Landlord shall include provisions substantially similar to this Section 11.1 in the lease agreements of all other tenants of the Project and shall enforce such provisions in a non-discriminatory manner.

         As used herein, the term "merchandise" or "merchandising" shall mean items of merchandise typically associated with the Permitted Use, including food, beverages, themed apparel and related products and other goods and commodities.

         11.2 Operating Days and Hours: Subject to the limitations set forth in
Section 11.1 above, recognizing that it is in the interests of both Tenant and Landlord to have regulated hours of business for all of the Project, Tenant shall, commencing with the opening for business by Tenant in the Premises and for the remainder of the Lease Term, be open for business continuously with its window displays, exterior signs and exterior advertising displays adequately illuminated during all hours on all days on which Landlord, in its sole discretion, determines to open the Project for business to the public. In that connection, Tenant acknowledges and agrees that Project hours may change seasonally, and that due to regulatory requirements, hours may vary for patrons depending on patron age. If Tenant shall open late, close early or fails to be open at any time in violation of this Lease without the express written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion, Landlord may assess Tenant, and Tenant shall pay the amount so assessed as Additional Rent, at the rate of Two Hundred Dollars ($200.00) per full or partial hour of Tenant's unauthorized closure; provided, however, Tenant shall not be required to pay the amount assessed to Tenant if Tenant's failure to open or to stay open resulted from a Force Majeure event. It is agreed, however, that the foregoing provisions shall be subject to the hours of operation prescribed by any governmental regulations or labor union contracts which may govern the operation or business of Landlord or Tenant.

         11.3 Compliance with Laws: Subject to Section 1.12, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements (including, without limitation, ABC liquor license and liquor conditional use, permits, mitigation plans and best management practices from time-to-time required to be obtained or implemented by Landlord or Tenant to satisfy legal requirements) now or hereafter in force, and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, in each case excluding structural changes not related to or affected by Tenant's improvements or acts, which shall be Landlord's obligation. Tenant shall immediately notify Landlord in writing, and provide Landlord copies, of any threatened or actual claim, notice, citation, violation, warning, complaint or report that Tenant may receive with respect to Tenant's failure to comply with Tenant's obligations under this provision. Except for the approval by the Los Angeles County regional planning department of a parking calculation taking into account Tenant's use, Landlord represents and warrants that to the best of Landlord's knowledge, the Premises are in compliance with all applicable zoning ordinances and all mitigation plans applicable to the Premises have been satisfied. Landlord shall obtain said approval on or before July 1, 1999.

         Tenant shall disclose all ABC liquor license information to Landlord; including but not limited to any restrictions imposed on Tenant's ABC liquor license. In addition, Tenant understands that the Project and Universal Studios Hollywood have extensive resources and experiences with land use issues (past, current and future public approval projects), local agencies and a special sensitivity to its local residential neighbors. As a result Tenant agrees to allow Landlord to coordinate and manage all of the public approval processes (including any public hearings) for any necessary permits including but not limited to the liquor conditional use permit. Landlord represents and warrant that there is nothing inherent or specific to the Project or




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

Landlord or constituent owners of Landlord that will prevent Tenant from using a catering service for the services of food and alcoholic beverages provided that the caterer complies with all laws and regulations relating to the services of food and alcoholic beverages.

ARTICLE XII. LIMITS ON SIGNS AND ADVERTISING

         Subject to the paragraph entitled "Initial Tenant Obligations" after the preamble of this Lease, all exterior Tenant signage and the sign designer and fabricator shall be subject to the review and approval of Landlord, in accordance with the procedures set forth in Exhibit C and the Tenant's Manual. Tenant shall not place any signs, placards, names, insignia, trademarks, or any other similar item or items outside, on or within thirty-six inches (36") of, the front lease line, or on the store front, the glass panes and supports of the show windows, or on any window, door, roof or perimeter wall of the Premises, or which is otherwise visible from the Project common areas (except for the standard design elements reflected on Tenant's plans and specifications for the initial build out of the Premises), except such as Landlord shall approve in its sole discretion. Notwithstanding anything to the contrary in this Lease, Tenant shall not affix any signs to the roof of the Premises. Tenant shall utilize no advertising medium (other than signage permitted or approved pursuant to the preceding sentence) within the Premises or within the Common Area which can be heard or experienced outside the Premises (excluding Tenant's track announcer or the automobile driving simulator rides). Tenant shall not display, paint or place any handbills or other advertising devices on any vehicle parked in the parking area of the Project, whether belonging to Tenant or to any other person, nor shall Tenant distribute in the Project any handbills or other advertising devices. Other than Tenant's signage, Landlord represents and warrants that it will not place any signage on the front building facade of the Premises.

ARTICLE XIII. PERSONAL PROPERTY; IMPROVEMENTS; CERTAIN TAXES

         13.1 Removal and Replacement: All of Tenant's trade fixtures, furniture, furnishings, signs and other personal property not permanently affixed to the Premises (collectively referred to herein as "Personal Property") must be either new or antique and, in either case of a quality consistent with the Project when installed in, or attached to, the Premises by Tenant. Subject to the provisions of Section 13.2, any such Personal Property shall remain the property of Tenant. Provided Tenant is not in default beyond the applicable cure period after notice from Landlord under any of the monetary or other materials terms of this Lease, Tenant shall have the right to remove any or all of its Personal Property which it may have stored or installed in the Premises; provided, however, if this Lease is still in effect, Tenant shall immediately replace the same with similar Personal Property of comparable or better quality. At Landlord's option, Landlord may require Tenant to remove any and all Personal Property from the Premises upon the expiration of the Lease Term. Tenant shall, at its expense, immediately repair any damage occasioned to the Premises by reason of the removal of any Personal Property.

         13.2 Improvements: Tenant's Alterations (as specified in Section 14.1) and Tenant's Work (as specified in Exhibit C) are collectively referred to in this Lease as "Improvements" and shall become the property of Landlord upon the expiration or earlier termination of this Lease.

         13.3 Certain Taxes: Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operation at the Premises as well as upon its merchandise, Improvements and Personal Property. If any such items of property are assessed with property of Landlord or a third party, then, and in such event, such assessment shall be equitably divided between Tenant and either Landlord or such third party, as the case may be.




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


ARTICLE XIV. TENANT'S RIGHT TO MAKE IMPROVEMENTS

         14.1 Alterations: At Tenant's own expense, after giving Landlord notice of its intentions to do so, Tenant may, from time-to-time after completion of all work in accordance with Exhibit C, make such permanent and nonstructural alterations, replacements, additions, changes and/or improvements (collectively referred to in this Lease as "Alterations") to Tenant's Work previously completed in accordance with Exhibit C or to prior Alterations as Tenant may find necessary or convenient for its purposes, provided that: (i) any such Alterations which are structural or on the exterior of the Premises and/or visible from the exterior may not be made without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion; (ii) the value of the Premises is not thereby diminished; and (iii) no Alterations costing in excess of [***] for any one work of improvement, or in excess of [***] in the aggregate for multiple works of improvement during any period of twelve (12) consecutive months during the Lease Term, may be made without obtaining the prior approval of Landlord, which Landlord may withhold in its reasonable discretion. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses (including, any architect and/or engineer fees) incurred by Landlord in approving or disapproving Tenant's plans for Alterations up to [***].

         14.2 Construction Requirements: All Alterations to be made to the Premises which require the approval of Landlord shall be made under the supervision of a competent architect or licensed structural engineer and in accordance with plans and specifications prepared and constructed in conformity with the structural, mechanical, electrical, design and quality standards, requirements and/or criteria specified in Exhibit C. Such plans and specifications shall be submitted to Landlord for its approval prior to commencement of the work, in accordance with such procedures as Landlord shall reasonably specify. Upon the expiration or earlier termination of this Lease, such Alterations (unless they comprise Personal Property or trade fixtures) shall not be removed by Tenant but shall become a part of the Premises unless Landlord requires their removal, in which event Tenant shall remove such Alterations promptly upon vacating the Premises. In performing the work of any such Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Project.

ARTICLE XV. MECHANICS' LIENS

         Except as otherwise provided in this Lease, Tenant shall pay all costs of labor, services and materials supplied in the prosecution of any work, except for "Landlord's Work" as specified in Exhibit C, or other work undertaken by Landlord in discharge of its responsibilities under this Lease, done, or caused to be done, on the Premises. Landlord and Tenant will keep the Premises free and clear of all mechanics' liens and other such liens on account of work done by Landlord and Tenant or persons claiming under Landlord and Tenant. [Construction surety bond requirement waived subject to satisfactory review of Tenant's financials] Tenant shall forthwith notify Landlord of any claim of lien filed against the Premises of which Tenant has notice or the commencement of any action affecting the title thereto. Landlord and its representatives shall have the right to post and keep posted thereon notices of non-responsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Before the commencement of any work which might result in any such lien, Tenant shall give to Landlord written notice of its intention to do so, specifying the date on which such work shall commence, in sufficient time to enable Landlord to post and record such notices in accordance with the laws and/or statutory requirements of the State of California.





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ARTICLE XVI. REPAIRS AND MAINTENANCE

         16.1 Tenant's Obligations: From and after substantial completion of the Premises and, except for punch list items as provided in Section 4.2, Tenant shall at all times repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof (except that portion of Premises to be maintained by Landlord under Section 16.2). All replacements made by Tenant in accordance with this Section 16.1 shall be of like size, kind and quality to the items replaced as they existed when originally installed and shall be subject to Landlord's reasonable approval.

         16.2 Landlord's Obligations: Subject to Sections 16.1 and 8.3, Landlord shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, exterior walls and structural parts of the Premises (including the structural floor) and all meters, pipes, conduits, equipment, components and facilities that supply the Premises with Utilities installed by Landlord (except as the appropriate utility company has assumed these duties); provided however that Landlord shall not be required, and Tenant shall be required, to make repairs necessitated by reason of the negligence or willful misconduct of Tenant or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any conditions or agreements of this Lease, or by reason of Improvements made by Tenant or anyone claiming under Tenant. As used in this Article XVI, "exterior walls" shall exclude storefronts, plate glass, window cases and window frames, doors and door frames, security grills and similar enclosures, the repair and maintenance of which are Tenant's responsibility. Landlord shall have no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any time, except as this Lease expressly provides. Landlord shall perform its obligations under this Section in a manner consistent with first-class retail centers in Southern California. All of Landlord's costs and expenses arising out of Landlord's complying with its obligations and exercising its rights under this Section 16.2 shall constitute Operating Costs as defined in Section 5.2, except that Landlord's costs and expenses of repairing and maintaining meters, pipes, conduits, equipment and facilities that supply Tenant's Premises exclusively shall be allocated entirely to Tenant.

         16.3 Right to Enter: Tenant shall permit Landlord, or its authorized representatives, upon reasonable notice (except in an emergency in which case no notice shall be required), to enter the Premises at all times during usual business hours to inspect the same, to perform its duties under Section 16.2, and to perform any work therein that Landlord may reasonably deem necessary or that is Landlord's obligation under this Lease. No exercise by Landlord of any rights reserved in this Section 16.3 shall entitle Tenant to any compensation, damages or abatement of rent from Landlord for any injury or inconvenience occasioned thereby.

         16.4 Landlord's Liability: Landlord shall be liable and assumes the risk for any damage occasioned by reason of the construction of the Premises or for failure to keep the Premises in repair, provided Landlord is obligated to construct same or make such repairs under the terms hereof, and further provided that notice of the need for repairs has been given to Landlord, a reasonable time has elapsed and Landlord has failed to make such repairs. Landlord shall also be liable for its negligence or willful misconduct in performing any repairs that Landlord undertakes hereunder. Except as hereinabove set forth, Landlord shall not be liable for any damage done or occasioned by or from the electrical system, heating or air conditioning system, and plumbing and sewer systems in, upon or about the Premises or the building of which the Premises are a part, nor for damages occasioned by water, snow or ice being upon or coming through the roof, trap door, walls, windows, doors or otherwise, nor for any damage arising from acts of negligence of tenants or other occupants of the building or buildings of which the Premises may be a part, or the acts of any owners or occupants of adjoining or contiguous properties, and in any event, Landlord shall not be liable for any damage to Tenants Improvements, Personal Property, or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof other than as results from the gross negligence or willful misconduct of Landlord, its employees or agents, and Tenant,




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

subject to the provisions of Section 17.1, hereby releases Landlord from all liability for such damage other than as results from the gross negligence or willful misconduct of Landlord, its employees or agents.

ARTICLE XVII. INDEMNITY; INSURANCE

         17.1 Indemnification:

              17.1.1 Indemnification by Tenant: Landlord shall not be liable for, and Tenant shall defend (unless Landlord waives its right to such defense, and in any event with counsel satisfactory to Landlord), indemnify and protect Landlord from, any claim, liability, fine, loss, or expense (including reasonable actual attorneys' fees and court costs) arising directly or indirectly from (a) any labor dispute involving Tenant or its contractors or agents, or (b) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises by Tenant, or (c) any activities in connection with Tenant's business, including any activities relating to advertising copy supplied by Tenant under Article IX, or (d) any loss or damage to Tenant's property (hereinafter referred to as "Claim"); provided, however, Tenant shall have no obligation to defend, indemnify or protect Landlord from Claims (y) made by Tenant in accordance with Article XXIII, or (z) caused by the sole negligent or willful acts of Landlord and/or its agents or employees. Landlord shall give notice to Tenant as to litigation that is instituted against Landlord that may subject Tenant to liability under this Section.

         17.2 Tenant's Insurance Obligation: From and after the earlier of commencement of Tenant's Work or Tenant's entry upon the Premises, Tenant will carry and maintain the following types of insurance, in the amounts specified and in the form hereinafter provided for:

              17.2.1 General Liability: Commercial general liability insurance (and/or excess umbrella liability) written on an occurrence form with a combined single limit of not less than [***] per occurrence. Said policy must be written on the CG0001 11/85 or 11/88 ISO occurrence form or broader, with no additional exclusions, and must include:

               1.    primary, not contributing coverage
               2.    blanket contractual
               3.    broadform property damage
               4.    personal/advertising injury
               5.    products completed operations
               6.    liquor liability, if tenant is a restaurant
               7.    X, C and U, if necessary due to the nature of the work

All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of that part of the indemnity agreement contained in Section 17.1 relating to liability for injury to or death of persons and damage to property, as well as contractual liability.

              17.2.2 Workers' Compensation: Statutory workers' compensation including employers liability insurance with a limit of not less than [***]. Tenant shall cause its workers' compensation carrier to waive insurer's right of subrogation with respect to Universal Studios Recreation Services, Universal Studios, Inc., and its affiliates, and such additional individuals or entities as Landlord shall from time-to-time designate.

              17.2.3 Plate Glass: Insurance covering full replacement cost of all plate glass on the Premises. Tenant shall have the option either to insure commercially or to self-insure the risk.





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
               17.2.4 Equipment: Machinery insurance on all air-conditioning equipment and systems exclusively serving the Premises. if said equipment and the damage it may cause are not covered by Tenant's "All Risks" insurance (as specified in Subsection 17.2.5 below), then the insurance specified in this Subsection 17.2.4 shall be in an amount not less than One Hundred Thousand Dollars ($100,000); if Tenant requires boilers or other pressure vessels to serve the Premises, they shall also be insured for the same amount.

               17.2.5 Tenant's Improvements and Personal Property: Insurance covering Tenant's (a) merchandise; (b) "Improvements" (as defined in Section 13.2) including "Alterations" (as defined in Section 14.2); and (c) "Personal Property" (as defined in Section 13.1) from time-to-time in, on or upon the Premises, in an amount not less than [***] of their full replacement cost, providing protection against any peril included within the classification "All Risks," including coverage for sprinkler and water damage and theft. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Article XVIII, in which event Landlord and Tenant shall share in such proceeds as their respective interests may appear.

               17.2.6 Business Interruption: Insurance covering Tenant's anticipated continuing expenses (including Rental) and lost profits following a casualty for a period of twelve (12) months.

        Notwithstanding the foregoing, Tenant may cause any of the policies which it maintains to carry such deductibles as are commercially reasonable. Notwithstanding the types of insurance and dollar amounts specified above in this Section 17.2, Landlord may by notice to Tenant given from time-to-time require additional types and/or higher limits of insurance coverage as Landlord may reasonably specify as being appropriate, provided, however, that Landlord shall not so change the insurance requirements more than [***] years and provided further that such additional types or higher limits are customary for developments similar to the Project in the City of Los Angeles. Tenant shall be responsible for paying any additional premiums charged by its insurer(s) for additional insurance or waivers reasonably specified by Landlord.

        17.3 Form of Policies: All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of California and with a rating of at least "A X" in Best's Key Rating Guide. All such policies (except to the extent inconsistent with the type of policy) shall contain cross-liability endorsements and shall name Landlord and Universal Studios, Inc. and Universal Studios, Inc.'s affiliated companies, mortgagees or beneficiaries and such additional individuals or entities as Landlord shall from time-to-time reasonably designated as "Additional Insureds." Satisfactory evidence of each insurance coverage, on the standard ACORD form or a form acceptable to Universal Studios shall be delivered to Landlord within ten (10) days prior to Tenant's entry onto the Premises and, thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. When any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies must contain a provision that the company writing said policy will give to Landlord thirty (30) days' written notice in advance of any cancellation, lapse, reduction in the amount of coverage or other adverse change respecting such insurance. All general liability, property damage and other casualty policies shall be written as primary policies, not contributing with or secondary to coverage which Landlord may carry. The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Landlord, and failure to deliver said insurance certificate or Landlord's failure to request delivery shall in no way be construed as a waiver of Tenant's obligation to provide the insurance coverage specified.

        17.4 Blanket Insurance Policies: Tenant's obligation to carry the insurance provided for above may be satisfied by inclusion of the Premises within the coverage of a so-called



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
"blanket" policy or Policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's affiliated companies, mortgagees or beneficiaries shall be named as additional insureds thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant shall permit Landlord at all reasonable times to inspect any policies of insurance maintained by Tenant covering risks upon the Premises or related to Tenant's occupancy of the Premises if such policies have not been previously delivered to Landlord.

        17.5 Landlord's Insurance Obligation: At all times from and after the Effective Date, Landlord shall maintain in effect a policy or policies of insurance providing protection for the following liabilities and/or risks: (a) general liability for bodily injury and property damage arising from Landlord's ownership and/or operation of the Project with coverage limits at least equal to those Tenant is required to maintain in accordance with Subsections 17.2.1, and
(b) all perils insurable under an All Risks policy (with, at Landlord's election, coverage for other risks such as flood and earthquake, providing such coverage is available at commercially reasonable cost) covering the Project, exclusive of any item insured by Tenant pursuant to Section 17.2 and by other Project tenants, in an amount at least equal to eighty percent (80%) of the insured improvements' full replacement cost (exclusive of the cost of excavations, foundation and footings). Insurance provided for in this Section
17.5 may be carried by inclusion within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage accorded will not be reduced or diminished by reason of the use of such blanket policies of insurance. Notwithstanding the above, Landlord may cause any of the policies which it maintains to carry such deductibles as are commercially reasonable. Landlord (itself or through an affiliate) may self-insure any of the risks set forth in this Section 17.5.

        17.6 Mutual Waivers of Rights: Landlord (for itself and its insurer) and Tenant (for itself and its insurer) each hereby waive any rights, including rights of subrogation, either may have against the other, and Tenant hereby waives any rights it may have against other tenants of the Project (provided such other tenants have waived such rights against Tenant and to the extent that Tenant is insured for the loss) for compensation of any loss or damage occasioned to Landlord or Tenant, as the case may be, with regard to their respective property, the Premises, its contents or portions of the Project, arising from any risk generally covered by the All Risks insurance Landlord and Tenant shall carry and maintain under Sections 17.2 and 17.5. The foregoing waivers shall be in operation only so long as insurance coverage recognizing such waivers is available in the State of California and so long as no policy is invalidated thereby. Each party may conclusively presume that the waiver by the other party is in full force and effect unless and to the extent the other party notifies the presuming party to the contrary. Nothing in this Section 17.6 shall derogate from the generality of Section 17.1, which Section 17.1 shall prevail.

        17.7 Insurance Use Restrictions: Tenant will not carry any goods or do anything in or about the Premises which will in any way tend to increase the insurance rates for any insurance maintained by Landlord above the levels generally applicable to low-risk commercial rental space. Nothing in this
Section 17.7 shall in any way limit such Permitted Use or require Tenant to compensate Landlord for increased insurance rates under this Section 17.7 as a result of Tenants use of the Premises for the Permitted Use. Subject to the foregoing sentence, Tenant shall pay to Landlord forthwith upon demand the amount of any increase in premiums charged to Landlord for insurance carried by Landlord pursuant to Section 17.5, which increase results from Tenants violation of the foregoing restrictions. Tenant shall make all changes to its Premises and install any fire extinguishing equipment and/or other safeguards that Landlord's insurance underwriters or applicable fire, safety and building codes and regulations may reasonably require in order to obtain and maintain favorable premium rates and terms; Landlord shall notify Tenant prior to Tenant's commencement of Tenant's Work of any such installations and/or other safeguards that,


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
to Landlord's best knowledge regarding safeguards that Landlord's insurance underwriters require, Tenant will be required to perform or construct in order to comply with this Section 17.7.

ARTICLE XVIII. RECONSTRUCTION

        18.1 Insured Casualty: If the Premises are damaged by fire or other perils covered by Landlord's insurance or self-insurance:

               18.1.1 Repair of Damage: As soon as is reasonably possible, but no later than ninety (90) days after the date of such damage, Landlord shall commence repair, reconstruction and restoration (collectively referred to as "Reconstruction" in this Article XVIII) of that portion of the Premises described as Landlord's Work in Exhibit C and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or

               18.1.2 Damage Near End of Lease Term: In the event of partial or total destruction of the Premises during the last two (2) years of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease on notice to the other of exercise thereof within thirty (30) days after such destruction. For purposes of this Article XVIII, "partial destruction" shall mean destruction to an extent of more than thirty-three and one-third percent (33-1/3%) of the full replacement cost of the Premises as of the date of destruction.

        18.2 Uninsured Casualty: If the Premises are damaged by any casualty not required to be covered by Landlord's insurance or self-insurance or if the cost of Reconstruction exceeds the insurance proceeds recoverable by Landlord, Landlord shall have the election, and shall within ninety (90) days following the date of such damage give Tenant notice of Landlord's election, either (i) to commence Reconstruction of that portion of the Premises described as Landlord's Work in Exhibit C and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or (ii) not to perform such Reconstruction of such portion of the Premises, in which event this Lease shall cease and terminate not later than sixty (60) days after Landlord's notice of its election to terminate.

        18.3 Construction Provisions: In the event of any Reconstruction of the Premises under this Article XVIII, said Reconstruction shall substantially conform to the provisions of Exhibit C and shall cover all of the work set forth therein under "Description of Landlord's Work" and "Description of Tenant's Work." Landlord shall reconstruct the Premises only to the extent of the work described as "Landlord's Work" in Exhibit C. Tenant, at it sole cost and expense, shall reconstruct all items described as "Tenant's Work" in Exhibit C and shall replace its merchandise and Personal Property. Tenant shall commence such reconstruction of Tenant's Work and replacement of Tenant's merchandise and Personal Property promptly upon delivery to it of possession of the Premises and shall diligently prosecute the same to completion.

        18.4 Release of Liability: Upon any termination of this Lease under any of the provisions of this Article XVIII, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to Landlord, except for obligations which have theretofore accrued and are then unpaid. In the event of termination, Landlord and Tenant shall share in the proceeds from Tenant's insurance (including selfinsurance and deductibles) maintained pursuant to Subsection 17.2.5 as their respective interests may appear.

        18.5 Waiver of Statutory Rights. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.


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
        18.6 Major Destruction: Notwithstanding any of the foregoing provisions of this Article XVIII, if either the Project or the Premises are damaged to an extent of more than thirty-three and one-third percent (33-1/3%) of the full replacement cost of the Project or the Premises (as the case may be) as of the date of destruction, or is totally destroyed, Landlord shall have the right to terminate this Lease by giving notice of such termination to Tenant within ninety (90) days after such destruction.

ARTICLE XIX. OCCUPANCY TRANSACTIONS

        19.1 Restrictions: Except as otherwise provided herein, Tenant shall not enter into, or consent to, an Occupancy Transaction nor shall an Occupancy Transaction occur, without first procuring Landlord's consent (except that in the case of a non-consensual Occupancy Transaction, Tenant shall request Landlord's consent as soon as possible), and any attempt to do so without such prior written consent shall be void and at Landlord's option shall terminate this Lease. Subject to the provisions of the next succeeding paragraph hereof, Landlord shall not withhold its consent unreasonably but may condition such consent upon compliance with this Article. The parties agree, however, that the exact use, manner of operation of the Premises and conduct of business thereon by Tenant will have an impact on the quality and reputation of the Project. Accordingly, the parties agree that without limiting any other reasonable criteria which Landlord may utilize, Landlord may withhold its consent, and in so doing will not be deemed to be acting unreasonably, if Landlord in the exercise of reasonable business judgment determines that the Transferee has insufficient business reputation or experience in the operation of the business being conducted by Tenant (or by Tenant's then-current Transferee, if any), or that the financial condition of the Transferee is inadequate (notwithstanding that Tenant may remain liable) or that it is likely that the Transferee will not be able to generate the same level of Percentage Rental as would Tenant, or that the transfer may lead to a breach of this Lease. In the event that Tenant desires to gain Landlord's consent to a proposed Occupancy Transaction pursuant to this Article 19, Tenant shall provide Landlord with written request for consent to such Occupancy Transaction, accompanied by information reasonably sufficient to enable Landlord to evaluate Tenant's request for consent in accordance with the aforesaid factors. In the event that prior to the exercise by Tenant of its Option to extend the term of this Lease, Landlord consents to an Occupancy Transaction requested by Tenant where such consent is required under this Article XIX, then Tenant shall be relieved of liability under this Lease for the Option Term.

        Notwithstanding the foregoing, at any time within thirty (30) days after receiving Tenant's written notice of a proposed Occupancy Transaction, Landlord shall have the right, in its sole discretion, to either: (i) grant or withhold its consent in accordance with the foregoing paragraph, accompanied by specific reason(s) for its decision in the event that Landlord denies consent; or (ii) terminate this Lease with respect to the portion of the Premises that Tenant proposes to assign or sublease; Landlord's right to terminate this Lease under this section may be revoked if the Tenant rescinds the assignment request within thirty (30) days after Landlord receiving Tenant's written notice of a proposed assignment or sublease. In the event of any such sublease or assignment approved by Landlord, Landlord shall receive [***] of the net sales price directly attributable to the Lease assignment/sublease (e.g., after deduction for Tenant's costs of sale (such as commissions, improvement costs, fees, etc.) and after deduction of the unamortized value of Tenant's leasehold improvements and fixtures (after deducting any Landlord Construction Allowance) installed in the Premises by or at the direction of Tenant which are sold as part of the assignment or sublease, said unamortized value to be determined on a straight-line depreciation method allowed by the Internal Revenue Code of 1986 (as amended) assuming a useful life equal to the remainder of the Lease Term (including the Option Term) at the time the improvement or fixture is placed in service or installed in or upon the Premises). Landlord shall notify Tenant of its consent or denial of consent to any proposed Occupancy Transaction in accordance with the provisions of this paragraph within 10 days after receipt of Tenant's written request and any



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
documents or information reasonably requested by Landlord and relating to such proposed Occupancy Transaction.

        19.2 Nullity: Any purported Occupancy Transaction consummated in violation of the provisions of this Article XIX shall be null and void and of no force or effect.

        19.3 Definitions: As used in this Article, the following definitions shall apply:

               19.3.1 "Occupancy Transaction" means any (i) assignment of some or all of Tenant's interest and rights in the Lease and/or the Premises, including Tenant's right to use, occupy and possess the Premises, or (ii) sublease of Tenant's right to use, occupy and possess the Premises, in whole or in part, or (iii) granting of a concession or management arrangement pertaining to the Premises in whole or part, or (iv) mortgage, deed of trust, pledge, hypothecation, lien, or other security arrangement with respect to Tenants interest in the Lease, foreclosure of which may result in an Occupancy Transaction; provided, however, furniture, fixture and equipment financing shall not constitute an "Occupancy Transaction", or (v) change of Control of Tenant, or (vi) permitting the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees (as such employees may change from time to time). Notwithstanding anything to the contrary contained in this Article 19, an "Occupancy Transaction" shall not include, and Tenant shall not be required to obtain Landlord's consent for any of the following transactions: (a) any assignment, sublease or other transfer of this Lease of all of the Premises to
(A) any person or entity which is a parent (owning all or substantially all of the ownership interest of Tenant) or a wholly-owned subsidiary of Tenant, or (B) any corporation or other entity into which or with which all or substantially all of the assets or ownership interests of Tenant are merged or consolidated; or (b) any assignment, sublease or other transfer of this Lease of all of the Premises to any person or entity acquiring all or substantially all of the assets of Tenant operating under the same trade name of Tenant as of the date of such transfer, or (c) any sale, assignment, or other transfer of all of the shares of stock, partnership interests, limited liability company membership interests, or other ownership interests in Tenant resulting in a change in the Control of Tenant; or (d) in connection with any public offering of stock in Tenant, transfer of stock between, or among any partners, members, owners, limited partners, or other persons or entities having an ownership interest in Tenant. Tenant covenants that in the event of the occurrence of any of the foregoing transactions (a) through (d) above (excluding an initial public offering under item (d)), that, as a result thereof, there will not be a material and adverse change in Tenant's net worth (or if there is a material and adverse change in Tenant's net worth, Tenant will provide reasonable additional financial security to Landlord to compensate for the material and adverse change); and, there will not be a material change in Tenant's senior management (or if there is a material change in Tenant's senior management, there will be competent and experienced new senior management with regard to the Permitted
Use).

               19.3.2 "Transferee" means a proposed buyer, assignee, sublessee, mortgagee, beneficiary, pledge, concessionaire, manager or other recipient of Tenant's interests, rights or duties in this Lease or the Premises in an Occupancy Transaction.

               19.3.3 "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

        19.4 Landlord's Costs: Tenant shall pay to Landlord the amount of [***] for each Occupancy Transaction to which Landlord shall have consented, which amount shall be deemed to reimburse Landlord for its expenses in reviewing and approving Tenant's request for Landlord's consent, in addition to the sales percentage price described in Section 19.1 above.



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
ARTICLE XX. BANKRUPTCY; INVOLUNTARY TRANSFERS

        20.1 Right of Termination: Should any of the following events occur, Landlord shall have the right (but not the obligation) to terminate this Lease and any interest of Tenant herein, effective with the commencement of the event:

               20.1.1 Receivership: Proceedings are instituted whereby all, or substantially all, of Tenant's assets are placed in the hands of a receiver, trustee or assignee for the benefit of Tenant's creditors, and not placed back in Tenant's hands within ninety (90) days;

               20.1.2 Attachment: Any creditor of Tenant institutes judicial or administrative process to execute on, attach or otherwise seize any of Tenant's merchandise or Personal Property, located on the Premises and Tenant fails to discharge, set aside, exonerate by posting a bond, or otherwise obtain a release of such property within thirty (30) days;

               20.1.3 Bulk Sale: Tenant makes a bulk sale of all, or substantially all, of Tenant's merchandise or Personal Property located on the Premises, except in accordance with Section 13.1, or except in a permitted Occupancy Transaction under Article XIX, and fails to replace the same with similar items of equal or greater value and utility within ten (10) days; or

               20.1.4 Intentionally Deleted.

        20.2 Requests for Information: Within ten (10) days after Landlord's request therefor, Tenant shall provide Landlord and Landlord's mortgagee or proposed mortgagee, as Landlord shall specify, such financial, legal and business information concerning any of the events described in Section 20.1 as Landlord shall request.

        20.3 Assignment by DIP or Trustee: Notwithstanding anything to the contrary contained herein, if Tenant, as a debtor-in-possession (the "DIP"), or a trustee for the estate in bankruptcy of Tenant (the "Trustee"), assumes this Lease and proposes to assign this Lease, or sublet the Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") to any person, partnership, corporation or other entity (the "Proposed Assignee"), then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

               20.3.1 The DIP, or the Trustee, as the case may be, shall give Landlord written notice at least ten (10) days prior to the date that the DIP or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment or subletting, which notice shall set forth: (i) the name and address of the Proposed Assignee; (ii) all of the terms and conditions of the Proposed Assignee's offer; and (iii) the adequate assurances to be provided Landlord to assure such Proposed Assignee's future performance under this Lease, including, without limitation, the assurances referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord, upon receipt of such notice, shall have the prior right and option, to be exercised by notice to the DIP or the Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment or sublease of this Lease by any other assignee or sublessee acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the Proposed Assignee, less any brokerage commissions which may be payable out of the consideration to be paid by or for the assignment of this Lease;

               20.3.2 If the rental agreed upon between the DIP or the Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Premises


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(or any part thereof) is greater than the rental rate that Tenant must pay
Landlord hereunder for that portion of the premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration shall be paid or delivered to Landlord, and shall not constitute property of the DIP, the Trustee, or of the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code; and

               20.3.3 Any proposed assignment or sublease of this Lease by the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall provide adequate assurance of future performance under this Lease by the Proposed Assignee, which adequate assurance shall include, as a minimum, the following: (i) any Proposed Assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months Minimum Annual Rental accruing under this Lease; (ii) any Proposed Assignee of the Lease shall provide to Landlord an unaudited financial statement, certified to be accurate by such Proposed Assignee or by an officer, director or partner thereof and dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall show the Proposed Assignee to have a net worth equal to at least the Minimum Annual Rental that shall accrue under this Lease for the next year of the Lease Term, (iii) any Proposed Assignee shall pay all Rental not previously paid under this Lease including all payments which have been suspended, mitigated, nullified or reduced to a claim of any kind against Tenant or Tenant's property, by operation of law or otherwise; and (iv) any Proposed Assignee shall assume Tenant's obligation to pay Landlord's attorneys' fees pursuant to Section 30.25 hereof.

        This Section 20.3 shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Landlord's rights to damages or other relief in a proceeding under the Bankruptcy Code.

ARTICLE XXI. SECURITY DEPOSIT

        21.1 Payment: On or before the Effective Date, Tenant shall deposit with Landlord the sum specified in Section 1.14 as "Security Deposit." Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of its obligations under this Lease.

        21.2 Application: If any of the rental herein reserved or any other sum payable by Tenant to Landlord shall be overdue or paid by Landlord on behalf of Tenant, or if Tenant shall otherwise be in default beyond the applicable cure period after notice from Landlord under any of the other monetary or other terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord for such rental or other sum, or out-of-pocket loss or damage (i.e., excluding (except if pursuant to a judgment) consequential and special damages but including, for example, reasonable attorneys' fees) sustained by Landlord as a result thereof, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Subject to the foregoing sentence, said Security Deposit shall be refunded in full to Tenant no later than thirty (30) days after Tenant has surrendered possession of the Premises to Landlord at the expiration or earlier termination of the Lease Term. If Landlord claims deductions against the Security Deposit, Landlord shall return any remaining portion to Tenant within such thirty (30) day period. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, as specified in Section 20.1, the Security Deposit shall be deemed to be applied first to the payment of rental and other charges due Landlord for the earliest periods prior to the filing of such proceedings.


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
        21.3 Transfer of Landlord's Interest: Landlord may deliver the funds deposited hereunder by Tenant to the purchaser or assignee of Landlord's interest in the Premises in the event that such interest is transferred and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit. This Section 21.3 shall also apply to any subsequent transfers of any successor Landlord's interest in the Premises.

ARTICLE XXII. DEFAULTS BY TENANT; REMEDIES

        22.1 Events of Default: The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease:

               22.1.1 Failure to Pay Rent: Failing or refusing to pay any amount of Rental when due in accordance with the provisions of this Lease;

               22.1.2 Breach of Operating Covenants: Failing or refusing to occupy and operate the Premises in accordance with Article XI; or

               22.1.3 Other Curable Defaults: Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in Subsections 22.1.1 and 22.1.2 above, the breach of which Tenant is reasonably capable of curing after notice from Landlord.

        22.2 Notices: When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure section 1161 or any similar or successor statute. Following the occurrence of any of the events specified in Sections 22.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and demanding that Tenant, and any subtenant, either fully cure each such default within the time period specified in the corresponding subsections below or quit the Premises and surrender the same to
Landlord:

               22.2.1 Failure to Pay Rent: For nonpayment of any amount of Rental, ten (10) days after receiving written notice from Landlord regarding the same;

               22.2.2 Breach of Operating Covenants: For breach of Article XI, ten (10) days after receiving written notice from Landlord regarding the same, except as otherwise provided in Section 22.3; and

               22.2.3 Other Curable Defaults: For other curable defaults, thirty
(30) days after receiving written notice from Landlord regarding the same; provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure. Tenant shall promptly notify Landlord of Tenant's commencement of such cure.

        To the extent permitted by applicable State law, the time periods provided in this Section 22.2 for cure of Tenant's defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable State law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.

        22.3 Non-Curable Defaults: With regard to any breach of this Lease which is not capable of cure or if Tenant shall have committed three (3) or more material curable breaches of


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Tenant's operating covenants (each for which Tenant was provided a notice to cure pursuant to Section 22.2.2) during any twelve (12) month period after the Effective Date, Landlord shall have the right to give Tenant and any subtenant, a notice specifying the nature of the default and the provisions of this Lease so breached, and Landlord shall have the right to demand in said notice that Tenant close the Premises for business within five (5) days after Tenant receives such notice and vacate the Premises within thirty (30) days after tenant receives such notice.

        22.4 Landlord's Rights and Remedies: Should Tenant fail to cure within the time periods specified in Section 22.2 any default specified in Subsections 22.1.1, 22.1.2 or 22.1.3, or fail to quit the Premises in accordance with
Section 22.3, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable State law:

               22.4.1 Termination of Lease: The right of Landlord to terminate this Lease and Tenant's right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder; and

               22.4.2 Reentry of the Premises: The right of Landlord, without terminating this Lease and Tenant's right to possession of the Premises, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable; and

               22.4.3 Termination after Reentry: The right of Landlord, even though it may have reentered the Premises in accordance with Subsection 22.4.2, to elect thereafter to terminate this Lease and Tenant's right to possession of the Premises; and

               22.4.4 Continued Enforcement of Lease: The right of Landlord to continue to enforce all Landlord's rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease.

        Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of California and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a notice to Tenant) be deemed to be a termination of this Lease. The rights and remedies given to Landlord in this Section 22.4 shall be additional and supplemental to all other rights or remedies which Landlord may have under laws in force when the default occurs.

               22.5 Landlord's Damages: Should Landlord terminate this Lease and Tenant's right to possession of the Premises pursuant to the provisions of Subsections 22.4.1 or 22.4.3 or the provisions of Section 20.1, Landlord may recover from Tenant as damages all of the following:

               22.5.1 Delinquent Rent: The worth at the time of award of any unpaid rental that had been earned at the time of such termination;

               22.5.2 Rent After Termination Until Judgment: The worth at the time of award of the amount by which the unpaid rental that would have been earned after termination until the time of award exceeds such rental loss Tenant proves could have been reasonably avoided;

               22.5.3 Rent After Judgment: The worth at the time of award of the amount by which the unpaid rental for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;


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               22.5.4 Other Compensation: Any other amount necessary to
compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any costs or expense incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorney fees therefor, (b) maintaining or preserving the Premises after such default, (c) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (d) leasing commissions, and (e) any other costs necessary or appropriate to relet the Premises; and

               22.5.5 Additional or Alternative Documents: At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time-to-time by the laws of the State of California; and

               22.5.6 Calculation of Damages: As used in Subsections 22.5.1 and 22.5.2, the "worth at the time of award" is computed by allowing [***]. As used in Subsection 22.5.3, the "worth at the time of award" is computed by discounting such amount at the discount rate of the [***]. All rental other than Minimum Annual Rental shall, for the purposes of calculating any amount due under the provisions of Subsection 22.5.3, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty
(60) month period, except that, if it becomes necessary to compute such rental before such a sixty (60) month period has occurred, then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

        22.6 Merchandise and Personal Property: Without limitation of Landlord's rights under Section 13.1, in the event of default by Tenant (i.e., after notice and expiration of any applicable cure period set forth in such Article
XXII) pursuant to which Tenant either vacates the Premises or is dispossessed of the Premises, all of Tenant's merchandise and Personal Property including the driving simulators and Tenant's other related fixtures and equipment) shall, at Landlord's option: (a) remain on the Premises and, Landlord, continuing during the length of said default, shall have the right to take the exclusive possession of same and to use the same free of rent or charge until all defaults have been cured if and only if (i) no secured party has a lien on such merchandise and Personal Property, and (ii) if required by NASCAR, Landlord has a license to use the "NASCAR" name and related intellectual property pursuant to a license agreement with NASCAR or such other licensor that has the rights to so license such intellectual property, and (iii) such license agreement (if any) and Landlord's use of the "NASCAR" name and related intellectual property does not conflict with any agreement between Tenant and NASCAR or such other licensor that has the rights to so license such intellectual property; provided, however, if Landlord takes possession of such merchandise and/or Personal Property, any and all revenues derived therefrom by Landlord shall be applied toward the mitigation of Tenant's default under this Lease; (b) be removed by Landlord from the Premises and placed in storage at a public warehouse at the expense and risk of Tenant; or (c) be removed by Tenant upon demand by Landlord.

        22.7 Self-Help Cure Rights: If Tenant is in default (after notice and expiration of any applicable cure period) under any provisions of this Lease, Landlord may, but shall not be obligated to, take such action as Landlord in good faith determines to be appropriate to remedy or mitigate such default. Tenant shall pay, as Additional Rent, all reasonable out-of-pocket costs incurred by Landlord in following such course and in remedying or mitigating such default. The exercise of rights by Landlord shall not constitute a waiver of any default by Tenant or of any of Landlord's other rights or remedies.

        22.8 No Waiver: The waiver by either Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof, or of any other term, covenant or





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condition contained in this Lease. Landlord's subsequent acceptance of partial rental or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of Landlord's acceptance.

        22.9 Waiver of Notice: Notwithstanding anything to the contrary contained in this Article XXII, Tenant waives (to the fullest extent permitted under law) any written notice, other than such notice as this Article XXII specifically requires or as required by law for the service of process in legal proceedings, which any statute or law now or hereafter in force prescribes be given Tenant.

ARTICLE XXIII. DEFAULTS BY LANDLORD; REMEDIES

        If Landlord shall neglect or fail to perform or observe any of the terms, covenants, or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after notice from Tenant of default or, when more than thirty (30) days shall be required to cure the default, if Landlord shall fail to commence such cure within said thirty (30) day period or thereafter fail to proceed diligently to cure such default, then Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach.

ARTICLE XXIV. EMINENT DOMAIN

        The word "taking" (and its variants, such as "taken") as used in this Article shall mean any appropriation, condemnation or taking under the power of eminent domain by any public or quasi-public authority or any other entity having the right to exercise such power and includes a voluntary sale or conveyance under imminent threat and in lieu of condemnation. If a taking occurs which involves real property and/or improvements constituting the Project having a fair market value of at least thirty-three and one-third percent (33 1/3%) of the fair market value of the entire Project, whether or not the Premises thereof are also taken, Landlord or Tenant shall have the right to terminate this Lease on forty-five (45) days' written notice to the other party. If more than twenty-five percent (25%) of the Floor Area of the Premises is taken, Tenant shall have the right to terminate the Lease upon forty-five (45) days' written notice to Landlord. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. If this Lease is not terminated following a taking, then Tenant shall continue to occupy that portion of the Premises which shall not have been appropriated or taken and the parties shall proceed as follows: (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord shall restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and (b) the Minimum Annual Rental shall be reduced on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain. If this Lease is terminated or modified as hereinabove provided, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises. The rental and other charges for the last month of Tenant's occupancy shall be prorated, and Landlord shall refund to Tenant any rental or other charges paid in advance. Tenant's right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expense and/or interest in other than the real property taken shall not be affected in any manner by the provisions of this Article, provided Tenant's award does not reduce or affect Landlord's award.

ARTICLE XXV. SALE OR MORTGAGE BY LANDLORD

        From and after a sale or other conveyance of Landlord's interest in and to the Project, Landlord shall be released from all liability to Tenant and Tenant's successors and assigns arising from this Lease because of any act, occurrence or omission of Landlord occurring after such sale.

ARTICLE XXVI. SUBORDINATION/NONDISTURBANCE; ATTORNMENT; ESTOPPEL

        26.1 Subordination/Nondisturbance: Within twenty (20) days after the receipt of a request from Landlord, Tenant will subordinate its rights under this Lease to the rights or lien or security interest of any present or future mortgage, deed of trust on the Project (including all future advances made thereunder subsequent to the Effective Date of this Lease), lease of the entire Project in which Landlord is the lessee, or any reciprocal easement agreement, as such may now or in the future burden the Premises or any building hereafter placed upon the land of which the Premises are a part. Notwithstanding the foregoing Tenant shall not be required to subordinate to any future lease, security interest, mortgage, or deed of trust unless the secured party or lessor delivers a nondisturbance agreement in a recordable, commercially reasonable form as long as Tenant is not in default hereunder (after notice and expiration of any cure period), and subject to the terms of this Lease.

        26.2 Attornment: If landlord conveys in a sale all of its rights and duties in and to the Lease and/or the Premises and the realty underlying the Premises, or if an interest in Landlord or Landlord's equity of redemption or other interest in the Lease and the Premises under a mortgage, deed of trust, pledge or security agreement is foreclosed judicially or nonjudicially, upon the request of Landlord's lawful successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease and agrees to perform all of Landlord's obligations under the Lease.

        26.3 Estoppel Certificate: At any time and from time-to-time on not more than twenty (20) days' notice from Landlord, Tenant shall execute and deliver to Landlord a statement (the "Estoppel Certificate"), in a form reasonably acceptable to Landlord, ratifying this Lease and certifying as to the date that Tenant accepted and began occupancy of the Premises, the amount of Minimum Annual Rental then payable under this Lease and the period through which such Rental has been paid, the expiration date of the Lease, and such other matters as Landlord may reasonably request. Unless Tenant shall have notified Landlord within said twenty (20) day period of any qualifications Tenant may have to the statements in the Estoppel Certificate, anyone transacting with Landlord in a sale or mortgage of the Premises shall have the right to rely on the accuracy of such statements in the Estoppel Certificate or deemed made by Tenant pursuant to this Section.

ARTICLE XXVII. TITLE TO PREMISES

        Landlord represents and warrants that as of the Effective Date Landlord shall have good and marketable title to the Premises subject to (a) covenants, conditions, restrictions, easements and rights of record and (b) the effect of any zoning laws of the city, county and state where the Project is located and
(c) general and special Taxes not delinquent. Landlord covenants that Tenant will not be unreasonably interfered with as a result of any of the covenants, conditions, restrictions, easements and rights of record, provided Tenant is in full compliance with the provisions of this Lease.

ARTICLE XXVIII. QUIET ENJOYMENT

        Landlord agrees that Tenant, upon paying the rental and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant in accordance with Section 4.2, and until the end of the Lease Term, subject, however, to the other provisions of this Lease.

ARTICLE XXIX. NOTICES AND CONSENTS

        All notices, consents, approvals, requests, demands, releases, waivers, certifications, and other communications permitted or required to be given under, or referred to in, this Lease shall be in writing and shall be and deemed duly served or given (i) when actually delivered, if personally delivered or delivered by overnight or other courier or delivery service which confirms delivery in writing, or (ii) within five (5) business days after deposit in the U.S. Mail, if sent by certified mail, postage prepaid, return receipt requested. Such notices shall be addressed to all persons entitled to receive notice for such party pursuant to Section 1.17. Landlord and Tenant may, from time-to-time by notice to the other, designate another place for receipt of future notices.

ARTICLE XXX. MISCELLANEOUS

        30.1 Lease Rate: For purposes of this Lease, the term "Lease Rate" shall be deemed to mean [***] above the annualized rate of interest publicly announced from time-to-time by Bank of America National Trust and Savings Association in San Francisco, California (or such other bank as Landlord may from time-to-time specify), as its "reference rate" or its "prime rate" unless such rate exceeds the maximum lawful rate under usury or similar laws in the State of California in which case it shall be deemed to mean such maximum lawful rate.

        30.2 Financing Costs: Whenever in this Lease provision is made for Landlord to charge certain costs or expenses to Tenant which include financing costs, the amount of interest to be included in that calculation shall be two percent (2%) above the annual rate of yield available at the time of the particular transaction on a Treasury Note or bond of the United States of America maturing at approximately the end of the useful life or other relevant period selected by Landlord unless such rate exceeds the maximum lawful rate under usury or similar laws in the State of California in which case it shall be deemed to mean such maximum lawful rate.

        30.3 Waiver or Consent Limitation: No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by the party to be charged with the waiver. A waiver of any given breach or default shall not be a waiver of any other breach or default. Consent to or approval of any act by one party requiring the other party's consent or approval shall not be deemed to waive or render unnecessary such other party's consent to or approval of any subsequent similar act.

        30.4 Force Majeure: The occurrence of any of the following events shall constitute "Force Majeure" hereunder and excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues: lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Minimum Annual Rental and Additional Rent (except to the extent that the payment of Minimum Annual Rental and/or Additional Rent is abated pursuant to



*** Confidential treatment requested.

the terms or conditions of this Lease) or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event.

        30.5 Avoidance of Labor Disputes: In constructing or causing its contractor to construct, Alterations (as defined in Section 14.1) and Tenant's Work (as defined in Exhibit C) and throughout the Lease Term, Tenant shall conduct its activities in such a manner as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work, deliveries or any other services in the Project. If there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant's contractor, and
(c) filing appropriate unfair labor practice charges. Should Landlord incur or sustain any Claims (as defined in Section 17.1) in connection with any such labor dispute or potential labor dispute, the provisions of Section 17.1 shall apply regardless of whether Tenant has performed its duties under this Section 30.5.

        30.6 Landlord Calculations, Determinations and Requirements: Whenever this Lease contemplates that Landlord will make particular determinations, calculations, specifications, requirements, estimates or the like with respect to amounts payable by Tenant, Landlord shall make such determinations, etc., including the amount, allocation, proration and composition of charges and expenses, in a reasonable and equitable manner and acting in good faith.

        30.7 Failure to Give Consent: If Landlord or Tenant fails to give any consent or approval referred to in this Lease, the other party hereto shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for such failure to give consent or approval unless withholding maliciously or in bad faith.

        30.8 Reasonableness: Except as expressly provided in this Lease, whenever this Lease provides that consent or approval of either party is required, such consent or approval will not be unreasonably withheld or delayed. The parties acknowledge that there are recent California cases interpreting lease provisions and imposing covenants of good faith and fair dealing together with reasonableness standards in connection with lease consents. There are certain provisions of this Lease, however, in which either Landlord or Tenant may withhold its consent "in its sole discretion." These specific provisions, which may be viewed as allowing such party in such instance to deviate from a standard of reasonableness which is imposed on Landlord and Tenant in connection with other provisions of this Lease, have been lengthily negotiated and bargained for and represent a material part of the consideration to be received by each party. The parties, bearing in mind the rights, duties and obligations of the parties to honor the implied covenants of good faith and fair dealing, have specifically negotiated for and agreed that it is the intent of the parties that Landlord or Tenant, where expressly provided, may exercise their respective consent authority pursuant to a standard of sole discretion.

        30.9 Relationship of the Parties: Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

        30.10 Severability; Construction of Provisions: If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two

(2) constructions, one of which would render the Provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

        30.11 Warranty of Authority: If either Landlord or Tenant is a corporation, the person or persons executing this Lease on behalf of either Landlord or Tenant hereby covenant and warrant as of the Effective Date that:
(a) such corporation is a duly constituted corporation, qualified to do business in the State of California; (b) such corporation has paid all applicable franchise and corporate taxes; and (c) such corporation will file or pay when due all future forms, reports, fees and other documents necessary to comply with applicable laws.

        30.12 Entire Agreement; Construction: This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. Phrases such as "including" and "for example" shall in no circumstances be construed as phrases of limitation but shall be treated as merely providing examples of the more general language which more general language shall be broadly and fairly construed.

        30.13 Time of Essence: Time is of the essence in the performance of all covenants and conditions in this Lease for which time is a factor.

        30.14 Joint and Several Liability: If two (2) or more persons or corporations execute this Lease as Landlord or Tenant, then and in such event the words "Landlord" or "Tenant' as used in this Lease shall refer to all such persons or corporations, and the liability of such persons or corporation for compliance with the performance of all the terms, covenants and conditions of this Lease shall be joint and several.

        30.15 Successors and Assigns: The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements and, except as otherwise specified, that said provisions shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        30.16 Right to Lease: The Project is being designed and will be constructed as a dining, retail and entertainment complex. Notwithstanding the foregoing, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that there shall be any specified occupants or number of occupants of space in the Project after the Effective Date.

        30.17 Landlord's Right to Engage In Other Activities: Landlord may allow or cause additional structures and facilities to be constructed adjacent to the Project or in any part of Universal City, California, or elsewhere, including motion picture theaters, hotels, motels, retail shops, office buildings, restaurants and bars, including any business operations which might be competitive with that of Tenant's. Tenant expressly acknowledges Landlord's absolute right to own, operate, lease, franchise or otherwise be affiliated with the foregoing.

        30.18 Landlord's Access: Landlord and Landlord's agents shall have the right, upon prior notice to Tenant, to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants provided that Landlord shall attempt to minimize interference with Tenant's business. Landlord may at any time during the last one hundred twenty (120) days of the Lease Term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

        30.19 Attorneys' Fees: if, at any time after the Effective Date, either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs and disbursements incurred therein by the prevailing party, including any such fees, costs or disbursements incurred on any appeal from such action or proceedings.

        30.20 Brokers: Landlord and Tenant warrant that neither has had any dealings with any realtor, broker, or agent, in connection with the negotiation of this Lease, excepting the person or persons specified in Section 1.16 and agrees to indemnify, defend and hold the other harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or agent, other than those named above, with respect to this Lease or the negotiation of this Lease if it has had dealings or negotiations with the broker making the claim.

        30.21 Recordation: Tenant shall not record this Lease without prior consent from Landlord.

        30.22 Nonbinding: This Lease and the terms and conditions set forth herein shall be of no force and effect, and neither party shall be bound hereby, unless and until this Lease has been duly executed and delivered by Landlord and Tenant.

        30.23 Applicable Law/Jury Proceedings: This Lease shall be governed by and construed in accordance with the laws of the State of California. In the event of legal proceedings, Tenant and Landlord hereby knowingly, voluntarily and intentionally WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

"LANDLORD"                              "TENANT"

UNIVERSAL STUDIOS CITYWALK              SILICON ENTERTAINMENT, INC.
HOLLYWOOD

A Division of Universal Studios, Inc.

By: /s/ LARRY KURTZWEIL                 By: /s/ [ILLEGIBLE]
   -------------------------------         -------------------------------
    Larry Kurtzweil
    Senior Vice President               Title: V.P.

Date:    July 20, 1999                  Date:    7/14/99

EXHIBIT A-1
SITE PLAN OF PROPERTY
1 OF 4

                                  EXHIBIT A-1

                             SITE PLAN OF PROPERTY

                                     2 OF 4

                                  EXHIBIT A-1

                             SITE PLAN OF PROPERTY

                                     3 OF 4

                                  EXHIBIT A-1

                             SITE PLAN OF PROPERTY

                                     4 OF 4

                                                             EXHIBIT A-2

                                                            PARKING AREAS

                             EXHIBIT B-1

                             FLOOR PLAN OF TENANT PREMISES

                                   [GRAPHIC]

                        1     SIGN      Metal Face w/"Pop-through" Graphics
                                        Projected from Scrim similar design to
                                        our Irvine Spectrum Sign

                        2     SCRIM     Perforated Metal w/Faux Painted Race
                                        Track. Will provide shop dwgs. for final
                                        Approval.

                        3     RACERS    Authentic NASCAR Stock Cars

                        4     MARQUEE   Checkerboard Metal Fascia w/Crossed
                                        Flags mounted on existing ellipsoidal
                                        Sign frame

                        5     LIGHTING  Lit remotely from building across
                                        the courtyard

                        6     TRANSOM   Replace existing lightbox faces with
                                        "NASCAR" logos

                        7     DOORS     Clear Butt-glass Doors w/Crossed Flag
                                        Graphic

                        8     THEMING   (2) Free-standing lightboxes

                        9     VIDEO     (2) 50" Projection Monitors in Custom
                                        Cabinets Video presentations must be
                                        related to the Permitted Use.

                        10    ENTRY     Checkerboard tile in existing tile
                                        locations only.



                                   [GRAPHIC]

                                   [GRAPHIC]

                                  EXHIBIT B-3

              APPROVED PRELIMINARY DESIGN PLAN FOR INTERIOR LAYOUT



                                   [GRAPHIC]

                                    EXHIBIT C

            PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S PREMISES

1. LANDLORD'S WORK: Except as otherwise provided in this Exhibit C, Landlord, at its own cost and expense, will construct the following, ALL of which are herein collectively referred to as "Landlord's Work."

        A. Building of Which Premises Shall Form a Part: The building of which the Premises forms a part (herein referred to as the "Building") shall be constructed in accordance with the following criteria:

               1. Structure: The structural frame including columns, beams, joists, and such other non-combustible materials as may be specified by Landlord.

               2. Roof: The roof will be either a metal standing seam roof with an inverted roof membrane or a built-up roofing system, and will be insulated in accordance with applicable governmental requirements.

               3. Exterior Walls: The exterior walls will be of masonry, pre-fabricated panels, structural metal studs, exterior gypsum sheathing with cementitious-finished wall system or such other materials as may be specified by Landlord and will have an R value in conformance with applicable governmental requirements.

               4. Interior Walls: The exposed interior face of exterior facing walls will be exposed studs with exterior insulation only.

        B. Common Areas as set forth in Section 8.1 of the Lease:

        C. Heating, Air Conditioning and Ventilation: Equipment locations will be identified, via the Lease Outline Drawings, on the roof and/or mechanical wells for Tenants packaged heat pumps and, as appropriate, kitchen make-up air and exhaust units. Chase locations will be provided for running refrigerant pipes and controls through other tenant spaces. Locations for duct chases and/or exterior wall louvers for fresh air, return air and toilet exhaust for Tenant use will be identified on the Lease Outline Drawings.

        D. Work Within Tenant's Premises: Landlord's Work within the Premises shall be limited to the following:

               1. Demising Walls: The demising walls which separate the Premises from other tenant areas and Common Areas will extend from the finished floor to the underside of the structural beam or roof deck. Gypsum board will be supplied and installed by Tenant at Tenant's expense.

               2. Floors: For ground floor restaurant Premises which are not over structured slabs, Landlord will furnish a gravel bed at four inches (4") below the finished floor elevation selected by Landlord; tenants of such Premises shall not install a floor slab thicker than four inches (4") or change the floor elevation without Landlord's approval. For all other Premises, Landlord will provide a recessed concrete sub-slab with a brushed finish installed at an elevation identified on the Lease outline drawings.

               3. Service doors: The service door supplied by Landlord, if any, shall be provided at or about the location shown on the Lease Outline Drawings. While Landlord may elect to provide hardware for the service door, it is Tenant's responsibility to provide hardware and locking devices adequate for Tenant's service and security requirements. Repair and replacement of the service door are Tenant's responsibility.

               4. Ceilings: The ceilings will be exposed structure with exposed plumbing, conduit and other building services as required. Heights of exposed elements will be noted on the Lease Outline Drawings.

        E. Utility Services in the Premises:

               1. Electric Service: Landlord will provide conduit from the meter base in the Project's main electrical room to the Premises. Electric service will be made available for the Premises at a location designated by Landlord in the Project's main electrical room and will be 400 Amps, 277/480 volts, 3 phase, 4 wire, 60 cycle alternating current.

               2. Water Service: Landlord will provide a domestic cold water line with shutoff valve to a point in or adjacent to the Premises designated by Landlord. Such domestic cold water line shall have either a two (2) inch diameter if serving Premises to be used as a restaurant or a three-quarter (3/4) inch diameter for other Premises. Approximate location will be identified on the Lease Outline Drawings. Tenant shall install a water meter of a type and at a location approved by Landlord.

               3. Telephone Service: Landlord will arrange with the telephone utility company to provide service at the Project's main telephone room with a minimum two (2) inch conduit to the Premises. Approximate location will be identified on the Lease Outline Drawings.

               4. Gas service: If the Premises are to used as a restaurant, Landlord will provide an interior three-(3) inch natural gas branch, valved and capped at a location selected by Landlord. Approximate location will be identified on the Lease Outline Drawings.

               5. Sanitary Sewer Service: If the Premises are to used as a restaurant, Landlord will stub two plugged four (4) inch sanitary outlets (one for grease waste and one for regular waste) at locations selected by Landlord to which Tenant shall connect. Otherwise, Landlord will provide a four (4) inch sanitary line under slab in the Premises to which Tenant shall connect. Retail Tenant Spaces will have vent line installed as indicated on the Lease Outline Drawings.

               6. Sprinkler Service: A fire protection sprinkler system including feeds and/or cross mains and branch lines installed in a grid pattern designed to Factory Mutual standards for unoccupied space, will be located within the Premises at an elevation above the maximum ceiling height. The design of the system hydraulically shall provide coverage densities established by Factory Mutual. Their criteria for retail spaces is 0.15 density per 2,500 square feet of area and 0.10 density per 1,500 square feet for restaurant spaces. Modifications of the system to meet Tenant's design will be provided by Landlord at Tenant's expense or, at Landlord's option, by Tenant provided that Tenant uses a Landlord approved licensed sprinkler contractor. Tenant's sprinkler layout shall not exceed the base building design parameters.

        F. Openings: Any structural openings or penetrations in roofs, demising walls, exterior walls or floor slabs for any purpose will be furnished at Landlord's option by Landlord at Tenant's expense. Landlord reserves the right to refuse to permit the furnishing of any openings which exceed the capability of the structural system or which, in Landlord's opinion, would have an appearance detrimental to the Building.

II. TENANT'S WORK: All work set forth in this Section 11 and all other work not specifically designated as Landlord's Work by Section I which is necessary to complete the Premises in accordance with Tenant's Plans and for the Premises to be ready to open for business to the public shall be done by Tenant at Tenant's expense, and is herein collectively referred to as "Tenant's Work."

        A. Construction Type: All Tenant construction must be non-combustible. All finishes shall comply with applicable governmental requirements for both flame spread and smoke ratings. All concealed framing above ceiling or soffit shall be made of steel studs or other fireproof materials.

        B. Demising Partitions: All demising partitions between Tenant's space and adjacent space must be fully sheathed using 5/8" Type X gypsum board, taped and finished, from floor to structure above.

        C. Mezzanines: Landlord acknowledges that Tenant will be installing a mezzanine for its observation deck subject to Landlord's approval of Tenant's final plans. All mezzanines, if approved, must meet local building codes, be of fireproof construction, have complete sprinkler coverage, and be approved by Landlord's structural engineer with respect to design and attachment to the Building.

        D. Floors: The maximum live floor load shall be one hundred (100) pounds per square foot on the first floor. Above the first floor, the maximum live floor load shall be eighty (80) pounds per square foot plus twenty (20) pounds per square foot load for partitions.

               1. Sales Area: The floor slab shall be covered with floor finish materials approved by Landlord. All Tenant floor finishes must be installed to taper or match the elevation of the projects adjacent finished walkway surfaces. All tapers must be one quarter (1/4) inch per foot or less.

               2. Stock Room, Service or Other Non-Sales Areas: The concrete floor slab provided by Landlord must be sealed by Tenant with a sealant approved by Landlord. If the concrete floor slab is covered, floor finish materials must be approved by Landlord.

               3. Kitchens, Bars, Food Preparation Areas: Floors shall be thick-set quarry tile with minimum one quarter (1/4) inch to a foot slope to all required drains. A waterproof membrane shall be installed between the setting bed and structural slab, and shall run a minimum of six (6) inches up all walls, curbs, and other vertical surfaces. Membrane shall be Latacrete 9235 or equal. All floor penetrations shall be sleeved, grouted, and made waterproof in accordance with details shown in the Lease Outline Drawings. All floor drains and floor sinks shall have a minimum two (2) foot by two (2) foot lead flashing in accordance with details in the Lease Outline Drawings. Floor drains shall be required at each compartmentalized utensil sink, dishwashing machine, janitorial sink, and ice machine.

               4. Toilet Rooms: All toilet rooms must have a non-porous floor covering with a waterproofing membrane installed under the finished flooring and an integral six (6) inch high base sealed to the floor finish material. All non-porous floor covering shall be of commercial grade with a non-slip surface. Tenant shall provide a minimum of one (1) floor drain in each toilet room.

        E. Painting and Decorating: Exposed walls shall have a minimum two coat finish and all natural wood a minimum of one sealer coat. The, walls and ceilings of the toilet rooms shall have a two-coat, semi-gloss finish.

        F. Ceilings: All ceilings must be suspended from beams and/or floor decking. No ceiling may be suspended from roof decking. Any ceiling weighing over five (5) pounds per square foot must attach to primary structural members. All existing fireproofing or insulation must be protected and repaired if damaged. All ceiling attachment methods must be approved by Landlord's structural engineer. All ceiling tile shall meet the following specifications: a noise reduction coefficient of .60 to .70, minimum room to room attenuation factor of 40.0 decibels, a flame spread of 0 to 25, smoke development of 0 to 15 and full contribution of 0 to 25, tested in accordance with A.S.T.M.E. -84. If gypsum board or plaster ceilings are used, access panels must be installed by Tenant to allow Landlord access to all suspended Project equipment or systems above the ceiling. Access panels must be installed flush and finished to match adjacent surfaces. All above ceiling storage is prohibited.

        G. Store Fixture Supports: All Tenant improvements, other than ceiling and lighting fixtures, shall be floor mounted unless Landlord's approval is obtained to support improvements otherwise.

        H. Egress Door Hardware: Egress door hardware is all hardware other than that supplied as part of Landlord's Work. Secondary locks or latches are not allowable. Door closers are required.

        I. Mechanical, Electrical and Plumbing Work by Tenant: (in order to coordinate Tenant's Mechanical and Electrical Design, reference should be made to Section XII of this Exhibit C.)

               1. Mechanical Systems: Tenant shall design and install the air conditioning system for the Premises including the air conditioning units, fans, piping, duct work, any controls or circuitry, and any related elements required for the operation of said system. Tenant shall not install the rooftop air conditioning system and return/exhaust fans unless and until Landlord has approved the contractor proposed to install the equipment, the method of installation, the type of equipment and the location of equipment and routing of ducts and pipes outside of the Premises. The air conditioning system shall be in compliance with applicable governmental requirements, including building and energy codes. If Tenant's business is an odor-producing operation, the air conditioning system shall be designed and installed so as to prevent such odors from migrating to other areas within the Project.

               2. Electrical: All electrical facilities shall conform with applicable governmental requirements. Tenant shall extend the service conduit stub-in provided by Landlord to Tenant's main distribution service panel. Tenant shall install feeder wires through the conduit from the switch in Landlord's electrical room to Tenant's service panel and make all connections. Requirements greater than that provided by Landlord shall be made, if power is available, at Tenant's expense.

               3. Plumbing: Tenant shall install drain and soil lines to the point of entry provided by Landlord. Requirements greater than that provided by Landlord must be shown on Tenant's working drawings and will be made at Tenant's expense. Tenant shall install all plumbing fixtures and rough-in plumbing except as provided above in Section 1. Any increase in the size of the water service required by Tenant which necessitates a branch water line larger than as specified in Section I will be furnished by Landlord at Tenants expense.

               4. Sprinkler Service: Revisions to Landlord's system or additional sprinkler heads in excess of those provided by Landlord will be provided by Landlord at Tenant's expense. Landlord reserves the right to refuse to permit the installation of additional heads if such additional heads exceed the supplying capacity of Landlord's bulk mains.


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
               5. Costs: Tenant shall pay the costs of any meters or pressure-reducing valves or other devices as well as any connection fees or charges related to the provision of utility services to the Premises.

        J. Appurtenances: No appurtenances (including light fixtures, antennas, signs, etc.) will be affixed to the exterior walls of the Building without Landlord's approval.

        K. Fire Alarm System: Landlord shall provide, at Tenant's expense, extension of Landlord's fire alarm system throughout Tenant's premises in accordance with Tenant's approved plans, and Fire Department requirements.

        L. Exiting: If Tenant is required by applicable governmental requirements to have a second means of egress from its Premises, either to an adjacent corridor or public area, Tenant shall provide such egress at its own expense in a location and of a design specifically approved by Landlord.

        M. Miscellaneous: Tenant shall install the following:

               1. Internal communication, alarm, fire protection, or smoke detection systems in compliance with applicable governmental requirements;

               2. Storefronts, Tenant's sign(s), show window display platforms, window backs, interior finish in show windows, store fixtures, and furnishings;

               3. Double-studded walls and sound insulation of the walls, glazing, floors and ceilings, and such other sound insulation measures as required by Landlord in its sole and absolute discretion when, in the sole and absolute judgment of the Landlord, Tenant's business operations create sounds or noises which may disturb Landlord, other tenants, patrons of other tenants or the occupant of any space in the Project; and

               4. If the Premises are used as a restaurant, kitchen exhaust fans, make-up air fans, special door opening "air curtains" fan systems and other provisions required by applicable government requirements for restaurants.

III. TENANT'S PLANS:

        A. Landlord's Design Criteria: After the execution of the Lease, Landlord will deliver to Tenant one sepia and one print of a measured drawing of the Premises (the "Lease Outline Drawings") and such other plans, criteria drawings and information as Landlord deems necessary or appropriate (herein collectively referred to as the "Landlord's Design Criteria").

        B. Tenant's Preliminary Plans: Within thirty (30) days after receipt by Tenant of Landlord's Design Criteria, Tenant shall submit for Landlord's approval the plans and other items set forth below ("Tenant's Preliminary Plans"), all in accordance with the criteria set forth in Landlord's Design Criteria and with conceptual presentations, if any, made by Tenant to Landlord prior to Lease execution. The submission must be complete in order for Landlord to evaluate the proposal fairly and to prevent continuation of work on an unacceptable design. Failure to provide adequate information may be cause for return of the submission with no review. Such submittal shall include the following:

               1. Three (3) sets of prints and one (1) sepia of (a) floor plans (at 1/4" scale) showing all partitions, doors, store fixtures, plumbing fixtures, electrical and telephone panels and transformer, and other construction; signage plan (at 1/4" scale) showing all signs, plus elevations


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
of sign elements at a scale appropriate to understand clearly the sign design and message; reflected ceiling plan (at 1/4" scale) showing all light fixtures, Plus a description and fixture cut for each lighting fixture correlated with the reflected ceiling plan; plans (at 1/2" scale) showing storefront elevations and sections through the storefront, including signage, graphics, and decorative fixtures; and plans and/or elevations with dimensions and preliminary details as necessary to locate and identify any penetrations of the floor, demising walls, and adjacent walls of the Premises and the roof structure above the Premises, all at a scale appropriate to show clearly the intended penetrations;

               2. Samples of storefront and interior materials and colors mounted on foam core or card stock not exceeding 30" by 42", with all materials clearly labeled and referenced on an attached room finish schedule;

               3. A one point perspective color rendering of Tenant's proposed storefront design, including signage and graphics; and

               4. Three (3) copies of Tenant's estimated cooling, heating and electrical load data, on forms provided by Landlord.

        C. Landlord's Review: Landlord will review Tenant's Preliminary Plans and, within fifteen (15) days of its receipt of such Plans, either return such Plans to Tenant marked approved or marked to show the corrections required or give Tenant notice of disapproval of Tenant's Preliminary Plans together with the reasons therefor. If Landlord gives Tenant notice of disapproval, Tenant shall have twenty (20) days from the date of such notice of disapproval to submit revised Tenant's Preliminary Plans subject to subsequent markups and/or disapprovals and corrections in the manner set forth above.

        D. Tenant's Working Drawings: Within ninety (90) days after the date of receipt by Tenant of the Lease Outline Drawings and Landlord's Design Criteria, regardless of whether Tenant's Preliminary Plans have been submitted, Tenant shall submit to Landlord six (6) sets of prints and one (1) sepia of fully detailed and dimensioned working drawings and specifications as set forth below ("Tenant's Working Drawings"). Upon receipt of Tenant's Working Drawings Landlord shall have the same rights of approval, markup and disapproval, and Tenant shall have the same obligations as to resubmissions, as are set forth with regard to Preliminary Plans. Tenant's Working Drawings shall include the following:

        1.      Key plan showing location of Tenant's Premises.

        2.      Floor plans.

        3.      Interior elevations.

        4. Reflected ceiling plan, including type of ceiling tile and rating requirements as listed in UL Building Material manual.

        5.      Longitudinal section through the storefront.

        6.      Plan, elevation and section of the storefront.

        7.      Details of storefront.

        8.      Details of special conditions.

        9.      Door schedule with jamb, head and sill details.


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
        10.     Finish material and color schedule.

        11.     Mechanical HVAC plans.

        12.     Plumbing plans.

        13. Fire protection system modifications to Landlord's standard grid layout.

        14.     Electrical power and lighting plans.

        15. Electrical details, fixtures, panel schedules, and riser diagram, including circuitry plans, panel schedules, riser diagrams, load calculations and all other calculations and forms required by applicable governmental requirements.

        16.     Mechanical details and equipment schedules.

        17.     Required Title 24 analysis and calculations.

        18. Store fixture plan showing catalog cut sheets of all trade fixtures and location of any heavyweight equipment such as safes, equipment cases, refrigeration equipment, etc.

        19.     Fixture drawings and specifications.

        20.     Technical specifications.

        21.     Samples of finish materials.

        22.     Kitchen exhaust drawings.

        23.     Kitchen equipment plans.

        24.     Signage details and specifications.

        25.     Waterproofing details and specifications.

        E. Tenant's Final Plans: After Landlord's approval of Tenant's Working Drawings, any subsequent changes, modifications or alterations requested by Tenant before completion of Tenant's Work shall be processed by Landlord, and Tenant shall pay any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with said processing, including any additional fees of Landlord's architects and engineers. Landlord shall have the right to demand that Tenant pay such costs and expenses in advance of Landlord's processing such a request. No such changes, modifications or alterations in Tenant's Working Drawings shall be made without prior consent of Landlord after written request therefor by Tenant. The total of all of Tenant's Preliminary Plans and Tenant's Working Drawings, as approved by Landlord, are collectively referred to herein as "Tenant's Plans."

        F. Preparation of Tenant's Plans: All of Tenant's Plans shall be prepared by architects or engineers licensed by the State of California and employed by Tenant at its expense. If possible, such architects or engineers shall have experience working with the building departments of the City of Los Angeles and/or the County of Los Angeles. Tenant shall not submit plans and specifications which have been prepared by contractors, subcontractors or


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
suppliers, as such plans will not be accepted by Landlord. It is the responsibility of Tenant's architect to verify all dimensions and field conditions.

        G. Landlord's Consents Interpreted: Any approval or consent by Landlord of any and all of Tenant's Plans, criteria or systems shall neither constitute an assumption of responsibility by Landlord for any aspect of such Tenant's Plans, criteria or systems including their accuracy or efficiency nor obligate Landlord in any manner with respect to Tenant's Work, and Tenant shall be solely responsible for any deficiency in design or construction of all portions of Tenant's Work for which Tenant is responsible. Landlord's approval shall not be deemed to certify that Tenant's Plans comply with applicable governmental requirements and shall not relieve Tenant of Tenant's responsibility to verify all job conditions including dimensions, locations, clearances and property lines, prior to Tenant's preparation of its plans as well as prior to starting construction.

IV. CONSTRUCTION PROCEDURES:

        A. General Regulations: All of Tenant's Work shall be done in accordance with Tenant's Plans, all applicable governmental requirements, the regulations of Landlord's fire underwriters and Landlord's Design Criteria. At any time and from time-to-time during the performance of Tenant's Work, Landlord or Landlord's contractor may enter upon the Premises and inspect the work being performed by Tenant and take such steps as they may deem necessary or desirable to assure the proper performance by Tenant of Tenant's Work and/or for the protection of the Building and/or areas adjacent to the Premises. Any entry by Landlord or Landlord's contractor shall be in a manner calculated not to interfere unreasonably with the progress of Tenant's Work. In addition, Tenant's Work shall be performed in a thoroughly first class and workmanlike manner, shall incorporate only new materials, and shall be in good and usable condition at the date of completion.

        B. Building Permit: Landlord or its designated representative shall assist Tenant in obtaining a building permit for the construction of Tenant's Work by coordinating Tenant's submission of Tenant's Plans to the applicable governing agencies. The fact that Landlord shall assist Tenant shall not relieve Tenant of the responsibility for the processing of the building permit. If any such governing agency shall reject Tenant's Plans and thereby prevent the issuance of a building permit, Tenant shall, subject to Landlord's approval, immediately make all necessary corrections required by said agency. Upon said agency's approval of Tenant's plan check and permit application, Tenant or Tenant's contractor shall obtain the building permit from said agency. Tenant shall apply for and obtain all approvals and permits from the local health department, as required.

        C. Completion of Tenant's Work: Tenant shall complete Tenant's Work as quickly as possible. Delays in the completion of the Premises caused by Tenant's contractor shall not relieve Tenant of any obligation under this Lease. If the Premises have not been constructed substantially in accordance with Tenant's Plans in the judgment of Landlord's architect, then Tenant shall not be permitted to open the Premises for business until the Premises do so comply, and Tenant shall not be excused from the performance of any obligations under this Lease.

        D. Financial Requirements: Landlord may require Tenant, upon entering on the Premises to commence Tenant's Work, to give Landlord proof satisfactory to Landlord of Tenant's financial ability to comply with and fully pay for Tenant's Work in a timely manner.

        E. Insurance: In addition to and not in lieu of the other policies of insurance required by the Lease, at all times during the period commencing with the start of construction of Tenant's Work and terminating on the date of the acceptance by Landlord of Tenant's Work as being completed in accordance with the provisions in this Exhibit C (such period is herein referred to as

"Tenant's Construction Period"), Tenant, at its expense, shall maintain in effect with a responsible insurance company, a policy of Builder's "All Risk" Insurance in the standard California form. Said insurance shall cover the full replacement value of all work done or to be done and all fixtures and equipment installed or to be installed at the Premises by Tenant without co-insurance and without any deductible clauses.

        F. Fees and Charges: Tenant shall obtain and pay for all necessary permits and shall pay all plan check and other fees required by public authorities or utility companies with respect to Tenant's Work. Unless otherwise provided, Tenant shall pay Landlord, as Additional Rent, all fees and other charges and/or payments for which Tenant is obligated pursuant to this Exhibit C within thirty (30) days after demand therefor is made by Landlord.

        G. Temporary Utility Service: Temporary utility services, as well as Tenant's connection therefor during construction, including light and power, shall be obtained by Tenant at Tenant's expense from appropriate public utility companies or Landlord's utility service. Temporary heat, if any, is to be provided by the temporary electrical service.

        H. Cleanup: Tenant shall maintain the Premises and the adjacent Common Areas in a clean and orderly condition during construction. Tenant shall promptly deposit all unused construction materials, equipment, shopping containers, packaging, debris, and waste from the building site and deposit it in Landlord-provided receptacles. Tenant shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Premises. Trash storage for the Premises shall be confined to covered metal containers. Tenant shall reimburse Landlord for the removal from the Project by Landlord of trash and debris generated by Tenant or Tenant's contractors and subcontractors during Tenant's Construction Period.

        I. Violations: If Tenant is notified of any violations of applicable governmental requirements, either by appropriate governmental agencies or by Landlord, Tenant shall correct such violations as soon as reasonably possible. Should Tenant fail to correct such violations promptly, Landlord shall have the right to correct such violations at Landlord's actual cost plus a [***] administrative charge.

        J. Notice of Completion: Tenant shall obtain and record a Notice of Completion promptly following completion of Tenants Work.

V. TENANT'S USE OF A CONTRACTOR:

        A. Contractor Selection: Tenant may select any contractor for the construction of Tenant's Work provided such contractor is bondable, is licensed by and meets all insurance requirements established by appropriate governmental agencies and is approved by Landlord, which approval shall not be unreasonably withheld. To the end that there shall be no labor dispute which would interfere with the construction completion or operation of the Project or any part thereof including the Premises, Tenant shall engage the services of only such contractors or subcontractors as will work in harmony and without causing any labor dispute with each other and with contractors and subcontractors of working for Landlord or others in or upon the Project or any part thereof. Tenant shall enforce strict discipline and good order among the employees of Tenant's contractors.

        B. Plans: Tenant's contractor shall have one (1) set of Landlord and Building Department approved Plans at the job site at all times during Tenant's Construction Period and may not commence work until Tenant's Plans are on the Premises.

*** Confidential treatment requested.

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
        C. Insurance: At all times during Tenant's Construction Period, Tenant's contractor(s) shall maintain and pay for all premium costs for the following insurance coverages on the forms and in the amounts not less than hereinafter specified:

               1. Statutory workers compensation including employers liability insurance with a limit of not less than [***]. Tenant's contractor shall waive and cause its workers compensation carrier to waive their respective rights of subrogation against Landlord, Universal Studios, Inc. and Universal Studios, Inc.'s affiliated companies.

               2. Comprehensive or commercial general liability insurance (and/or excess umbrella liability) written on an occurrence basis for bodily injury and property damage with coverage limits of not less than [***] combined single limit per occurrence in the aggregate. Said policy shall be written on the 1985 ISO occurrence form or broader, with no additional exclusions and must include (a) severability of interest, (b) primary, not contributing coverage, and (c) blanket contractual. Landlord, Universal Studios, Inc., and Universal Studios, Inc.'s affiliated companies must be indicated as additional insureds and a waiver of subrogation must be granted.

               3. Business auto liability and/or excess umbrella liability for all owned, hired or non-owned vehicles to be driven onto Landlord's private facilities, with a combined single limit of not less than one million dollars ($1,000,000). Landlord, Universal Studios, Inc., and Universal Studios, Inc.'s affiliated companies must be indicated as additional insureds.

               4. All risk property insurance covering all of such contractor's property to be brought onto Landlord's private property, including a waiver of subrogation in favor of Landlord, Universal Studios, Inc., and Universal Studios, Inc.'s affiliated companies.

               All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of California and satisfactory to Landlord. When any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by such contractor in like manner and to like extent. All policies must contain a provision that the company writing said policy will give to Landlord thirty (30) days' written notice in advance of any cancellation, lapse, reduction in the amount of coverage or other adverse change respecting such insurance. The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Landlord, and failure to deliver said insurance certificate or Landlord's failure to request delivery shall in no way be construed as a waiver of such contractor's obligation to provide the insurance coverage specified.

               Tenant's contractor shall require all of its subcontractors to maintain in effect Workers' Compensation Insurance as required by the laws of the State of California and comprehensive general liability insurance with such limits of liability and coverage endorsements that will cover the scope of their respective work activities consistent with the reasonable and prudent practice of similar subcontractors doing similar work in Los Angeles County.

        D. Contract with Contractor: Tenant shall provide Landlord with a copy of the contract with its contractor prior to commencement of Tenant's Work. Tenant shall incorporate into such contract the following items as "Special Conditions":

        1. Schedule: Prior to commencement of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule in "bar graph" form indicating the completion dates of all phases of Tenant's Work.

        2. Interference with Others: Tenant's contractor shall diligently perform Tenant's Work in a manner and at times which do not impede or delay Landlord in the completion

*** Confidential treatment requested.

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
of the Premises or any other portion of the Project. Tenant's contractor shall coordinate Tenant's Work with all work being performed or to be performed by Landlord and other occupants of the Project. Tenant's contractor and each of its subcontractors shall comply with all procedures and regulations prescribed by Landlord or its agents for integration of Tenant's Work with that to be performed in connection with the construction of the Project.

               3. Temporary Storage Areas: Tenant's contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord may specifically permit. Should Tenant be assigned space outside of the Premises, Tenant shall move to such other space as Landlord shall reasonably direct from time-to-time to avoid interference or other delays with other work. All trash, construction debris and surplus construction materials shall be promptly removed and placed in Landlord-provided receptacles. if any such contractor and/or subcontractor shall use any space in the Project for any or all of its aforesaid enumerated purposes or any other similar purpose without obtaining Landlord's approval, Landlord shall have the right to terminate such use and remove all of such contractor's or subcontractor's material, equipment and other property from such space, without Landlord being liable to Tenant and/or to such contractor or subcontractor, and the cost of such termination and/or removal shall be paid by Tenant to Landlord.

               4. Protection of Work: Tenant's contractor and subcontractors shall maintain continuous protection of adjacent property and improvements against damage by reason of the performance of Tenant's Work. Tenant's contractor shall be responsible for the repair, replacement or clean-up of any damage caused by Tenant's contractor to any other contractor's work in any area of the Project.

               5. Labor Disputes: Any and all work performed by Tenant's contractor shall be performed in a manner so as to avoid any labor dispute which results in a stoppage or impairment or work, deliveries or any other service in the Project.

               6. Penetrations of Roof, Floor and Walls: Tenant's contractor shall not make any structural penetration or opening in any roof, floor slab, demising wall or exterior wall of the Project. All such penetrations, at Landlord's option, shall be done by Landlord at Tenant's expense.

               7. Weekend Work: No work shall be done by Tenant's contractor on weekends or other than normal job hours without Landlord's prior approval. Tenant shall pay all costs associated therewith. Notwithstanding the foregoing, Landlord hereby pre-approves weekend work provided that the work is confined to the interior of the Premises.

               8. Safety: Tenant's contractor shall comply with all applicable governmental requirements (including OSHA) governing the performance of Tenant's Work, including all applicable safety regulations established by Landlord and Landlord's general contractor for the Project.

               9. Signs: Tenant's contractor or subcontractors shall not post signs on any part of the Project or the Premises.

               10. Intentionally Deleted.

               11. Guarantees: Each contractor and subcontractor participating in Tenant's Work, prior to the commencement of that portion of such work for which such contractor or subcontractor is responsible, shall guarantee or warrant in writing, in the manner hereinafter set forth, that such portion will be free from any defects in workmanship and materials for the period of time of not less than one year after the Premises first opens for business to the public. All such


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
guarantees and/or warranties (collectively referred to as "guarantees") shall be contained in the contracts and subcontracts for the performance of Tenant's Work, shall include the obligation to repair and replace in a first-class and workmanlike manner, and without any additional charge, all of Tenant's Work done or furnished by the contractor or subcontractor, his employees, or agents which shall be or become defective within such one (1) year period and shall be written so as to insure to the benefit of Landlord and Tenant as their respective interests may appear and so as to be directly enforceable by either Landlord or Tenant. All such guarantees shall also include the agreement by the contractor or subcontractor to pay for all expenses and damages incidental to the removal, replacement or repair of any other part of Tenant's Work which may be damaged or disturbed thereby.

VI. REMEDIES:

        If Tenant fails or omits to make timely submission or resubmissions to Landlord of Tenant's Preliminary Plans or Tenant's Working Drawings or electrical load data or fails to or delays in submitting or supplying information or in giving authorizations or in performing or completing Tenant's Work or in any manner delays or interferes with the performance of Landlord's Work, Landlord, in addition to any other right or remedy it may have under this Lease, at law or in equity, may require Tenant to pay to Landlord, as Additional Rent hereunder, the cost to Landlord of completing the Premises in accordance with, the terms of this Lease over and above what would have been such cost had there been no such failure, omission or delay.

VII. DESIGN INTENT AND DESCRIPTIVE INFORMATION:

        The Project is located in Universal City, California, adjoining the Universal Studios Tour, the Universal Amphitheater, and the Universal City Cinemas. The Project is an expansive carfree promenade connecting all of Universal City's attractions. Approximately 1,600 feet in length, the Project is the length of Westwood Village, from Wilshire Boulevard to the gates of UCLA, or Rodeo Drive in Beverly Hills. It is designed to include over 50 retail, restaurant, and entertainment outlets carefully selected for their interest value and quality of merchandise. Street entertainers and roaming push carts further enhance the festive and colorful atmosphere. Additionally, there are second and third level office spaces and some community service facilities including the East Valley Campus classrooms for the UCLA Extension program. The Project is serviced by more than 5,000 on-grade and structured parking spaces with easy freeway access.

        The Project is a one-of-a-kind, up-beat and active street, collecting distinctive shops, restaurants, offices, community classrooms and entertainment elements in an outdoor urban district. Rather than establishing finite goals or limitations on the design of facades, graphics, or lighting, Landlord encourages Tenant to create innovative, distinctive and original designs that reflect the eclectic architectural characteristics of Los Angeles, and that are supportive of the character of the Projects themed districts. The goal of Landlord's design criteria is to provide for a variety of design, not a consistency of appearance.

        The Project can be seen as three districts, each with a distinct character, and which may be described as follows:

               The WEST WALK district is similar to nearby areas known as "Sunset Plaza" and "Larchmont Village," an intimately scaled "people street" set against a textured backdrop of building styles indigenous to Los Angeles. It consists primarily of retail shops and specialty food merchants at the street level with second and third story office or retail space above. The west end of WEST WALK fronts on the existing Tour Plaza. The east end leads to the Central Courtyard.


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
        The FOUNTAIN COURT is an elegantly landscaped district fashioned as the street arboretum that Los Angeles has never had. With filtered light, exotic palms, densely planted wall arbors and water fountains, this garden plaza will serve as the crossroads of the Project. It will link EAST WALK and WEST WALK and serve as the main entrance from the nearby parking areas. On each of the two levels around the FOUNTAIN COURT are restaurants and entertainment venues, many of which have outdoor dining terraces.

        The CINEMA PLAZA district centers around the eighteen-screen Universal City Cinemas and the Hard Rock Cafe and will emulate the glitzy excitement and frenetic energy of "Sunset Boulevard" and/or "Times Square". With animated lighting systems and signage, the energy of CINEMA PLAZA is youthful and exciting. The retail shops, theaters, and food venues are to be designed around an entertainment theme and are encouraged to participate in the "Times Square" atmosphere.

        The design criteria for the Project's three distinctive districts should stimulate Tenant to expand its design development beyond the concept of traditional retail. Tenant's design should reflect the urban context of the highly designed "LA street" theme. Tenant is encouraged to take a fresh and innovative approach as to ways in which its Premises can be designed to fit the Project's special atmosphere. Tenants are also encouraged to consider how climatic conditions, pride of ownership, and the context of a city street determine the quality, type of materials and design features of traditional street retail shops. Tenant's overall design concept should coordinate its storefront design, interior design and the merchandising plan. Tenant should consider creative adaptations to its interior design and planning to create a store for the Project that is unique and to build a total store design concept around unique aspects of its business operation or product.

VIII. STOREFRONT CRITERIA:

        A. General: The storefront design is defined as the display windows, entrance ways, opaque panels, fascias, soffits, graphics, lighting, landscaping, adjoining finished surfaces, and any display fixtures directly associated with the storefront elements. Tenant is encouraged to design a highly creative and memorable storefront and to create icon images out of its storefront design. Each storefront design will be evaluated on an individual basis. Signage should be considered as a key ingredient in the development of the facade. The storefront should reinforce the idea of "streetness" as a total store design concept and convey a memorable image of an exterior urban facade that is supportive of the merchandising therein. The conceptual theme of each of the districts provides an appropriate point of departure for the design of all Tenant storefronts. Tenant is encouraged to have a large, visually open glass storefront, utilizing the entire storefront opening provided by Landlord, subject to Tenant's obligation to meet California Title 24 requirements and comply with applicable governmental requirements, including energy codes, with respect to the overall ratio of wall to glass area on Tenant's storefront. Generic "mail" designs or standard storefront design concepts which have been developed for typical shopping center locations are not appropriate for the Project and use of such designs is discouraged. National and regional chain stores with predetermined design concepts should adapt their standard design to complement the theme of the three districts of the Project.

        B. Location: Storefronts may be located at the lease line or recessed behind the lease line or a combination of both. If Tenants storefront is set back from the lease line, Tenant is responsible for finishing the adjoining exposed surfaces out to the lease line. Tenant may choose to match the existing materials and construction of adjoining surfaces or propose its own design solution. Tenant may propose to continue the finished exterior surface and other elements of the storefront design onto Landlord's adjoining building surfaces. That is, the exterior finishes of the storefront design, such as decorative tile, applied ornamentation, painted murals, lighting and signage/graphics may bleed over onto the adjoining wall surfaces in a creative way. Construction


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
of any adjoining surfaces outside of Tenant's lease space will be performed by Landlord's contractor at Tenant's expense. Landlord will review such proposals on an individual basis.

        C. Materials: Storefronts may be constructed of any materials that will fit the image and intent of the Project design criteria, provided that they are fully weatherproof, new and of high quality, appropriate for exterior applications, conform to applicable governmental requirements, and are approved by Landlord and its architect. Materials that will not be approved by Landlord include painted gypsum board or materials deemed by Landlord to be of low quality, non-durable and/or difficult to maintain.

        D. Awnings/Canopies: Awnings, where desired, may be of conventional design; however, creative shapes, sizes, materials, and designs are encouraged. If fabric awnings are used, Tenant must consider the retractability and flame retardant specifications of applicable governmental requirements. It is highly recommended that awnings utilize translucent fabrics and incorporate lighting for nighttime effects. Use of canopies and projecting metal framework is encouraged. Designs may be of various shapes, sizes and materials. No awning, canopy or projecting metal framework may hang below eight (8) feet above the finished floor surface.

        E. Flags/Banners: Flags and banners identifying Tenant can provide a colorful and festive supplement to the storefront design and image. Graphic messages on flags or banners should be limited to a generic logo or symbol of the product type of Tenant. Printed copy may be permitted on an individual basis. Flags and banners may not hang below eight (8) above the finished floor surface. Flag and banner material must be lightweight fabric and meet applicable governmental requirements for flame spread and smoke generation ratings.

        F. Construction: All storefront construction, including doors, projecting elements, awnings, canopies, signs and lighting elements shall be self-supporting and independent from Landlord's building structure whenever possible. Any loading of Landlord's structure is subject to Landlord's approval and shall conform to applicable governmental requirements.

        G. Security Devices: All security devices must be physically integrated into storefront construction. No free-standing pedestals containing sensor equipment will be allowed at entrances. No overhead or horizontal rolling security screens, inside or outside of the storefront will be permitted. Door key devices, controls and other operating components shall be mounted flush and integrated within the storefront design. All face plates for such components shall be finished to blend with the background into which they are installed. Burglar alarm tape, contact stickers, etc. are not permitted.

IX. SIGNAGE CRITERIA:

        A. General: Tenant signage represents one of the most critical elements of the Project. One horizontal and one blade sign or other graphic treatment is required per store elevation. See Lease outline drawings for additional criteria. All signs must be installed and operational before Tenant opens its Premises for business. Tenant is encouraged to incorporate signage as a key design element in the development of its store's retail image. It is strongly recommended that Tenant employ a competent graphic designer and use exceptional creativity in developing the signage concept for its storefront identity. Landlord will supply upon request a list of suggested designers. Landlord has not specified a uniform signband requirement so as to encourage creativity and individuality in the design of the storefronts. Signage may occur anywhere within the limits of the basic storefront and may run over onto the adjoining Landlord wall surfaces with Landlord's approval.

        B. Content: The advertising or informative content of Tenant's signs shall be limited to letters designating Tenant's trade name set forth in this Lease. The use of any brand name or


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
brand name logo will not be allowed on the sign unless it is specifically included in Tenant's "doing business as" (d.b.a.) designation. Crests, corporate shields or logos may be permitted at the discretion of Landlord. Tenant's sign shall not include specification of the merchandise offered for sale or of the services rendered. No advertising placards, banners, pennants, signs, devices, slogans, symbols or marks other than those specifically approved by Landlord shall be affixed upon the glass panes or supports of the store windows, doors, or upon the exterior of the storefront, or within three feet (3'-0") of the lease line, except that symbols or names reflecting accepted credit cards may be so displayed in a manner reasonably approved by Landlord. Signs may not display, on any portion, the name, stamps or decals of the sign manufacturer or installer. Tenant may install on its storefront, if required by the U.S. Post Office, the numbers only for the street address in an exact location stipulated by Landlord's architect. Size, type, color and style of numbers shall be as stipulated by Landlord's architect.

        C. Construction: All signage must be fully weatherproof and shall be constructed of premium quality, weather resistant materials. All illuminated signs shall be fabricated and installed in compliance with all applicable building and electrical codes and shall bear an Underwriters Laboratory (UL) label. No exposed raceways, crossovers or conduits will be permitted. All cabinets, conductors, transformers or other equipment related to lighting controls must be concealed from the public view or accessibility unless they are an integral part of the design. All exterior Tenant signage is to be controlled by a time clock. All permits for signs and their installation will be obtained by Tenant with a copy sent to Landlord's Tenant Coordinator prior to installation.

X. LIGHTING CRITERIA:

        Tenant is responsible for all lighting within its Premises. Tenant's lighting design must comply with Title 24 energy requirements. All display windows must have adequate lighting, employing dimmable, concealed light sources. Tenant should keep night time considerations in mind as it designs its storefront and interiors. Tenant is encouraged to put on a "show business" hat to convey a dramatic and exciting appearance to its Premises. Special lighting of merchandise and attention to lighting design details are encouraged. All fixtures within Tenants public areas shall be decorative. All fixtures shall be new and bear the Underwriters Laboratory (UL) label. Floor-mounted fixtures are prohibited unless specifically approved by Landlord in writing. All storefront plans and internal reflected ceiling plane shall indicate all illuminating devices. Specifications and catalog cut sheets shall be submitted for review and approval by Landlord for all lighting fixtures and elements.

        Emergency lighting and exit signs are required as per applicable governmental requirements. All emergency lighting shall be self-contained. Any battery packs for such lighting in sales areas shall be concealed.

        Landlord shall provide lighting for public areas of the Project. Tenant shall control the brightness of its lighting and avoid any direct glare from its Premises into the Common Areas. Excessively bright or flashing lights shall only be permitted with Landlord's approval.

        All of Tenant's storefront lighting and signage within three (3) feet of Tenant's front lease line, including Tenant's entry vestibule (if any) and display windows, shall be separately circuited for control by Tenant's time clock.

XI. INTERIOR CRITERIA:

        A. General: Development of the interior of Tenant's space should be an extension of Tenant's storefront image. Tenants are expected to continue the quality and design level established in the storefronts throughout the public areas of Tenant's Premises. All exposed


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
surfaces should be of exceptional quality. Elements of particular concern are show windows, display platforms, floors, ceilings, walls, doors, screens, ornamental work, glass and metal work. Landlord and its architect will carefully review all submissions to ensure Compliance with the criteria set forth in this
Section XI as well as elsewhere in this Lease and Exhibit C.

        B. Flooring: Tenant shall not use vinyl composition or sheet vinyl in the public areas of its Premises.

        C. Partitions: Landlord's demising walls are not designed to accommodate cantilevered or eccentric loads. If Tenant plans to use a demising wall for support of any elements of equipment or fixturing, Tenant shall reinforce the wall as needed. The design to reinforce the wall structure must be approved by Landlord prior to work commencing. Where demising walls occur on structural column lines, at structural braces, at structural expansion joints or at pipe chases, projections may occur.

        D. Ceilings/Acoustical Tile: Retail, restaurant and fast food/beverage Tenants are encouraged not to use acoustical tile ceilings in areas that are visible to the public. If acoustical tile is used, only concealed spline ceilings will be acceptable. Acoustical tile ceilings may be used in other areas, but two (2) foot by four (4) foot lay-in ceilings are not permissible. The use of acoustical tile shall be limited to horizontal ceiling surfaces only. Tenant may, at its option and upon approval of Landlord, expose the structure as long as all visible elements receive a painted finish. All exposed elements shall be fabricated in a neat and workman-like manner. It shall be Tenant's responsibility to adequately seal and finish all common building elements including utilities, ducts, conduit and shafts.

        E. Structural: Overhead loading to the structure above shall not exceed ten (10) pounds per square foot. Tenant's architect shall indicate on Tenant's Plans the precise location, size and weight of all elements that may exceed the per square foot weight limits and shall include references to column grid lines and structural supporting members. Any alterations, additions or reinforcements to Landlord's structure required to accommodate Tenant's loading of the structure that may exceed the allowable floor loads shall be designed by Landlord's structural engineer and performed by Landlord's contractor at Tenant's expense.

        F. Shelving: All stock shelving over eight (8) feet in height requires structural calculations prepared by an engineer licensed in the state of California. Shelving and its contents shall not interfere with sprinkler head water flow.

XII. MECHANICAL, ELECTRICAL AND PLUMBING CRITERIA:

        A. General Criteria:

               1. All plans, specifications and calculations for Tenant's mechanical, electrical and plumbing work shall be prepared under the supervision of a registered professional engineer holding a valid registration in the State of California in the applicable fields of engineering. Tenant's engineer shall refer to the Lease Outline Drawings and this Exhibit C for requirements governing the design and construction of Tenant's Premises.

               2. The design and appearance of all light fixtures and exposed ductwork and piping which are visible from the public areas are critical to the overall visual effect and are subject to detailed review and approval by Landlord. All piping and ductwork is to be installed as high as reasonably possible. All holes through structural members must be approved by Landlord's structural engineer prior to the start of any work.


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
               3. Noise and Vibration Control: All equipment installed by Tenant shall be provided with vibration isolators, sound traps, duct lining, acoustic housings, acoustical louvers and other noise and vibration control apparatus so as to limit intrusion into adjacent spaces. It is the intent of Landlord and Tenant that noise levels caused by Tenant in adjacent tenant spaces and exterior spaces be maintained below levels which are an annoyance and disruption to Landlord or adjacent tenants. With the above qualitative intent as the overriding goal, the Landlord may make quantitative compliance determinations as follows: Intrusive noise levels between Sam Goody and Tenant shall not exceed NC-35 and between NASCAR and the space above NASCAR shall not exceed NC-25 when measured in such adjacent tenant areas. Tenant equipment noise emitted to the exterior shall not exceed 65 DBA in any occupied exterior space. Tenant shall provide vibration isolation of ductwork, piping and equipment in accordance with practices described in the latest ASHRAE Fundamentals Handbook so that the numerical difference between flat and C-Scale measurements made in adjacent spaces does not exceed five decibels.

               4. Test for Noise and Vibration Control: At any time within the first six months after either initial occupancy or installation of any new equipment which produces noise and vibration, Landlord may request a test by an acoustical consultant of its choice to verify compliance with the above minimum acoustical requirements. If such test determines that Tenant is in compliance, Landlord will pay the costs of the testing. If such test determines that Tenant is not in compliance, Tenant will pay the costs of the initial testing, make whatever changes are required to bring the installation into compliance and pay the costs of all subsequent testing by an acoustical consultant approved by Landlord to verify compliance.

               5. Field conditions may vary from those shown on the Lease Outline Drawings. Tenant's design team is encouraged to visit the site and verify field conditions which may affect the design.

        B. HVAC Criteria:

               1. System Types: Ground Floor Tenants will use split HVAC systems consisting of fan coil units in Tenant's Premises fed by refrigerant lines from roof top compressor and condenser units. Make-up air and exhaust will be through louvered openings in the Building. Second and Third Floor Tenants throughout the Project will use rooftop packaged units ducted to each Tenant's Premises through rated shafts.

               2. Balancing: If any HVAC units, ductwork and/or diffusers or outlets are provided by Tenant, Tenant shall engage the services of a certified air balance contractor to adjust and completely balance Tenant's portion of the system to the design air and condenser water quantities, and Tenant shall provide to Landlord a copy of the certified balance report showing design and measured quantities, static pressures, fan motor RPM, motor current and exhaust quantities.

               3. Calculations: All of Tenant's design calculations shall be in accordance with the latest edition of the ASHRAE Fundamentals Handbook, all applicable governmental requirements and good engineering practice. All calculations shall be certified by a registered professional engineer and submitted to Landlord for approval. Heat loss from the spaces shall be calculated to maintain a minimum of 68oF DB when the temperature outdoors is 31oF DB with a 15 mph wind. Cooling load calculations shall be calculated to maintain a maximum temperature of 76oF DB with relative humidity not exceeding 55% when the outdoor conditions do not exceed 98oF DB or 67oF (coincidental) WB with a 7.5 mph wind. Cooling load calculations shall take into account all interior heat producing items.


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


               4. Data Forms: Tenant shall complete and submit for Landlord's approval on the forms annexed hereto the Heating and Cooling Calculation Schedule and the HVAC Equipment Schedule. Tenant's calculations shall include
(i) block peak cooling load; (ii) block peak heating load; (iii) instantaneous peak cooling load for each space served by a separate terminal unit; (iv) circulated CFM required for peak cooling load; (v) instantaneous heating load for each heated space; (vi) toilet room exhaust air calculation, including static pressure if applicable; (vii) calculation of static pressure required from Tenant's air-conditioning equipment; (viii) exhaust quantities and static pressure calculations for kitchen exhaust, if applicable; and (ix) make-up quantity and static pressure calculations for make-up air, if applicable.

               5. Ventilation: Tenant's air conditioning system shall provide outside air ventilation of a quantity equal to the greater of (i) 7.5 CFM per person for all areas or (ii) the quantity required by applicable governmental requirements. To help in containing food odors, ventilation air from the restaurant dining and waiting areas shall be transferred into the kitchen so as to constitute at least fifteen percent (15%) of the total quantity of the make-up air for the kitchen exhaust. Outside air for ventilation shall be available either from roof top intake or sidewall louvers, depending on the location of Tenant's Premises. Such intakes shall be provided by Tenant with Landlord's approval. No exhaust or vent will be located within ten (10) feet of any supply or air intake, or such distance as may be approved by Landlord. Tenant shall not install any mechanical equipment or any connecting duct work or pipe chases outside of the Premises without Landlord's approval.

               6. Ductwork: All ductwork shall be fabricated from galvanized sheet steel in accordance with the best recommended practices of the American Society of Heating, Refrigeration and Air Conditioning Engineers (ASHRAE) and in strict compliance with all the applicable standards of the Sheet Metal and Air Conditioning contractors National Association (SMACNA), latest editions. Branches from the main low velocity trunk ductwork shall be furnished with splitter dampers or similar balancing devices in general accordance with the latest standards of the Associated Air Balance Council. Access panels are required for these devices in ceilings. All supply and outside air ductwork shall be insulated with one (1) inch thick glass fiber insulation with foil vapor barrier, except those portions which are lined for acoustical purposes and supply air ductwork within air conditioned spaces (not return air plenums).

               7. Air Distribution Devices: Air distribution devices shall be grilles or ceiling diffusers installed as required to achieve draft-free air distribution in accordance with good engineering practice. Diffusers or grilles shall have lockable individual manual volume control devices.

               8. Fire Dampers: Tenant shall indicate the location of fire dampers on Tenant's Plans. Tenant shall provide for ready access to reset each fire damper. All fire dampers must carry evidence of UL approval.

               9. Piping Systems: All piping systems must be compatible with the type of materials used by Landlord. Condenser water piping shall be black steel schedule 40, ASTM A53 with threaded ends and malleable iron threaded fittings. Tenant may use Type L copper tubing as specified under "Plumbing Criteria" in this Exhibit C. Dielectric couplings shall be provided between dissimilar metals. Pipe supports and valves shall be as specified under "Plumbing Criteria" in this Exhibit C unless noted otherwise.

               10. Life Safety Interface: All spaces which require interconnection to the base building system by the local Fire Marshall shall have conduit and wire run, by Tenant, to Landlord's base building fire alarm CDT, located in accordance with the Lease Outline Drawings.

        C. Plumbing Criteria:


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
               1. Connections: Landlord shall provide sewer, vent and water connections for the installation of Tenant equipment at the locations specified on the Lease Outline Drawings.

               2. Water Pressure: Landlord's domestic cold water system is designed to provide the minimum pressure of 30 PSI at the ceiling. If Tenant requires additional water pressure, Tenant shall provide a local booster pump.

               3. Hot Water: If Tenant desires hot water service, Tenant shall furnish and install its own electric water heater, fully insulated and steel jacketed. Instantaneous recovery type water heaters are not permitted.

               4. Collars: If Tenant's Premises are located on floors above grade, Tenant shall provide flashing collars and/or flange collars on all floor drains and pipe sleeves to restore area waterproofing.

               5. Gas Piping: Gas piping shall be approved by Landlord.

               6. Materials: All piping systems must be compatible with the type of materials used by Landlord. Drainage and vent pipe and fittings for above grade use shall be service weight, hubless cast iron with rubber sealing sleeve and stainless steel coupling joints with stainless steel clamps and bolts as manufactured by Tyler Pipe or equivalent. Drainage and vent pipe and fittings for below grade use shall be service weight, bell and spigot cast iron with lead and oakum or gasketed joints. No PVC is permitted. Water piping above grade shall be Type L copper tubing, seamless drawn, hard temper with plain ends ASTM B88. Fittings shall be wrought or cast copper with socket ends for lead-free solder. Gas piping shall be black steel pipe schedule 40, ASTM A53 with threaded ends and malleable iron threaded fittings. Piping installed in return air plenums shall be welded joint.

               7. Valves: All valves for domestic water to be 125 PSI test all bronze wedge gate valves or line size quarter-turn installed in the proper orientation ball valves as manufactured by either NIBCO, Crane or Wafts. Valves for gas piping system shall be all bronze ball valves with threaded or welded ends as manufactured by Crane or equivalent. All valves shall be accessible for ease of operations.

               8. Piping support: Pipes supported from steel structure shall be supported from steel beams and joists with approved clamps and other structural attachments. In areas with concrete flat slabs and concrete on metal deck inserts, self-drilling anchors, or powder driven anchors will be allowed. No pipe hangers will be supported from the metal roof deck. Hangers shall not pierce piping insulation vapor barrier. Appearance and spacing of hangers exposed to public view are important aspects of the final visual environment. All steel hangers, rods, beam clamps, etc. exposed to public view shall be painted to match adjacent finishes and shall be as manufactured by F & M, Grinnell or Central Foundry. Specific details of support methods and location of hangers must be indicated on Tenant's Plans and are subject to Landlord's approval. All hangers must be evenly spaced and grouped as much as possible with supports for other trades to minimize visual clutter in the upper portions of all spaces exposed to public view. Support systems must be neat and workmanlike, and free of extra length of support rods below the supported member. Hardware and accessories must be selected with a smooth finished appearance for the completed support assembly. Hangers exposed to public view shall be of the clevis or trapeze type complete with bolts, rods and nuts. All pipe insulation in areas exposed to public view shall be installed in the most workmanlike manner and is subject to the approval of Landlord for appearance. Minimum hanger rod diameter shall not be less than, and the maximum spacing of supports for steel and copper horizontal piping shall not be greater than, the values in the latest issue of the ASHRAE Equipment Handbook. Cast iron pipe must be supported at least


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
every five feet and at every joint and fitting. Cast iron pipe branches must have hangers four foot on center maximum. Where required to meet minimum Spacing of hangers, Tenant's plumbing contractor is responsible for installing additional intermediate structural supports.

               9. Escutcheons: Tenant shall provide cast brass or chrome escutcheons with set screw, deep type, to cover sleeves or of a size to cover fitting projections. Tenant shall provide escutcheons for all exposed piping through walls, floors and exposed ceiling.

               10. Fire protection: Landlord will provide a wet pipe fire sprinkler system. All modifications, additions or relocations to fire protection systems shall be performed by Landlord sprinkler contractor at Tenant's expense. Any proposed changes to materials such as fire sprinkler heads shall be submitted by Tenant to Landlord for approval. Sprinkler head grid provided in Tenant spaces shall be as indicated on the Lease Outline Drawings.

               11. Condensate drainage: Tenant shall dispose of all condensate flow within Tenant's Premises. The installation of condensate drainage shall be through an indirect connection to the sanitary sewer system in accordance with all applicable governmental requirements.

               12. Traps: If the Premises are to be used as a restaurant, Tenant shall provide back flow prevention and grease traps for all food preparation areas having pot sinks or any grease-producing appliances that discharge into the waste system.

        D. Electrical Design Criteria:

               1. Maximum Demand: The maximum demand of Tenant's electrical system shall not exceed fifteen (15) watts per square foot without Landlord's approval. Any increase in service capability will be at Tenant's expense.

               2. Materials: Materials, products and equipment, including all components thereof shall be new and be identified by Underwriter's Laboratories as suitable for the purpose, and shall meet the specifications of the National Electrical Code ("NEC") and applicable governmental requirements. Materials, products and equipment, including all components thereof, shall be sized in conformity with the requirements of other recognized standards such as ASTM, IEEE, IPCEA, NFPA and NEMA, where the requirements of such standards are more stringent than those cited above. All conductors shall be soft-drawn annealed copper. Minimum size shall be #12 for power wiring and #14 for control wiring. Wire shall be 600 volt insulated, NEC type THW, or THHN/THWN. All wire shall be run in rigid conduit or EMT. No plastic conduit is permitted.

               3. Service: Electrical service provided for Tenant will be 277/480 volts, three phase, four wire, 60 cycle. Landlord will provide such service consisting of a fusible switch or circuit breaker located in the meter room. From the service point Landlord will provide a conduit sized to accommodate the maximum allowable Tenant load to a point within or adjacent to Tenant's Premises. Tenant will provide its own transformer for other voltages as required. Transformer installations shall conform to NEC and applicable governmental requirements with respect to location, mounting, grounding and over-current protection. Transformers shall be drytype, and shall not be hung from the structure without Landlord's approval. Tenant shall provide feeders, meter socket, and a disconnect switch for its Premises and shall provide all wiring and electrical equipment in its Premises.

               4. Panelboards: Tenant's distribution and lighting panelboards within its Premises shall be of the three phase, four wire distributed phasing type. Tenant's circuiting shall be arranged to present, as nearly as possible, an evenly balanced load on all phases.


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


Panelboards shall be circuit breaker type. All circuit breakers shall have interrupting capacity at least ten percent (10%) greater than the available fault current at the breaker location. Available fault current will be stated on Tenant's panelboard schedule.

               5. Installation: All electrical work shall be installed so as to be readily accessible for operating, servicing, maintaining and repairing. All conduit shall be concealed where possible. Exposed conduit shall be in straight lines parallel with, or at right angles to, column lines or beams and separated by at least three (3) inches from water lines whenever they run alongside or across such lines. Hangers shall be fastened to steel, concrete or masonry, but not to piping. Hangers and support systems are an integral part of the visual environment. All hangers and supports exposed to public view must be shown in detail on plans submitted to Landlord for approval of appearance. All hangers must be uniformly spaced and neatly installed with no excess material beyond what is required for the support function. Tenant shall select accessories and hardware with a smooth, neat finished appearance and paint all exposed conduit hangers to match the adjacent finishes.

               6. Grounding: Grounding shall consist of copper conductors in conduit with bolted or brazed connection to cold water line for the neutral. Grounding and bonding shall comply with NEC Article 250. All metallic raceways shall be grounded.

               7. Timers: Contractors for control of show window lighting and signs shall be Automatic Switch Company Bulletin 920 series, electrically operated and mechanically held, or equivalent. Time switches for control of show window lighting and signs shall be Sangamo Electric Company Type L-12 or equivalent.

               8. Motors: Manual motor starters with overload protection may be used for fractional horsepower motors. Single phase starters shall be Square D or equivalent. Threephase starters shall be provided with overload relay in each phase. Magnetic motor starters shall be used for integral horsepower motors. Combination starters, when used, shall contain fusible switches. Reduced voltage starters shall be used for all motors 100 HP and larger. All magnetic motor starters shall have a control transformer, HOA switch and red pilot light. Motors shall be designed to latest NEMA Standards. Motors rated 3/4 HP and larger shall be 460 volt, three phase. Motors rated less than 3/4 HP shall be 115 volt, single phase.

               9. Lights: Incandescent fixtures shall be as required by Tenant. Fluorescent fixtures, where permitted, shall be either rapid start or slimline lamps with high power factor ballast individually fused. All ballasts for four
(4) foot fluorescent lamps shall be the high efficiency type. Preheat and/or trigger start fixtures shall be used only in special applications requiring lamps less than four feet in length. All fixtures shall be selected so as not to produce, in Landlord's opinion, objectionable glare. Tenants engineer should also refer to the Lighting Criteria and Signage Criteria sections of this Exhibit C for additional requirements regarding light fixtures and signage lighting.

               10. Water Heaters: Water heaters in Tenant's Premises that are rated less than 5000 watts may be 120 volts single phase or 208 volts single phase or 227 volts single phase. Those larger than 7000 watts shall be 480 volt three phase. Instantaneous type water heaters will not be permitted.

               11. NEC/Data Forms: Tenant shall perform all electrical work in accordance with NEC and all applicable governmental requirements and in accordance with good engineering practice. All calculations shall conform to the appropriate articles in NEC. Calculation shall include all branch circuits and feeder (service) tabulation. Tenant shall complete and submit for Landlord's approval the forms annexed hereto with respect to Tenant's Service Requirements, Tenant Electrical Data and the Panelboard Schedule. Tenant's estimated maximum demand load


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
shall be based on the summation of (i) 100% of the air conditioning and ventilation load (the greater load of cooling or heating); plus (ii) the percentage of the connected load for kitchen equipment, including refrigerators, freezers. etc., in accordance with Article 220-20 of the NEC; plus (iii) 100% of the connected load for electric water heaters; plus (iv) 100% of connected lighting load (based on lamp wattage for incandescent lamps and watts input to the ballast for fluorescent lamps); plus (v) 65% of the connected load of all appliances not mentioned above; plus illuminated signs (based on the equipment connected load set forth on the equipment nameplate); plus receptacles (based on NEC specification).

        E. KITCHEN EXHAUST SYSTEMS: (Applicable if Tenant's Premises are used for restaurant purposes.)

               1. General: Tenant shall furnish, install and maintain its own individual kitchen exhaust and make-up air systems. Make-up air fans and equipment and kitchen exhaust fans shall be located in equipment areas designated by Landlord. Kitchen exhaust ducts shall discharge vertically through the roof. Tenant-provided kitchen hoods will be designed to operate with 85% direct connected outside air supply from their tempered make-up air system. Tenant is responsible for providing whatever tempering is required for make-up air. The balance of the kitchen exhaust shall be drawn from the conditioned space, in conformance with all applicable codes. Kitchen hoods shall bear evidence of both UL and FM approval. Kitchen hoods must incorporate a UL listed fire damper. Make-up air and exhaust systems shall have wiring interconnected so that one (1) switch operates both units.

               2. Fire Protection: Tenant shall furnish, install and maintain in proper working order a UL-listed fire extinguishing system to protect all kitchen hoods above cooking areas. Fire extinguishing system must be approved by Landlord, and meet the requirements of NFPA 96, applicable governmental requirements, Landlord's insurance carrier and Factory Mutual data sheets 4-10 and 2-8N. Sprinkler heads will be installed by Landlord at Tenant expense in the horizontal kitchen exhaust ductwork at the midpoint of each offset not more than ten (10) foot on center and at the top of all vertical kitchen exhaust ductwork. Sprinkler heads must be located on both sides of a fire damper. Tenant shall provide a 1/2 inch pipe coupling welded into the side wall of the duct at each sprinkler head location, as well as the access doors described below.

               3. Materials: Make-up air ductwork shall be fabricated from galvanized sheet metal in accordance with the standards of the Sheet Metal and Air Conditioning Contractors National Association of America, latest edition. Kitchen exhaust ductwork shall be constructed of galvanized steel of a thickness not less than sixteen (16) gauge. Tenant shall continuously weld all longitudinal joints and transverse joints or provide flanges with 2" x 2" x 18" galvanized structural rolled angles with high temperature gasket and sealer. Where applicable, ducts shall be enclosed as required by NFPA 96. Kitchen exhaust ducts shall be fully insulated with at least 1 1/2 inch of calcium silicate, or thermally equivalent thickness of other insulation specifically approved for kitchen exhaust duct insulation. Ductwork for dishwater exhaust shall be properly pitched to drain to the hood connection and constructed of rectangular low pressure stainless steel or aluminum material of a thickness not less than twenty (20) gauge. Ductwork joints shall be fully sealed to prevent leaking.

               4. Cleaning Systems: Cleanout doors shall be provided by Tenant 10' - 0" on centers on the side of the kitchen exhaust duct. Cleanout doors shall be located to provide access to each sprinkler head located inside the duct. Bottom edge of cleanout door shall be not less than two inches above the bottom of the duct. Every run shall have at least one cleanout door. Tenant shall provide a cleanout door and grease drain at the base of each vertical section of kitchen exhaust duct. Cleanout door and frame shall be fabricated of the same gage metal as the duct. Tenant shall provide 1/8 inch thick high temperature gasket, approved for use on kitchen exhaust ducts, between frame and duct and between door and frame. If Tenant uses water wash type hoods with direct connected water supply for cleaning, Tenant shall provide a full size waste water connection running to the kitchen drainage System.

                      EXHIBIT D "STATEMENT OF GROSS SALES"

Attn: JAMES CHAU                                             Tel# (818) 622-2924
                                                             Fax# (818) 622-0150

                            STATEMENT OF GROSS SALES
                        FOR VENUE: --------------------_
                        for the period ended: ----------

                                                    Month          Year-to-date
                                                    -----          ------------
SALES
      Merchandise                              --------------     --------------
      Services                                 --------------     --------------
      Vending                                  --------------     --------------
      Gift Certificates Sold                   --------------     --------------
      Other (Describe)                         --------------     --------------
      Other (describe)                         --------------     --------------
            TOTAL SALES                        =================================

LESS ADJUSTMENTS
      Voided Transactions                      --------------     --------------
      Returns & Refunds                        --------------     --------------
      Gift Certificates Redeemed               --------------     --------------
      Coupons                                  --------------     --------------
      Taxes included in sales above            --------------     --------------
      Other (Describe)                         --------------     --------------
      Other (Describe)                         --------------     --------------
            TOTAL ADJUSTMENTS                  --------------     --------------
                                               =================================

                                               =================================
GROSS SALES (AS DEFINED)
                                               =================================

      GROSS SALES BREAKPOINT
                                               ---------------------------------
EXCESS
                                               =================================
      PERCENTAGE RENT RATE                                  %                  %
                                               ---------------------------------
TOTAL PERCENTAGE RENTAL
                                               =================================
      Less Percentage Rental Previously Paid          N/A
                                               ---------------------------------
PERCENTAGE RENTAL DUE CHECK NO.         DATE
                               --------     --------------
--------------------------------------------------------------------------------
I certify that (i) the above amounts are true and correct, and (ii) this statement has been prepared in accordance with the provisions of the lease and is consistent with all prior statements.

---------------------------------------        ---------------------------
NAME & TITLE                                   DATE
--------------------------------------------------------------------------------

                                                                       EXHIBIT F

                         TENANT'S ESTOPPEL CERTIFICATE

Date:___________, 19__

Tenant's Address: ____________________
                  ____________________
                  ____________________

Gentlemen:

     The undersigned, as Tenant, has entered into that certain lease ("Lease"), dated __________, 199__, with Universal Studios CityWalk Hollywood, a division of Universal Studios, Inc., as Landlord, for the leasing of certain premises ("Premises") at Universal City commonly known as "CityWalk" the "Project"). Tenant understands that you have offered or committed to enter into a transaction with Landlord with respect to an interest in Landlord and/or the Lease and/or the Premises and/or the realty underlying the Premises and/or a portion of or interest in the realty or improvements in the Project owned or hereafter acquired by Landlord.

     You have requested this Certificate from Tenant as a condition precedent to consummation of one of the following transactions: sale, purchase, exchange, transfer, assignment, lease, conveyance, encumbrance, pledge, mortgage or hypothecation. Any party to any of the aforementioned transactions (a "Relying Party") may rely upon this Certificate.

     In accordance with the terms of the Lease, Tenant ratifies the Lease and certifies that:

1. The undersigned accepted and began occupancy of the Premises described in said Lease on ______________, 199__, and the Rent Commencement Date was _____________, 199__;

2. The undersigned is presently open and conducting business with the public in the Premises;

3. Minimum Annual Rental in the amount of $__________ is currently payable under the Lease, and such Minimum Annual Rental has been paid through the end of the current calendar month;

4. Said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement[s] dated ______________), and neither party thereto is in default thereunder;

5. The Lease (as modified by the agreements, if any, listed in Item 4 above) represents the entire agreement between the parties as to this leasing;

6.   The Lease Term expires on ______________, 199__;

7. All conditions under the Lease to be performed by Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder;

8. All required contributions by Landlord to Tenant on account of Tenant's improvements have been received;

9. On this date there are no existing defenses, offsets, counterclaims, or deductions against rental which the undersigned has against the enforcement of the Lease by Landlord; and

10. No rental has been paid more than one (1) month in advance and no security (other than a security deposit in the amount of $__________) has been deposited with Landlord.

     Statements made in this Certificate shall be deemed continually updated and may continue to be relied upon by any Relying Party until ______________, 199__ unless and until notice to the contrary is given by Tenant and received at the address to which rent is then being paid and also at the following address:

                        ________________________________

                        ________________________________

                        ________________________________

Very truly yours,

________________________________ (Tenant)
By:    _________________________
Title: _________________________

                                                                       EXHIBIT G
                                        TENANTS INITIAL MERCHANDISE & PRICE LIST
                                                                          1 OF 6

1999 MASTER MERCHANDISE LIST

--------------------------------------------------------------------------------
TEES                                                             Update 05/04/99
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
BL       * Full Throttle                $ 20.00
           Track Schedule               $ 20.00   MoA/Dallas Only
           Extreme Machine    x         $ 15.50
DE       * DE Crew                      $ 30.00
           DE Heavyweight               $ 38.00
           DE Racer                     $ 24.00
           Grandstand                   $ 22.00
           It's/Name                    $ 22.00
           Standing                     $ 22.00
           Hot Rod            x         $ 15.50
DE Jr.   * Checkered/Cir                $ 20.00
           Coast/Coast                  $ 20.00
           New Breed                    $ 20.00
           New Kid            x         $ 15.50
DJ       * DJ Heavyweight               $ 38.00
           Objects/Mirror               $ 20.00
           Sponsor                      $ 20.00
           In Motion          x         $ 15.50
JG       * Business/Good                $ 24.00
           Driving/Force                $ 30.00
           JG Crew                      $ 30.00
           JG Heavyweight               $ 38.00
           JG Racer                     $ 24.00
           Fighting Finish              $ 18.00
           No/Signs                     $ 22.00
           Race Tech                    $ 18.00
           Pepsi Crew                   $ 30.00
           Pepsi Power                  $ 22.00
           Star Wars D/F                $ 22.00
           Super Race                   $ 22.00
           Superteam                    $ 18.00
           Driving Force      x         $ 15.50
           Generation...      x         $ 15.50
           Star Wars D/F(y)   x         $ 16.50
           Superteam(y)       x         $ 16.50
MM       * Dominator                    $ 22.00
           Race Idol                    $ 18.00
RW       * Atti2ude                     $ 22.00
           RW Heavyweight               $ 38.00
           True Blue                    $ 20.00
           Taking/Limit       x         $ 15.50

                                                                       EXHIBIT G
                                      TENANTS INITIAL MERCHANDISE AND PRICE LIST
                                                                          2 OF 6

--------------------------------------------------------------------------------
TEES, cont.
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
TL       * Don't Mess                   $ 20.00
           Rocket Man         x         $ 15.50
TS       * Toughest                     $ 20.00
           Heavy Duty                   $ 24.00
BL & TL    Two/Texas                    $ 20.00
DE & Jr.   Two Faces          x         $ 28.00

--------------------------------------------------------------------------------
HATS
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
BL       * BL Thrasher                  $ 23.00
           Pit                          $ 22.00   MoA/Dallas Only
DE       * 3 Track                      $ 23.00
           GM/Plus                      $ 25.00
           The Drip                     $ 20.00
           Victory Lane                 $ 23.00
           Wrangler                     $ 20.00
           Be #3              x         $ 16.00
DE Jr.   * Flag                         $ 20.00
           Oval                         $ 18.00
           Busch Champ                  $ 23.00
DJ       * FQCS/FC                      $ 23.00
           Sponsor                      $ 18.00
           DJ Car             x         $ 16.00
JG       * Big Car                      $ 25.00
           Blk. Slouch                  $ 23.00
           Brush Stroke                 $ 24.00
           Pepsi Racing                 $ 23.00
           Pepsi Visor                  $ 23.00
           Star Wars                    $ 24.00
           Superman                     $ 23.00
           Be #24             x         $ 16.00
           Star Wars(y)       x         $ 16.50
           Superman(y)        x         $ 16.50
MM       * MM Domestic                  $ 20.00
RW       * Miller/Flame                 $ 24.00
           Twist/Open                   $ 18.00
           RW Car             x         $ 16.00
TL       * TL Thrasher                  $ 23.00
TS       * Sandwich                     $ 23.00
           Up Front           x         $ 20.00

--------------------------------------------------------------------------------
SPECIALTY
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
           Logo L/S Tee                 $ 16.50
DE       * DE Crew Jkt.                 $155.00

                                                                       EXHIBIT G
                                      TENANTS INITIAL MERCHANDISE AND PRICE LIST
                                                                          3 OF 6

           DE Yth Jkt.        x         $ 75.00

--------------------------------------------------------------------------------
SPECIALTY
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
           DE Top Groove                $ 38.00
           DE HW Jersey
DJ       * DJ Crew Jkt.                 $155.00
DJ         DJ Top Groove                $ 38.00
           DJ HW Jersey
JG       * JG Crew Jkt.                 $155.00
           JG Twill                     $120.00
           JG Yth Jkt.                  $ 75.00
           JG Top Groove                $ 38.00
           JG HW Jersey
MM         MM Twill                     $155.00
RW       * RW Crew Jkt.                 $120.00
           RW Twill Jkt.                $155.00
           RW Top Groove                $ 38.00
           RS HW Jersey

--------------------------------------------------------------------------------
SWEATS
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
DE       * Steel Hood
           Team Color Block
DJ       * Team Color Block
JG       * Steel Hood
           Team Color Block
MM       * Team Color Block
RW         Team Color Block

--------------------------------------------------------------------------------
DIE-CAST
--------------------------------------------------------------------------------

              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
BL       * 1:24 Interstate              $ 49.95
           1:64 Interstate              $  9.95
DE       * Bank 25th Ann.               $ 59.95
           Crystal 25th Ann.            $109.95
           Pedal 25th Ann.              $ 39.95
           1:24 25th Ann.               $ 59.95
           1:64 25th Ann.               $ 11.95
         * Bank GW Plus                 $ 49.95
           Crystal GW Plus              $ 89.95
           Pop Up GW Plus
           1:24 GW Plus                 $ 49.95
           1:64 GW Plus                 $  9.95
         * Bank Wrangler
           1:24 Wrangler
           1:64 Wrangler
DE Jr.   * Pedal AC Delco

                                        EXHIBIT G
                                        TENANTS INITIAL MERCHANDISE & PRICE LIST
                                        4 OF 6

           Pop Up AC Delco              $ 49.95
           1:24 AC Delco                $  9.95
           1:64 AC Delco                $ 49.95
DE, Jr.  * Bank Bud                     $ 89.95
           Crystal Bud
           Pedal Bud                    $ 49.95
           1:24 Bud                     $  9.95
           1:64 Bud                     $ 42.95
           Pump Bud
           Crystal Superman(Jr.)
           Pedal Superman(Jr.)
           1:24 Superman(Jr.)
           1:64 Superman(Jr.)
DJ       * Bank QC                      $ 49.95
           1:24 QC                      $ 49.95
           1:64 QC                      $  9.95
           1:24 Winston
           1:64 Winston
EI       * Bank Crispy
           1:24 Crispy
           1:64 Crispy
JG       * Crystal Baby Ruth            $ 89.95
         * 1:24 Carolina '91            $ 49.95
         * Bank Dupont                  $ 49.95
           Crystal Dupont               $ 89.95
           Pedal Dupont
           Pop Up Dupont
           1:24 Dupont                  $ 49.95
           1:64 Dupont                  $  9.95
           Pump Dupont                  $ 42.95
         * Bank Pepsi                   $ 49.95
           1:24 Pepsi                   $ 49.95
           1:64 Pepsi                   $  9.95
         * Bank Star Wars
           Helmet Star Wars
           Pedal Star Wars
           Pit Wagon Star Wars
           1:24 Star Wars
           1:64 Star Wars
         * Crystal Superman(JG)
           Pedal Superman(JG)
           1:24 Superman(JG)            $ 79.95
           1:64 Superman(JG)            $ 14.95
JM       * Bank Ky Derby                $ 49.95
           1:24 Ky Derby
           1:64 Ky Derby

                                        EXHIBIT G
                                        TENANTS INITIAL MERCHANDISE & PRICE LIST
                                        5 OF 6


         * 1:24 Mobil 1
           1:64 Mobil 1
KI       * 1:24 Texaco                  $ 49.95


--------------------------------------------------------------------------------
DI-CAST, cont.
--------------------------------------------------------------------------------
              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
RW       * 1:24 Texas '99               $ 62.95
           1:64 Texas '99               $ 11.95
SM       * 1:24 J Wayne
TL       * Bank Kellogg's               $ 49.95
           1:24 Kellogg's               $ 49.95
           1:64 Kellogg's               $  9.95
TS       * Bank Home Depot              $ 49.95
           1:24 Home Depot              $ 49.95
           1:64 Home Depot              $  9.95
--------------------------------------------------------------------------------
ACCESSORIES
--------------------------------------------------------------------------------
              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
           Acrylic Std.                 $ 25.00
           Acrylic Tilt                 $ 25.00
           Acrylic Dbl.                 $ 60.00
DE       * Hood                         $110.00
           Night Light                  $ 15.00
           Switch Plate                 $  6.50
DJ       * Hood                         $110.00
           Night Light                  $ 15.00
           Switch Plate                 $  6.50
JG       * Hood                         $110.00
           Night Light                  $ 15.00
           Switch Plate                 $  6.50
RW       * Hood                         $110.00
           Night Light                  $ 15.00
           Switch Plate                 $  6.50
--------------------------------------------------------------------------------
SOUVENIRS
--------------------------------------------------------------------------------
              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
         * 99 Track Map                 $  5.95
BL       * BL 1:87 Keychain             $  6.50
           BL Tattoo                    $  2.75
DE       * DE 1:87 Keychain             $  6.50
           DE Shot Glass                $  6.50
           DE Tattoo                    $  2.75
DJ       * DJ Tattoo                    $  2.75
JG       * JG 1:87 Keychain             $  6.50
           JG Shot Glass                $  6.75
         * JG Tattoo                    $  2.75
RW       * RW Shot Glass                $  6.75
           RW Tattoo                    $  2.75

                                        EXHIBIT G
                                        TENANTS INITIAL MERCHANDISE & PRICE LIST
                                        6 OF 6


TL         TL 1:87 Keychain             $  6.50
BL         BL Hood                      $  5.50
DE         DE Hood                      $  5.50
DJ         DJ Hood                      $  5.50
JG         JG Hood                      $  5.50

--------------------------------------------------------------------------------
SOUVENIRS
--------------------------------------------------------------------------------
              ITEM          YOUTH        RETAIL
--------------------------------------------------------------------------------
           Pepsi                        $  5.50
RW         RWHood                       $  5.50
TL         TL Hood                      $  5.50

                                                           EXHIBIT H
                                                           STAIRWAY MODIFICATION
                                                           1 OF 2








                                  [FLOOR PLAN]







                                                         SAM GOODY RENOVATION
                                                         STAIR MODIFICATION@SC79
                                                         EAST EXIT STAIR

                                                         FIRST LEVEL
                                                         6-24-99

                                                           EXHIBIT H
                                                           STAIRWAY MODIFICATION
                                                           2 OF 2








[FLOOR PLAN]







                                                         SAM GOODY RENOVATION
                                                         STAIR MODIFICATION@SC79
                                                         EAST EXIT STAIR

                                                         UPPER PORTION OF SPACE
                                                         6-24-99